Execution Version SECURITIES PURCHASE AGREEMENT by and among SILVERBACK LEGACY, LLC, and SILVERBACK BLOCKER, LLC, and as Sellers, and SILVERBACK EXPLORATION II, LLC, as Company, and RILEY EXPLORATION – PERMIAN, LLC, as Purchaser, Dated as of May 3, 2025

4925-1917-1374v.17 TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS .........................................................................................................7 Section 1.1 Certain Definitions .......................................................................................7 Section 1.2 Interpretation ..............................................................................................38 ARTICLE 2 PURCHASE AND SALE ......................................................................................39 Section 2.1 Purchase and Sale ......................................................................................39 Section 2.2 Purchase Price ............................................................................................39 Section 2.3 Deposit .......................................................................................................39 Section 2.4 Adjustments to the Unadjusted Purchase Price .........................................40 Section 2.5 Adjustment Procedures ..............................................................................42 Section 2.6 Closing Date Flow of Funds ......................................................................45 Section 2.7 Closing Payment and Post-Closing Adjustments ......................................45 Section 2.8 Tax Treatment; Allocation of Purchase Price ............................................47 Section 2.9 Withholding ...............................................................................................48 Section 2.10 Earnout Payment ........................................................................................48 ARTICLE 3 TITLE AND ENVIRONMENTAL MATTERS .................................................50 Section 3.1 Title and Environmental Matters ...............................................................50 Section 3.2 Defects; Adjustments .................................................................................51 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS ..........................58 Section 4.1 Organization, Existence and Qualification ................................................58 Section 4.2 Power .........................................................................................................59 Section 4.3 Authorization and Enforceability ...............................................................59 Section 4.4 No Conflicts ...............................................................................................59 Section 4.5 Litigation ....................................................................................................59 Section 4.6 Bankruptcy .................................................................................................59 Section 4.7 Ownership of Subject Securities ................................................................60 Section 4.8 Broker’s Fees .............................................................................................60 ARTICLE 5 REPRESENTATIONS AND WARRANTIES REGARDING COMPANY GROUP .......................................................................................................60 Section 5.1 Existence and Qualification .......................................................................60 Section 5.2 Power .........................................................................................................60 Section 5.3 Authorization and Enforceability ...............................................................60 Section 5.4 No Conflicts ...............................................................................................61 Section 5.5 Capitalization .............................................................................................61 Section 5.6 Financial Statements ..................................................................................62 Section 5.7 No Undisclosed Liabilities .........................................................................63 Section 5.8 Litigation ....................................................................................................63 Section 5.9 Bankruptcy .................................................................................................63 Section 5.10 Taxes ..........................................................................................................63 Section 5.11 Compliance with Laws ..............................................................................65

3 Section 5.12 Material Contracts ......................................................................................65 Section 5.13 Consents and Preferential Rights ...............................................................66 Section 5.14 Outstanding Capital Commitments ............................................................66 Section 5.15 Royalties; Suspense Funds .........................................................................66 Section 5.16 Imbalances .................................................................................................67 Section 5.17 Wells ..........................................................................................................67 Section 5.18 Credit Support ............................................................................................67 Section 5.19 Permits .......................................................................................................67 Section 5.20 Leases .........................................................................................................67 Section 5.21 Midstream System .....................................................................................67 Section 5.22 Environmental Matters...............................................................................68 Section 5.23 Casualty Loss and Condemnation ..............................................................69 Section 5.24 Insurance ....................................................................................................69 Section 5.25 Operatorship ...............................................................................................69 Section 5.26 Labor and Employee Benefits ....................................................................69 Section 5.27 Indebtedness ...............................................................................................71 Section 5.28 Bank Accounts; Officers; Powers of Attorney ..........................................71 Section 5.29 Books and Records ....................................................................................71 Section 5.30 Special Warranty ........................................................................................71 Section 5.31 No Other Business or Assets......................................................................72 Section 5.32 Affiliate Arrangements ..............................................................................72 Section 5.33 Absence of Certain Changes ......................................................................72 ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER ...................72 Section 6.1 Existence and Qualification .......................................................................72 Section 6.2 Power .........................................................................................................72 Section 6.3 Authorization and Enforceability ...............................................................72 Section 6.4 No Conflicts ...............................................................................................72 Section 6.5 Consents, Approvals or Waivers................................................................73 Section 6.6 Defense Production Act .............................................................................73 Section 6.7 Litigation ....................................................................................................73 Section 6.8 Bankruptcy .................................................................................................73 Section 6.9 Financing....................................................................................................73 Section 6.10 Investment Intent .......................................................................................73 Section 6.11 Independent Evaluation .............................................................................73 ARTICLE 7 DISCLAIMERS AND ACKNOWLEDGEMENTS ...........................................74 Section 7.1 General Disclaimers ...................................................................................74 Section 7.2 Environmental Disclaimers ........................................................................76 Section 7.3 Calculations, Reporting and Payments ......................................................77 Section 7.4 Changes in Prices; Well Events .................................................................77 Section 7.5 Limited Duties ...........................................................................................78 Section 7.6 Conspicuousness ........................................................................................78 ARTICLE 8 COVENANTS OF THE PARTIES ......................................................................78 Section 8.1 Access ........................................................................................................78 Section 8.2 Operation of Business of the Company Group ..........................................80

Section 8.3	Casualty and Condemnation	84
Section 8.4	Closing Efforts and Further Assurances	85
Section 8.5	Amendment of Disclosure Schedules	85
Section 8.6	Liability for Brokers' Fees	85
Section 8.7	Press Releases	86
Section 8.8	Expenses	86
Section 8.9	Records	86
Section 8.10	Financial Statement Cooperation	87
Section 8.11	Indemnification of Directors and Officers	89
Section 8.12	Company Hedges	90
Section 8.13	Confidentiality	91
ARTICLE 9 CONDITIONS TO CLOSING		**92**
Section 9.1	Conditions of Sellers to Closing	92
Section 9.2	Conditions of Purchaser to Closing	93
ARTICLE 10 CLOSING		**94**
Section 10.1	Time and Place of Closing	94
Section 10.2	Obligations of Sellers and Company at Closing	94
Section 10.3	Obligations of Purchaser at Closing	95
ARTICLE 11 TAX MATTERS		**96**
Section 11.1	Company Taxes	96
Section 11.2	Transfer Taxes and Recording Fees	97
Section 11.3	Tax Returns	97
Section 11.4	Cooperation	97
Section 11.5	Post-Closing Company Tax Matters	98
Section 11.6	Tax Refunds	98
Section 11.7	Company Tax Proceedings	98
Section 11.8	Flow-Through Income Tax Matters	99
ARTICLE 12 TERMINATION		**100**
Section 12.1	Termination	100
Section 12.2	Effect of Termination	101
ARTICLE 13 INDEMNIFICATION; LIMITATIONS		**102**
Section 13.1	Sellers' Indemnification Rights	102
Section 13.2	Purchaser's Indemnification Rights	103
Section 13.3	Survival; Limitations	103
Section 13.4	Exclusive Remedy and Certain Limitations	106
Section 13.5	Release.	107
Section 13.6	Indemnification Actions	109
Section 13.7	Express Negligence/Conspicuous Manner	111
Section 13.8	Holdback Amount	111
ARTICLE 14 MISCELLANEOUS		**113**
Section 14.1	Notices	113

4

5 Section 14.2 Governing Law ........................................................................................114 Section 14.3 Venue and Waiver of Jury Trial ...............................................................114 Section 14.4 Headings and Construction ......................................................................116 Section 14.5 Waivers ....................................................................................................116 Section 14.6 Severability ..............................................................................................116 Section 14.7 Assignment ..............................................................................................117 Section 14.8 Entire Agreement .....................................................................................117 Section 14.9 Amendment ..............................................................................................117 Section 14.10 Relationship of Sellers .............................................................................117 Section 14.11 No Third-Person Beneficiaries; Non-Recourse Persons ..........................117 Section 14.12 Limitation on Damages ............................................................................118 Section 14.13 Deceptive Trade Practices Act .................................................................119 Section 14.14 Time of the Essence; Calculation of Time ...............................................119 Section 14.15 Counterparts .............................................................................................119 Section 14.16 Sellers’ Representative.............................................................................119 Section 14.17 Certain Waivers .......................................................................................120 EXHIBITS: Exhibit A-1 Part A – Leases Part B – Fee Minerals Exhibit A-2 Wells Exhibit A-3 Midstream System Exhibit A-4 Rights of Way Exhibit A-5 Realty Interests Exhibit A-6 Equipment Exhibit B Form of Assignment of Subject Securities Exhibit C Form of Excluded Assets Assignment Exhibit D Form of Transition Services Agreement Exhibit E Form of Resignation and Release Exhibit F-1 Form of Sellers’ Closing Certificate Exhibit F-2 Form of Purchaser’s Closing Certificate Exhibit G Illustrative Non-Binding Effective Time Working Capital Example SCHEDULES: Schedule 1.1(b) Knowledge Part A Part B Schedule 1.1(c) Company Hedges Schedule 1.1(d) Working Capital Assets Schedule 1.1(e) Contract Service Provider Schedule 1.1(f) Certain Title Matters Schedule 1.2 Certain Excluded Assets

6 Schedule 2.8 Allocated Value Part A Wells Part B Future Locations Part C Realty Interests and Midstream System Schedule 4.4 Seller Conflicts Schedule 4.5 Litigation Schedule 5.4 Company Conflicts Schedule 5.5 Capitalization Schedule 5.6 Financial Statements Schedule 5.7 Undisclosed Liabilities Schedule 5.8 Litigation Schedule 5.10 Taxes Schedule 5.11 Compliance with Laws Schedule 5.12(a) Material Contracts Schedule 5.12(b) Certain Material Contract Matters Schedule 5.12(d) Incomplete Material Contracts Schedule 5.13 Consents and Preferential Rights Schedule 5.14 Outstanding Capital Commitments Schedule 5.15 Royalties; Suspense Funds Part A Part B Schedule 5.16 Imbalances Schedule 5.17 Wells Schedule 5.18 Credit Support Schedule 5.19 Permits Schedule 5.20 Leases Schedule 5.21 Midstream System Schedule 5.22 Environmental Matters Schedule 5.23 Casualty Loss and Condemnation Schedule 5.24 Insurance Schedule 5.26(a) Business Employees Schedule 5.26(f) Company Plans Schedule 5.27 Indebtedness Schedule 5.28 Bank Accounts Schedule 5.31 No Other Business or Assets Schedule 5.32 Affiliate Arrangements Schedule 5.33 Absence of Certain Changes Schedule 8.2 Interim Operations of Company

4925-1917-1374v.17 SECURITIES PURCHASE AGREEMENT This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of May 3, 2025 (the “Execution Date”), by and among Silverback Legacy, LLC, a Delaware limited liability company (“Legacy Seller”), Silverback Blocker, LLC, a Delaware limited liability company (“Intermediate Seller”, together with Legacy Seller, each a “Seller” and collectively, “Sellers”), Silverback Exploration II, LLC, a Delaware limited liability company (the “Company”), and Riley Exploration – Permian, LLC, a Delaware limited liability company (“Purchaser”). Each Seller, Company and Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties”. WHEREAS, Sellers collectively desire to sell, and Purchaser desires to purchase, one hundred percent (100%) of the issued and outstanding Securities of Company (the “Subject Securities”), with such Subject Securities as more fully described on Schedule 5.5. NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows: ARTICLE 1 DEFINITIONS Section 1.1 Certain Definitions. As used herein: “AAA” means the American Arbitration Association. “Accounting Principles” is defined in Section 2.5(a). “Accounting Referee” is defined in Section 2.7(b). “Adjusted Purchase Price” is defined in Section 2.2. “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise; provided, however, (a) except for any subsidiary of any Seller, no funds managed by EnCap Investments, L.P. or their respective Affiliates, nor any portfolio companies of any such funds (“EnCap Affiliated Party”), shall be deemed to be an Affiliate of any Seller, Company or member of the Company Group for any purpose of this Agreement, (b) each member of the Company Group shall be deemed to be an Affiliate of each Seller for all periods prior to the Closing, and (c) each member of the Company Group shall be deemed to be an Affiliate of Purchaser for all periods after the Closing. “Affiliate Arrangements” means (a) any and all Contracts between (i) any member of the Company Group, or that is otherwise binding on the Assets, on the one hand, and (ii) any Affiliated Party, on the other hand, (b) any arrangement whereby any Affiliated Party owns any interest in

8 any of the Assets, (c) any arrangement whereby any member of the Company Group is obligated to pay currently or in the future any amounts to any Affiliated Party or (d) any arrangement whereby any Affiliated Party is obligated to pay currently or in the future any amounts to any member of the Company Group; provided, however, for the avoidance of doubt, an oil and gas lease (including any of the Leases), pooling agreement, joint operating agreement, division order, production sharing agreement, assignment of overriding royalties, royalty interests, non- participating royalty interests, or other similar non-cost bearing interests, instrument constituting the Company Group’s chain of title to the Oil and Gas Properties or any Realty Interests and Rights of Way that are in the nature of a real property interest, or other substantially similar written agreement or written instrument, in each case, to the extent the same is on customary and arms’ length terms, but that otherwise falls within the scope of clauses (a), (b), (c), or (d) above shall not constitute an “Affiliate Arrangement” for purposes of this Agreement. “Affiliated Party” means any Seller, any Affiliate of Seller (which, for the avoidance of doubt, does not include (a) the Company Group or (b) any EnCap Affiliated Party other than any Contract Service Provider Affiliate) or any of their respective directors, managers, officers, or any members of their immediate families. “Agreement” is defined in the introductory paragraph hereof. “Allocated Value” means, (a) with respect to the applicable Subject Formation as to each Future Location and Well, the portion of the Unadjusted Purchase Price allocated on Schedule 2.8 as to each such Future Location and Well and (b) as to the other Assets, if any, listed on Schedule 2.8, the portion of the Unadjusted Purchase Price allocated to each such Asset on Schedule 2.8. “Allocation” is defined in Section 2.8. “Assets” means all of the Company Group’s individual or collective right, title, and interest in and to the following: (a) (i) all Hydrocarbon leases, overriding leasehold royalties, leasehold reversionary interests, leasehold net profit interests, leasehold production payments, and other royalty and other interests payable out of production of Hydrocarbons from or allocated to the Hydrocarbon leases (the “Leases”), including those described on Exhibit A-1, Part A, and (ii) all fee mineral interests (the “Fee Minerals”), including those described on Exhibit A-1, Part B, in each case, together with all pooled, communitized or unitized acreage attributable to or allocated to all or part of any Leases or Fee Minerals, together with any and all tenements, hereditaments and appurtenances arising out of or derived from any of the Leases or Fee Minerals; (b) any and all Hydrocarbon, CO2, water, injection, disposal or other wells located on, under or within the lands allocated to the Leases or Fee Minerals, including those described on Exhibit A-2 (the “Wells” and, together with the Leases and the Fee Minerals, the “Oil and Gas Properties”), in each case whether producing, non-producing, permanently or temporarily Plugged and Abandoned; (c) all (i) Hydrocarbons in, on, under, or that may be produced from or attributable to the Oil and Gas Properties, (ii) Hydrocarbon inventories including all oil, condensate, and scrubber

9 liquids, and ethane, propane, iso-butane, nor-butane, and gasoline inventories of Seller from the Oil and Gas Properties in storage or constituting linefill, and (iii) all Imbalances; (d) the Hydrocarbon and or water transportation system as described more fully on Exhibit A-3 (the “Midstream System”); (e) all easements, permits, licenses, servitudes, rights of way, surface leases and other rights to use the surface, including the properties described on Exhibit A-4 (the “Rights of Way”); (f) all fee surface interests or other surface rights described on Exhibit A-5 (the “Realty Interests”); (g) all tank batteries, pipelines, metering facilities, interconnections and other equipment, machinery, facilities, fixtures and other tangible personal property and improvements, flowlines, gathering lines, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, compression equipment, processing and separation facilities, salt water disposal facilities, structures, materials and Well equipment (both surface and subsurface), in each case to the extent physically located within the lands burdened by or allocated to the Leases or Fee Minerals and primarily used in connection with the ownership or operation of the Oil and Gas Properties, the Midstream System or the production, transportation or processing of Hydrocarbons produced from the Oil and Gas Properties, including the inventory and other equipment described on Exhibit A-6 (the “Equipment”); (h) all contracts, agreements and instruments and rights arising thereunder that are binding on, or relate to the ownership or operation of, the Oil and Gas Properties, Midstream System, Rights of Way, or Realty Interests, including operating agreements, unitization, pooling and communitization agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, exploration agreements, development agreements, surface use agreements, purchase and sale agreements, and other contracts in which Sellers acquired interests in any other Assets, gathering, processing, treating and transportation agreements and agreements for the sale and purchase of Hydrocarbons, core storage agreements, produced water disposal agreements, water supply agreements and other agreements, but only to the extent the same relate to the Oil and Gas Properties, the Rights of Way, Realty Interests, the permits, the Equipment, but excluding any contracts, agreements, and instruments included within the definition of “Excluded Assets” (subject to such exclusion, the “Contracts,” provided, however, without limiting the instruments included in the Assets, the defined term “Contracts” shall not include the Leases and other instruments constituting any member of the Company Group’s chain of title to the Oil and Gas Properties, Rights of Way or Realty Interests); (i) all franchises, licenses, environmental and other governmental permits, approvals, consents, certificates and other authorizations and rights granted by Third Parties that relate to, or arise from, the Assets not described in this subsection (i), or the ownership or operation thereof; (j) the Records; (k) all rights, claims and causes of action (including any audit rights) and any indemnity, bond, insurance or condemnation awards arising from acts, omissions or events or

10 damage to or destruction of property, unpaid awards, other rights against Third Parties and claims for adjustments and refunds; (l) all non-proprietary Seismic Data relating to the Oil and Gas Properties, to the extent transferable without payment of a fee or other penalty, and all data, core, and fluid samples; (m) all Hedges; and (n) all other assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, all of the Company Group’s Permits, bank accounts, receivables and Cash and Cash Equivalents, as well as all credits, rebates and refunds; provided, however, “Assets”, “Leases”, “Wells”, “Rights of Way”, “Realty Interests”, “Midstream Systems”, “Contracts”, and “Equipment” and “Oil and Gas Properties” shall not include any Excluded Assets. “Assignment” is defined in Section 10.2(b). “Balance Sheet Date” is defined in Section 5.6. “Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq. “Barrel” means forty-two (42) United States standard gallons of two hundred and thirty one (231) cubic inches per gallon at sixty degrees (60°) Fahrenheit. “BTU” means a British Thermal Unit, which is the amount of energy required to raise the temperature of one pound avoirdupois of water from fifty-nine degrees (59°) Fahrenheit to sixty degrees (60°) Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute. “Business” means the ownership and operation by the Company Group of the Assets and other activities conducted by the Company Group that are incidental thereto. “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas. “Business Employee” means each individual who is employed by the Company or its Subsidiary (if any). “Cash and Cash Equivalents” means (a) money, currency or a credit balance in a deposit account at a financial institution, net of checks outstanding as of the time of determination, (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (d) commercial paper issued by any bank or any bank holding company owning any bank, and (e) certificates of deposit or bankers’ acceptances issued by any commercial bank organized under the applicable Laws of the United States of America, in each case, only to the extent constituting cash equivalents in

11 accordance with GAAP; provided that, Cash and Cash Equivalents shall be calculated net of (x) restricted balances and any other amounts, that are not freely and immediately usable, distributable or transferable (including security deposits, bond guarantees, collateral reserve accounts and amounts held in escrow or held by the Company Group on behalf of Third Parties), and (y) outstanding outbound checks, drafts, draws, ACH debits and wire transfers. “Casualty Loss” is defined in Section 8.3. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. “Claim Notice” is defined in Section 13.6(b). “Closing” is defined in Section 10.1. “Closing Certificate” means the certificate delivered by Sellers and Company at the Closing pursuant to Section 10.2(d). “Closing Date” is defined in Section 10.1. “Closing Distribution” means a distribution to be made by the Company Group at or immediately prior to Closing to or for the benefit of Sellers in an amount equal to all or substantially all of the Cash and Cash Equivalents of the Company Group as of the close of business six (6) Business Days prior to the Closing Date, excluding any reserves reasonably determined by Sellers to be retained by the Company Group, which will include at least an amount of Cash and Cash Equivalents that is needed to satisfy obligations of the Company Group reasonably expected to be paid (to avoid incurring any additional interest, expense, penalty or other loss to the Company Group) prior to the Closing. “Closing Payment” means the amount of cash consideration payable by Purchaser to Sellers at the Closing, which, shall be an amount equal to the remainder of (a) the estimate of the Adjusted Purchase Price as determined pursuant to Section 2.7(a) minus (b) the Deposit, minus (c) if applicable, the Defect Escrow Amount. “Closing Payment Excess” is defined in Section 2.7(b). “Closing Payment Shortfall” is defined in Section 2.7(b). “Code” means the United States Internal Revenue Code of 1986. “Combined Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income Tax Returns and any similar group under foreign, state or local Law. “Company” is defined in the introductory paragraph hereof.

12 “Company Credit Agreement” means that certain Credit Agreement, dated as of January 12, 2023, by and among Silverback Exploration, as borrower, BOKF, NA DBA Bank of Texas, as administrative agent, issuing bank, lead arranger and bookrunner and the lenders party thereto, as amended from time to time. “Company Group” means the Company and each of its Subsidiaries. “Company Group Financial Statements” is defined in Section 8.10(a). “Company Hedges” means any Hedges that are binding upon or applicable to any Company Group member or their respective Assets (or for which any Company Group member has liability) at any time as of the Effective Time or from the Effective Time until immediately prior to Closing, including the Hedges described on Schedule 1.1(c). “Company Indemnified Parties” is defined in Section 8.11(a). “Company Releasing Group” is defined in Section 13.5(b). “Company Taxes” means any Taxes imposed on or with respect to any member of the Company Group or the Assets; provided, however, for the avoidance of doubt, that Company Taxes shall not include (i) Flow-Through Income Taxes, (ii) Transfer Taxes, (iii) the employer portion of any FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes, including Transaction-Related Employee Taxes, (iv) Taxes any member of the Company Group is required to pay on behalf of Third Party co-owners, (v) SALT Election Taxes, or (vi) Taxes imposed on or with respect to the Excluded Assets. “Confidentiality Agreement” means that certain Confidentiality and Non-Disclosure Agreement dated as of February 4, 2025, by and between Silverback Operating II, LLC and REPX, as amended from time to time. “Consent” means any consent, approval, authorizations, or permit of, or filing with, or notification to, any Governmental Authorities or any other Person which are required to be obtained, made, or complied with for or in connection with the sale, assignment and transfer of the Subject Securities and the other transactions contemplated hereunder. “Contracts” is defined in subsection (h) of the definition of “Assets”. “Contract Service Provider” means the Person set forth on Schedule 1.1(e). “COPAS” means the COPAS 2005 Accounting Procedure recommended by the Council of Petroleum Accountants Societies, as interpreted by the Council of Petroleum Accountants Societies of North America under MFI-51 2005 COPAS Accounting Procedure. “Credit Support” means any cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support. “Cure Deadline” means (a) with respect to Title Defects, the date that is ninety (90) days after the Closing Date, and (b) with respect to any Environmental Defects, the Closing Date.

13 “D&O Insurance” means a directors’ and officers’ insurance and indemnification policy. “Damages” means the amount of any actual loss, cost, costs of settlement, damage, expense, claim, award or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, the costs of investigation or monitoring of such matters, and the costs of enforcement of the indemnity. “Defect” means any Environmental Defect or Title Defect. “Defect Amount” is defined in Section 3.2(d). “Defect Deadline” is defined in Section 3.2(a). “Defect Deductible” means an amount equal to two and one-quarter percent (2.25%) of the Unadjusted Purchase Price. “Defect Escrow Amount” means an amount equal to the positive remainder, if any, of (a) the positive remainder, if any, (i) the aggregate Defect Amounts with respect to all alleged Defects (after giving effect to Section 3.2(d)(vi) and Section 3.2(f)(i) and the exclusion of any Assets pursuant to the terms hereof), asserted by Purchaser pursuant to one or more valid Defect Notices prior to the Defect Deadline, minus (ii) the Defect Deductible, minus (iii) the aggregate amount of all Defect Amounts with respect to any and all Defects and Defect Amounts with respect thereto that Sellers and Purchaser have agreed upon prior to Closing and/or that Sellers and Purchaser have agreed that Sellers have cured or Remediated prior to Closing, minus (iv) the aggregate amount of all Title Benefit Amounts with respect to any and all Title Benefits and Title Benefit Amounts with respect thereto that Sellers and Purchaser have agreed upon prior to Closing (provided that this clause (iv) shall only offset Defect Amounts attributable to Title Defects), minus (b) the aggregate Title Benefit Amounts with respect to all alleged Title Benefits asserted by Sellers pursuant to one or more valid Title Benefit Notices prior to the Defect Deadline that Sellers and Purchaser have not agreed upon prior to the Defect Deadline (provided, that this clause (b) shall only offset Defect Amounts attributable to Title Defects). “Defect Notice” is defined in Section 3.2(a). “Defect Referee” means the Title Referee or the Environmental Referee, as applicable. “Defensible Title” means the aggregate title of Company Group in and to the Assets, as of the Effective Time, the Defect Deadline and the Closing Date and subject to and except for Permitted Encumbrances, is (1) is deducible of record or, (2) if not deducible of record, title evidenced by pooling orders, communitization or unitization orders or other orders of Governmental Authorities, unrecorded instruments or elections made pursuant to joint operating agreements, pooling agreements, unitization agreements or other similar agreements, and: (a) as to the applicable Subject Formation, entitles Company Group to receive a Net Revenue Interest as to Hydrocarbons in the case of any Well, not less than the “Net Revenue

14 Interest” percentage shown for such Subject Formation as to such Well on Exhibit A-2 or Future Location on Part B of Schedule 2.8 throughout the productive life of such Well, except, in each case of this subsection (a), (A) any decreases in connection with those operations in which any Seller may elect after the Execution Date to be a non-consenting co-owner in accordance with the terms hereof, (B) any decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (C) any decreases resulting from the establishment or amendment, after the Execution Date, of pools or units in accordance with the terms hereof, (D) any decreases required to allow other Working Interest owners to make up or settle Imbalances, or (E) as otherwise stated in Exhibit A; (b) as to the applicable Subject Formation, obligates Company Group to bear a Working Interest in the case of any Well or Future Location, no greater than the “Working Interest” percentage shown for such Subject Formation as to such Well on Exhibit A-2 or Future Location on Part B of Schedule 2.8 throughout the productive life of such Well or Future Location, except to the extent (A) as otherwise stated in Exhibit A, (B) any increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable Law, or (C) increases that are accompanied by at least a proportionate increase in Company Group’s Net Revenue Interest in the Subject Formation; (c) with respect to Leases that are allocated to any Future Location that are not as of the Effective Time and the Closing Date held beyond their primary term by production or by continuous development, such Leases, to the extent allocated to any Future Location, do not have primary terms that expire sooner than the earlier of (i) twelve months after the Effective Time and (ii) the applicable primary term expiration date specified for such Leases in Exhibit A-1; (d) with respect to any Asset, is free and clear of Liens or any other encumbrance. “Deposit” is defined in Section 2.3(a). “Direct Claim” is defined in Section 13.6(g). “Disclosure Schedules” means the aggregate of all schedules that set forth exceptions, disclosures, or otherwise relate to or are referenced in any of the representations or warranties of each Seller or Company set forth in Article 4 or Article 5. “Dispute” is defined in Section 14.3(a). “Disrupted Day” is defined in Section 2.10(d). “DTPA” is defined in Section 14.13. “Earnout Period” means the period beginning on January 1, 2026, and ending December 31, 2027. “Earnout Calculation Quarter” means any fiscal quarter during the Earnout Period. “Effective Time” means 12:01 a.m. Central Time on January 1, 2025.

15 “Effective Time Working Capital” means the positive or negative amount of (a) the Working Capital Assets minus (b) the Working Capital Liabilities. A non-binding illustrative calculation of Effective Time Working Capital is set forth as Exhibit G. “Employer Entity” means Silverback Operating II, LLC. “EnCap Affiliated Party” is defined in subsection (a) of the definition of “Affiliate”. “Environmental Defect” means any condition or matter with respect to the Assets and/or Company Group’s ownership or operation of its Assets (including, but not limited to, any Release of Hazardous Substances) that (i) constitutes a violation of or, non-compliance with Environmental Laws as of the Closing Date, or (ii) presently requires as of the Closing Date (or if known or disclosed would presently require as of the Closing Date) Remediation under applicable Environmental Laws; provided, however, the following conditions, matters, Releases and Environmental Liabilities shall be excluded from and in no event constitute an “Environmental Defect”: (a) the presence or absence of NORM in compliance with Environmental Laws as of the Closing Date, (b) Plugging and Abandonment obligations or liabilities, except those Assets presently obligated by Environmental Laws before the Closing Date to be Plugged and Abandoned, (c) the flaring of natural gas or other gaseous Hydrocarbons in compliance with Environmental Laws, (d) the physical condition of any surface or subsurface production equipment (including water or oil tanks, separators or other ancillary equipment) except with respect to Equipment (i) that cause or have caused any Release as of the Closing Date where Remediation is presently required (or if known or disclosed, would be presently required) as of the Closing Date under Environmental Laws, or (ii) the use or condition of which is a violation of Environmental Law, or (e) those that have been cured or Remediated as of the Closing Date. “Environmental Laws” means the following: CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Endangered Species' Act, 16 U.S.C. § 1531 et seq, the Migratory Bird Treaty Act, 16 U.S.C. §§ 703 through 712; and the Occupational Safety and Health Act (to the extent related to exposure to Hazardous Substances), in each case as amended in effect as of the Execution Date, and all similar Laws in effect as of the Execution Date of any Governmental Authority having jurisdiction over the property in question addressing (i) pollution or pollution control; (ii) protection of natural resources, the environment or biological resources or human health and safety (to the extent related to exposure to Hazardous Substances); or (iii) the disposal or Release or threat of Release of Hazardous Substances. “Environmental Liabilities” means any and all Damages, Remediation obligations, liabilities, environmental response costs, costs to cure, cost to investigate or monitor, restoration costs, costs of Remediation or removal, settlements, fees (including reasonable attorneys’ fees and consultant fees), penalties, and fines arising out of or related to any violations or non-compliance with any Environmental Laws, including but not limited to any contribution obligation under CERCLA or any other Environmental Law or responsibilities or obligations incurred or imposed

16 pursuant to any claim or cause of action by a Governmental Authority or other Person, attributable to any Environmental Defects, any failure to comply with Environmental Laws, any Release of Hazardous Substances or any other environmental condition with respect to the Company Group. “Environmental Referee” is defined in Section 3.2(i). “Equipment” is defined in subsection (g) of the definition of “Assets”. “ERISA” means the Employee Retirement Income Security Act of 1974. “Escrow Agent” means Citizens Bank, N.A. “Escrow Account” means the escrow account established in accordance with the terms hereof and the Escrow Agreement. “Escrow Agreement” means that certain Escrow Agreement dated on or around the Execution Date among each Seller, Purchaser and the Escrow Agent, as such may be amended, supplemented or replaced from time to time. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. “Excluded Assets” means the following: (a) the assets and properties, if any, set forth on Schedule 1.2; (b) the Excluded Records; (c) any Assets excluded pursuant to Section 3.2(g)(ii); (d) any proceeds or earning with respect to any other Excluded Assets; (e) any and all computer servers, networks and data storage hardware, subject to compliance the obligation of Seller under Section 8.9 to deliver Records contained in Section 8.9 that may be contained within such computer servers, networks and data storage hardware; (f) Environmental Liabilities for any physical assets previously owned by any member of the Company Group but which has been sold, transferred or terminated prior to the Execution Date and (g) any and all Securities in or of Silverback Intermediate, LLC and Sanctuary Interests, LLC. “Excluded Assets Assignment” means, if applicable, an assignment and conveyance of the Excluded Assets from any member of the Company Group to one or more Sellers or their respective designees in the form attached hereto as Exhibit C. “Excluded Records” means: (a) any and all data, correspondence, materials, descriptions and records relating to the auction, marketing, sales negotiation or sale of the Subject Securities or the Assets, including the existence or identities of any prospective inquirers, bidders or prospective purchasers of any of the Assets, any bids received from and records of negotiations with any such prospective purchasers and any analyses of such bids by any Person; (b) corporate, financial, Tax, and legal data and Records (or portions thereof) to the extent relating primarily to the businesses of any Affiliate of any Seller other than any member of the Company Group, the Assets, or the Business; (c) legal records and legal files of any member of the Company Group with respect to or that relate to this Agreement, any Transaction Document or any of their communications prior to the Closing with respect to the transactions contemplated thereby or hereby, including all work product of and attorney-client communications with any Seller’s or any member of the Company

17 Group’s legal counsel (other than title opinions), but excluding records necessary or helpful to or in the prosecution, mitigation, defense or settlement of the matters set forth on Schedule 5.8 (or that required (or, if such matters first arose after the Execution Date, would have required, if such matter had arisen prior to the Execution Date) disclosure on Schedule 5.8, regardless of whether such matter is listed on Schedule 5.8); (d) records to the extent related to any assets of Third Parties that have been the subject of evaluation by any member of the Company Group prior to the Execution Date; (e) except for reserve reports and related reserve information requested or required pursuant to Section 8.10, valuations, and estimates of any quantities of the Subject Securities, any member of the Company Group, the Assets, and any pricing assumptions, forward pricing estimates, price decks, or pricing studies related thereto, in each case whether prepared by any member of the Company Group, any Seller, or any of their respective Affiliates, or any Third Parties; (f) subject to Section 8.9, (i) all e-mails on any member of the Company Group’s servers and networks and (ii) all other electronic files on any member of the Company Group’s servers and networks insofar as, and only to the extent constituting any other type of Excluded Records; and (g) any and all electronic files on any such servers and networks to the extent constituting any other Excluded Records. “Execution Date” is defined in the introductory paragraph hereof. “Fee Minerals” is defined in subsection (a) of the definition of “Assets.” “Financial Statements” is defined in Section 5.6. “Flow-Through Income Taxes” means U.S. federal Income Taxes and any similar Income Taxes imposed by any state or local Laws on the direct or indirect owners of any entity on a flow- through basis by allocating or attributing to such owners all of such entity’s items of income, gain, loss, deduction and other relevant tax attributes; provided, however, that any SALT Election Taxes shall not be treated as Flow-Through Income Taxes. “Fraud” means, with respect to any Party, any actual and intentional fraud with respect to the making of the representations and warranties such Party set forth in Article 4, Article 5, Article 6 or any certificate delivered pursuant to this Agreement; provided, that such actual and intentional fraud of a Party shall only be deemed to exist if such Party had actual Knowledge, without any duty or obligation of investigation or inquiry (and without any imputed or constructive knowledge), that the representations and warranties made in Article 4, Article 5 or Article 6 (or any certificate delivered pursuant to this Agreement) were actually breached when made, and were made with the express intention to induce the Seller (in the case of a representation or warranty made by a Seller) or Purchaser (in the case of a representation made by Purchaser) to enter this Agreement and rely on such representations and warranties to such Other Party’s detriment and the Other Party did so justifiably rely thereon and suffered actual damage as a result thereof. For the avoidance of doubt, “Fraud” does not include (a) constructive fraud, equitable fraud or promissory fraud or (b) any fraud based on constructive knowledge, negligent misrepresentation, recklessness or any similar theory. “Fundamental Representations” means the representations and warranties of Sellers and the Company (as applicable) set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4(a), Section 4.6, Section 4.7, Section 4.8, Section 5.1, Section 5.2, Section 5.3, Section 5.4(a), Section

18 5.5 and Section 5.9 (including the corresponding representations and warranties given in the Closing Certificate). “Future Location(s)” means those areas or theoretical proration units described on Part B of Schedule 2.8 for future Hydrocarbon wells. “GAAP” means generally accepted accounting principles in the U.S. “Governing Documents” means, with respect to any Person that is not a natural person, the articles of incorporation or organization, memorandums of association, articles of association and by-laws, the limited partnership agreements, the partnership agreements or the limited liability company agreements or such other organizational documents of such Person which establish the legal personality of such Person. “Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, tribe, quasi-governmental entity, or other political subdivision or authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power. “Hazardous Substances” means (a) any pollutant, chemicals, wastes, substances, materials, compounds, contaminant, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, or otherwise hazardous material or waste defined as any one or more of the terms “hazardous waste,” “hazardous substance,” “hazardous material,” “industrial waste,” or “toxic pollutant,” or that form the basis for any Environmental Liability; (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, that form the basis for Damage or liability under applicable Environmental Laws, (c) natural gas, synthetic gas and any mixtures thereof that form the basis for any Environmental Liability, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable, (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (f) per- and polyfluoroalkyl substances (PFAS); provided, however, NORM shall not constitute a “Hazardous Substance,” except to the extent present in a manner before the Closing Date that requires Remediation pursuant to or constitutes noncompliance with Environmental Laws. “Hedge” means any financial (and not physical) future hedge, derivative, swap, collar, put, call, cap, option, or other contract that is intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk, or the price of commodities, including Hydrocarbons or securities, to which the any member of the Company Group is bound. “Hedge Gains” means, with respect to the Company Hedges, the amount to which any member of the Company Group is entitled to receive under the terms of any and all such Company Hedges (without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to such Company Hedges), including any liquidation and/or termination fees or payments made upon the liquidation or termination of the same.

19 “Hedge Losses” means, with respect to the Company Hedges, the amount any member of the Company Group is obligated to pay to the applicable counterparty (under the terms of such Company Hedges), without offset or netting of amounts under any other Hedge transaction with the counterparty that is a party to any such Company Hedges, including any liquidation and/or termination fees or payments payable upon the liquidation or termination of the same. “Holdback Amount” means (a) as of the Closing Date, an amount equal to the Deposit and, (b) as of the applicable date of determination after the Closing Date, an amount equal to the sum of (i) such amount described in subpart (a) of this definition plus (ii) any and all interest and earnings accrued on the Holdback Amount under the Escrow Agreement after the Closing Date as of such date of determination minus any and all disbursements and distributions of the Holdback Amount out of the Escrow Account made after Closing pursuant to Section 13.8. “Holdback Deadline” is defined in Section 13.8(b). “Hydrocarbons” means oil and gas and other hydrocarbons produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals (whether in liquid or gaseous form) produced in association therewith, including all crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition. “Imbalance” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production, under-production, over-delivery, under-delivery, or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, processing agreements and gathering or transportation agreements. “Income Taxes” means (i) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, New Mexico gross receipts, New Mexico compensating, real or personal property transfer or other similar Taxes), (ii) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by or calculated with respect to is included in clause (i) above (but excluding ad valorem, property, excise, severance, production, sales, use, New Mexico gross receipts, New Mexico compensating tax, real or personal property transfer or other similar Taxes), or (iii) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (i) or (ii) above. “Indebtedness” means, with respect to any Person, at any date, in each case without duplication, (a) all indebtedness or obligations of such Person for borrowed money (or issued or incurred in substitution or exchange for borrowed money), including all principal, interest, premiums, fees (including arranging, administrative, late and default fees), expenses, overdrafts, costs of collection and penalties with respect thereto, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind (other than deposits and

20 advances of any Person relating to the purchase of products or services from any member of the Company Group in the ordinary course of business), (b) all obligations of such Person evidenced by debentures, notes, bonds, loans or other debt securities, (c) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instruments, including bankers’ acceptance, bank guarantees, surety bonds and performance bonds, whether or not matured, (d) all liabilities or obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations under any capital lease which are recorded as (or should be, in accordance with the Accounting Principles, recorded as) a capital lease on the Financial Statements, (f) all amounts owing by such Person as deferred purchase price for property or services, including “earn-out” payments, and (g) all guarantees of any obligation of a Person (other than obligations of another member of the Company Group), whether direct or indirect, contingent or otherwise, provided, however, that Indebtedness shall not include Tax obligations. “Indemnified Person” is defined in Section 13.6(a). “Indemnifying Party” is defined in Section 13.6(a). “Individual Threshold” means an amount equal to One Hundred Thousand Dollars ($100,000.00). “Interest Reduction” is defined in subsection (a) of the definition of “Permitted Encumbrances”. “Intermediate Seller” is defined in the introductory paragraph hereof. “Knowledge” means (a) as to any Seller and/or Company, the actual knowledge of such Person, with reasonable inquiry of the applicable Person’s direct reports, of only those Persons named on Part A of Schedule 1.1(b) and (b) for Purchaser, the actual knowledge of such Party, with reasonable inquiry of the applicable Person’s direct reports, of only those Persons named on Part B of Schedule 1.1(b). “Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization or council. “Laws” means all laws, acts, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities, including common law. “Leakage” means any of the following arising after the Effective Time and on or prior to the Closing: (a) any dividend, interest on capital, advance or distribution (whether in cash or in kind) declared, paid or made (whether actual or deemed), or any return of capital (whether by reduction of capital or redemption, amortization or purchase of shares or quotas) or other payment made on any Securities of any member of the Company Group, by any member of the Company Group to or on behalf of or for the benefit of, any Seller or any other Affiliate of any Seller (other than a member of the Company Group), including the Closing Distribution but excluding any dividends or distributions of any Excluded Assets; (b) any liabilities assumed, indemnified, guaranteed, incurred or paid by any member of the Company Group for the benefit of or on behalf of any Seller or any other Affiliate of any Seller (other than a member of the Company Group or

21 Contract Service Provider), any prior owner of the Company Group; (c) any waiver, forgiveness, release, deferral or discount by any member of the Company Group of any amount owed to it by (or any right or any claim against) any Seller or any other Affiliate of such Seller (other than a member of the Company Group), any prior owner of the Company Group; (d) the costs and expenses incurred after the Effective Time by the Company Group attributable to curing and/or Remediating any Defects asserted by Purchaser pursuant to this Agreement or attributable to this Agreement; (e) any general and administrative and/or overhead costs of Company Group or Contract Service Provider (other than any “Direct Charges” under COPAS); (f) any costs, expenses or fees with respect to any sale, transfer, or surrender of any assets or rights from a Seller or any Affiliate of a Seller (other than a member of the Company Group) to any member of the Company Group; (g) any payments made or agreed to be made by the Company Group to such Seller or any of its Affiliates in respect of any share capital, loan capital or other Securities of the Company Group being issued, redeemed, purchased or repaid, or any other return of capital, or otherwise; and (h) any agreement or arrangement entered into by any member of the Company Group to give effect to any matter referred to in subparts (a) through (g) above. “Leases” is defined in subsection (a) of the definition of “Assets.” “Legacy Seller” is defined in the introductory paragraph hereof. “Lien” means any lien, mortgage, pledge, charge, collateral assignment or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. “Material Adverse Effect” means any event, change or circumstance that has a material adverse effect on (a) the ownership, operation, or financial condition of the Company Group or the Assets, taken as a whole, as currently operated as of the Execution Date or (b) the performance of Sellers’ or the Company’s obligations and covenants hereunder that are to be performed at Closing; provided, however, that “Material Adverse Effect” shall not include a material adverse effect resulting from (i) general changes in Hydrocarbon or other commodity prices; (ii) changes in condition or developments generally applicable to the oil and gas industry in the United States or any areas where the Assets are located; (iii) economic, financial, credit, or political conditions and general changes in markets; (iv) Casualty Losses or acts of God, including naturally occurring events, hurricanes, tornados, meteorological events, and storms; (v) orders, acts, or failures to act of Governmental Authorities; (vi) civil unrest or similar disorder, terrorist acts, or any outbreak of hostilities or war; (vii) epidemics, pandemics (including COVID-19) or other similar health emergencies; (viii) any reclassification or recalculation of reserves in the ordinary course of business; (ix) changes in Laws or the Accounting Principles after the Execution Date; (x) effects or changes that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 12, including matters to the extent a downward adjustment to the Unadjusted Purchase Price is provided for in this Agreement; (xi) any effect resulting from any action taken by Purchaser or any Affiliate of Purchaser, other than those expressly permitted in accordance with the terms of this Agreement; (xii) action taken by or on behalf of any Seller or any Affiliate of any Seller with Purchaser’s written consent or that are otherwise permitted or prescribed hereunder; (xiii) natural declines in well performance; or (xiv) entering into this

22 Agreement or the announcement of the transactions contemplated hereby or the performance of the covenants set forth in Article 8. “Material Contract” means, to the extent binding on any member of the Company Group or the Assets, any Contract that is one or more of the following types: (a) Contracts with any Affiliate of any Company Group member that will not be terminated and fully performed on or prior to Closing; (b) Contracts for the sale, purchase, exchange, or other disposition of Hydrocarbons produced from the Oil and Gas Properties that (i) are not cancellable without penalty to any Company Group member, its Affiliates, or its or their permitted successors and assigns, on at least ninety (90) days’ prior written notice, or (ii) obligate any Company Group member by virtue of any material take-or-pay, pre-payment, advance payment, production payment, or other similar material payment (other than Royalties established in any Leases or any such obligations reflected on Exhibit A), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to any Company Group member’s interest in the Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery of such Hydrocarbons; (c) Contracts of any Company Group member to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Oil and Gas Properties after Closing, but excluding right of reassignment upon intent to abandon any such Oil and Gas Property; (d) Contracts containing any area of mutual interest agreements, non-competition, or similar provisions; (e) any Contract that constitutes a farmout agreement, farmin agreement, joint development agreement, participation agreement, partnership agreement, joint venture agreement, or similar agreement; (f) Contracts with any remaining drilling obligations on the part of any Company Group member or any drilling contract; (g) Contracts where the primary purpose thereof is to indemnify another Person (excluding, for the avoidance of doubt, any customary indemnification provision arising pursuant to a purchase and sale agreement or any other similar agreement); (h) Contracts that contain any calls on, or options to purchase, quantities of Hydrocarbon production from the Assets; (i) Any Contract that is a seismic or other geophysical acquisition or sharing agreement or license for which Purchaser will be liable. (j) Contracts for the gathering, treatment, processing, storage, or transportation of Hydrocarbons that (i) contain guaranteed or minimum throughput, minimum volume, contain acreage dedication, volume dedication or similar requirements or (ii) that are not cancellable without penalty on thirty (30) days’ or less prior written notice;

23 (k) Contracts regarding Seismic Data; (l) any Contract for produced water disposal or any water supply Contract; and (m) Contracts that can reasonably be expected to result in gross revenue or expenditures per fiscal year in excess of Two Hundred Fifty Thousand Dollars ($250,000.00). (n) the Company Credit Agreement or any Contract creating or evidencing any Indebtedness of the Company Group; (o) any Contract that constitutes a lease (other than any Lease or Right-of-Way) under which any member of the Company Group is the lessor or the lessee of real or personal property, which lease (A) cannot be terminated by a member of the Company Group without penalty upon ninety (90) days’ or less notice and (B) involves an annual base rental of more than Fifty Thousand Dollars ($50,000) (net to the Company Group); (p) any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which any member of the Company Group will have any material outstanding obligation after the date of this Agreement; (q) the Company Hedges; (r) any Labor Agreement; (s) any Contract that is a staffing agreement or similar arrangement for which the primary purpose is to recruit, screen, interview, hire, or assign individual employee service providers (excluding any such arrangements in contracts that are primarily to perform unrelated services and master service agreements for the provision of non-staffing services); and (t) any partnership agreement, limited liability company agreement or any other substantially similar Contract (other than the Governing Documents of any Company Group member) that govern or pursuant to which any member of the Company Group hold any Securities. “Measurement Date” is defined in Section 2.10(a). “Midstream System” is defined in subclause (d) of the definition of “Assets”. “MMBtu” means one million (1,000,000) BTU. “MSA” means the Management Services Agreement entered into effective as of August 1, 2024 by and between the Company and Contract Service Provider. “Net Revenue Interest” means, with respect to any Well or Future Location, the percentage interest in and to all production of Hydrocarbons saved, produced and sold from or allocated to such Well (limited to the applicable Subject Formation as to such Well) or Future Location (limited to the applicable Subject Formation as to such Future Location), after giving effect to all Royalties.

24 “Non-Fundamental Representations” means all representations and warranties of Sellers or the Company set forth herein (including the corresponding representations and warranties given in the Closing Certificate), excepting and excluding any and all Fundamental Representations. “Non-Recourse Person” is defined in Section 14.11(b). “Non-Specified Liabilities Damage Cap” is defined in Section 13.3(c). “NORM” means naturally occurring radioactive material, radon gas and asbestos. “Notice” is defined in Section 14.1. “Novation Agreements” means, collectively, each ISDA Novation Agreement by and among a counterparty to any Company Hedge, the applicable member of the Company Group holding such applicable Hedge and the Purchaser (or its Affiliate), pursuant to which such applicable member of the Company Group will novate such Hedge to the Purchaser (or its Affiliates), in a form mutually agreed upon in good faith by the parties thereto. “NYMEX Front Month Contract” is defined in Section 2.10(a). “NYMEX Quarterly Average” is defined in Section 2.10(a). “Offering Documents” is defined in Section 8.10(c). “Oil and Gas Properties” is defined in subsection (b) of the definition of “Assets”. “Other Party” means (a) as it relates to any Seller (and any member of the Company Group prior to Closing), Purchaser (and any member of the Company Group after Closing), and (b) as it relates to Purchaser (and any member of the Company Group after Closing), any Seller (and any member of the Company Group prior to Closing). “Outside Date” is defined in Section 12.1(b). “Overall Indemnity Cap” is defined in Section 13.3(c). “Partnership Representative” has the meaning assigned to that term in Section 6223 of the Code and any “designated individual,” if applicable, as defined in the Treasury Regulations promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local law). “Partnership Target” means the Company and any other Subsidiary of the Company that is, or was at any point in any Tax period or portion thereof ending on or before the Closing Date, treated as a partnership for U.S. federal and applicable state and local Income Tax purposes. “Party” or “Parties” is defined in the introductory paragraph hereof. “PEO Plan” means any employee benefit plan solely sponsored, maintained, contributed to, or required to be contributed to, by a professional employer organization or an affiliate thereof, including Insperity.

25 “Permit” means federal, state and local government licenses, permits, registrations, franchises, orders, consents, approvals, certifications, variances, waivers, exemptions, and other authorizations by, or filings with, any Governmental Authority, including those necessary to own and operate the Business and/or the Assets. “Permitted Encumbrances” means any or all of the following: (a) all Royalties if the net cumulative effect of such burdens does not, individually or in the aggregate, (i) reduce Company Group’s Net Revenue Interest in the applicable Subject Formation as to any Well or Future Location set forth on Exhibit A-2 or Part B of Schedule 2.8, as applicable, below the Net Revenue Interest shown on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Well or Future Location, or (ii) increase Company Group’s Working Interest in the applicable Subject Formation as to any Well or Future Location set forth on Exhibit A-2 or Part B of Schedule 2.8, as applicable, above that shown on Exhibit A-2 or Part B of Schedule 2.8, as applicable, greater than the Working Interest in the applicable Subject Formation for such Well or Future Location set forth in on Exhibit A-2 or Part B of Schedule 2.8, as applicable, (unless Company Group’s Net Revenue Interest with respect to such Well or Future Location, with respect to the Subject Formation for such Well or Future Location, is greater than the Net Revenue Interest for such Well or Future Location as set forth on Exhibit A-2 or Part B of Schedule 2.8, as applicable, in the same or greater proportion as such increase in such Working Interest) (clauses (i) through (ii), collectively, an “Interest Reduction”); (b) the terms of any Contract, Lease, or Right of Way, including provisions for penalties, suspensions, or forfeitures contained therein, if the net cumulative effect of such terms do not, individually or in the aggregate, result in an Interest Reduction or otherwise materially detract from the ownership or operation of the Assets subject thereto as currently owned and operated by the Company Group as of the Effective Time; (c) Liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith; (d) all (i) rights of first refusal, preferential purchase rights, and similar rights with respect to the Assets, or (ii) consents, notice requirements and similar restrictions; (e) Liens created under the terms of the Leases, Realty Interests and Rights of Way or the Contracts, materialman’s Liens, warehouseman’s Liens, workman’s Liens, carrier’s Liens, mechanic’s Liens, vendor’s Liens, repairman’s Liens, employee’s Liens, contractor’s Liens, operator’s Liens, construction Liens, Liens pursuant to any applicable federal or state securities Law, and other similar Liens arising in the ordinary course of business that, in each case, secure amounts or obligations (i) owed by Persons other than any member of the Company Group or any predecessor in interest of any member of the Company Group or (ii) not yet delinquent (including any amounts being withheld as provided by Law), or, if delinquent, being contested in good faith by appropriate actions, and such obligations are to be retained by Company Group; (f) rights of reassignment arising upon the expiration or final intention to abandon or release any of the Assets, excepting circumstances where such rights have been triggered prior to the Execution Date;

26 (g) any easement, right of way, permit, covenant, servitude, condition or surface lease, included in or burdening the Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights of way, facilities, and equipment, in each case, to the extent recorded in the applicable Governmental Authority recording office as of the Effective Time and that does not materially detract from the use or operation of the Assets subject thereto or affected thereby (as operated as of the Effective Time); (h) all applicable Laws and rights reserved to or vested in any Governmental Authorities (i) to control or regulate any of the Assets in any manner, (ii) to assess Taxes with respect to the Assets, the ownership, use or operation thereof, or revenue, income, or capital gains with respect thereto, (iii) by the terms of any right, power, franchise, grant, license, or permit, or by any provision of Law, to terminate such right, power, franchise grant, license, or permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Assets, or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license, or permit (all to the extent that Company Group is not in breach or violation of any such Governmental Authority rights and such rights result in an Interest Reduction); (i) rights of any (i) owner or lessee of any oil and gas interests in formations, strata, horizons or depths other than the Subject Formation, (ii) common owner of any interest in Rights of Way or Realty Interests currently held by a Company Group member or (iii) common owner as tenants in common or through common ownership or by contract; except to the extent those rights would adversely affect the Assets; (j) calls on production under existing Contracts, provided the holder of such right must pay an index-based price for any production purchased by virtue of such call on production; (k) (i) the failure of the records of any Governmental Authority to reflect a Company Group member as the owner of any Asset, provided, that, (A) the instruments evidencing the title to such Company Group member are recorded in the real property, conveyance or other records of the applicable county and (B) there is no actual and competing Third Party chain of title to such Asset in the records of such applicable Governmental Authority; (ii) failure to record Leases, Rights of Way or Realty Interests issued by any Governmental Authority in the real property, conveyance, or other records of the county in which such Leases, Rights of Way or Realty Interests are located, provided that, (A) the instruments evidencing the title to such Company Group member are recorded with the Governmental Authority that issued any such Lease, Right of Way or Realty Interest and (B) there is no actual and competing Third Party chain of title to such Asset in the records of such county; or (iii) the express denial of the Bureau of Land Management as to the leases set forth on Schedule 1.1(f); (l) any other Liens, defects, burdens or irregularities which are based solely on (i) a lack of information in a Company Group member’s files or of record, (ii) references to any document if a copy of such document is not in such Company Group member’s files or of record, or (iii) the inability to locate an unrecorded instrument of which Purchaser has constructive or

27 inquiry notice by virtue of a reference to such unrecorded instrument in a recorded instrument (or a reference to a further unrecorded instrument in such unrecorded instrument), if no claim has been made under such unrecorded instruments within the last ten (10) years; (m) lack of in the case of any Future Location or other operation that has not been commenced as of the Closing Date, any (i) permits, easements, rights of way, pooling or operating agreements, unit designations, or production or drilling units not yet obtained, formed, or created, or (ii) Contracts or rights for the transportation or processing of Hydrocarbons produced from such Future Location; (n) any Liens, defects, irregularities, or other matters set forth or described on Exhibit A or the Disclosure Schedules; (o) the terms and conditions of this Agreement or any other Transaction Document; (p) except to the extent constituting a failure of Defensible Title under subpart (c) of the definition thereof, defects based on or arising out of the failure of a Lease to hold after the Closing Date a specified number of net mineral acres after the primary term of such Lease has expired based on any provision in the Lease providing that the Lease holds only acreage within the proration units as to wells producing in paying quantities (or that are held by payments in lieu of such production); (q) Liens created under deeds of trust, mortgages, and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby to the extent such mortgages, deeds of trust, or similar instruments (i) do not contain express language that prohibits the lessors from entering into an oil and gas lease or otherwise invalidates an oil and gas lease and (ii) no mortgagee or lienholder of any such deeds of trust, mortgage, and similar instrument has, prior to the Defect Deadline, initiated foreclosure or similar proceedings against the interest of lessor in such Lease nor has any Company Group member received any written notice of default under any such mortgage, deed of trust or similar instrument; (r) (i) lack of a division order or an operating agreement covering any Asset (including portions of an Asset that were formerly within a unit but which have been excluded from the unit as a result of a contraction of the unit) or (ii) failure to obtain waivers of maintenance of uniform interest, restriction on zone transfer, or similar provisions in operating agreements with respect to assignments in the applicable Company Group member’s chain of title to the Asset unless there is an outstanding and pending, unresolved claim from a Third Party with respect to the failure to obtain such waiver; or (s) the matters listed in subsections (a) through (o) of the definition of Title Defects. “Permitted Securities Lien” means Liens or restrictions on transfer: (i) arising under any applicable federal and state securities Laws, (ii) arising pursuant to, or as otherwise set forth in, the Governing Documents of any members of the Company Group, as made available to Purchaser prior to the Execution Date, (iii) created or imposed by Purchaser or its Affiliates at or after Closing, (iv) with respect to pre-Closing periods only (and only to the extent fully and finally released as of the Closing), arising in connection with the Company Credit Agreement or (v) that

28 are fully released from the Subject Securities as of Closing without cost, expense or penalty to Purchaser or any of its Affiliates (including any member of the Company Group). “Person” means any individual, corporation, partnership, limited liability company, association, joint venture, unincorporated organization, trust, estate, Governmental Authority, or any other legal entity. “Phase I” is defined in Section 8.1(a). “Phase II” is defined in Section 8.1(a). “Plan” shall mean: (a) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (whether or not subject thereto); and (b) each personnel policy, equity option, equity appreciation rights, restricted equity, phantom equity, other equity or equity-based, profit sharing, pension, retirement, bonus, incentive, commission, vacation, sick pay or paid time off, welfare, post-employment welfare, severance, termination, separation, deferred compensation, individual consulting, employment, retention, change of control and each other compensation or benefit plan, agreement, arrangement, program, practice or understanding. “Plugging and Abandonment,” and “Plugged and Abandoned” and “Plug and Abandon” and its derivatives mean all plugging, replugging, abandonment and re-abandonment, equipment removal, disposal, or restoration associated with the properties and assets included in or burdened by the Assets, including all plugging and abandonment, dismantling, decommissioning, Remediation, removal, surface and subsurface restoration, site clearance and disposal of the Wells, well cellars, fixtures, flowlines, pipelines, structures, and personal property located on or associated with assets and properties included in the Assets and the lands burdened thereby, the removal and capping of all associated flowlines, field connections, transmission, and gathering lines, pit closures, the restoration of the surface, site clearance, any disposal of related waste materials, excluding NORM and asbestos, and obligations to obtain plugging exceptions for any Well with a current plugging exception, all in accordance with all applicable Laws and the requirements of Governmental Authorities, the terms and conditions of the Leases, Rights of Way, Realty Interests and Contracts. “Post-Effective Time Company Taxes” means all Company Taxes attributable to any Post- Effective Time Period and the portion of any Straddle Period beginning at the Effective Time, in each case, as determined in accordance with Section 11.1. “Post-Effective Time Credit Agreement Indebtedness” means any Indebtedness of the Company Group incurred pursuant to the Company Credit Agreement after the Effective Time, together with any interest accrued thereon after the Effective Time, but excluding, for the avoidance of doubt, any Company Hedges; provided, however, to the extent any Indebtedness of the Company Group incurred pursuant to the Company Credit Agreement after the Effective Time is used to pay off or replace any Pre-Effective Time Credit Agreement Indebtedness, then such Indebtedness, together with any interest accrued thereon after the Effective Time, shall constitute Pre-Effective Time Credit Agreement Indebtedness. “Post-Effective Time Period” means any Tax period beginning at or after the Effective Time.

29 “Pre-Effective Time Company Taxes” means all Company Taxes attributable to any Pre- Effective Time Period and the portion of any Straddle Period ending immediately prior to the Effective Time, in each case, as determined in accordance with Section 11.1. “Pre-Effective Time Credit Agreement Indebtedness” means the Indebtedness of the Company Group (a) incurred and outstanding pursuant to the Company Credit Agreement as of the Effective Time, together with any interest accrued thereon after the Effective Time and (b) any Indebtedness of the Company Group incurred pursuant to the any replacement Company Credit Agreement after the Effective Time, together with any interest accrued thereon, to the extent the proceeds thereof is used to pay off or replace any Pre-Effective Time Credit Agreement Indebtedness, but excluding in each case of (a) and (b), for the avoidance of doubt, any Company Hedges. “Pre-Effective Time Period” means any Tax period ending before the Effective Time. “Preferential Right” means any preferential purchase rights, rights of first refusal, preemptive rights or similar rights held by Third Parties that are triggered or required in connection with the sale of the Subject Securities contemplated hereby. “Preliminary Settlement Statement” is defined in Section 2.7(a). “Pre-Signing Reorganization” means that certain internal reorganization of the Company and certain of its Affiliates, as memorialized in the transactions and agreements set forth in the file titled “04_Reorg Docs” posted to the VDR on May 2, 2025, together with any and all agreements, amendments, supplements, transactions or arrangements that are entered into in connection with or otherwise required to effectuate such reorganization. “Property Costs” means all operating expenses (including costs of insurance, overhead, employees, rentals, shut-in payments, and title examination and curative actions) and capital expenditures (including bonuses, broker fees, and other Lease acquisition costs, costs of drilling and completing wells, and costs of acquiring equipment) incurred in the ownership and operation of the Assets and overhead costs charged to the Assets under any applicable Contracts, but excluding (without limitation) any amounts attributable to (i) Company Taxes, Income Taxes and Transfer Taxes, (ii) personal injury, death or violation of Laws or penalties or fines associated therewith (iii) Sellers’ costs constituting broker fees, Lease acquisition, title examination and title curative matters and costs in preparation of the sale of the Assets or Company Group or responsive to Purchaser’s asserted Title Defects or asserted breach of representations, (iv) Sellers’ Remediation of Environmental Defects prior to the Closing Date, (v) any general and administrative and/or overhead costs of Seller or its Affiliates (other than (A) costs of any member of the Company Group or (B) any “Direct Charges” under COPAS) and including any “General and Administrative Expenses” (as defined in the MSA but excluding any “Direct Charge Amounts” as defined in the MSA) payable to Contract Service Provider under the MSA, and (vi) any matter for which Sellers have agreed to indemnify Purchaser under the Agreement or any Transaction Documents. Additionally, Casualty Losses should not be included in Property Costs as they are addressed elsewhere in the Agreement. “Purchaser” is defined in the introductory paragraph hereof.

30 “Purchaser Certificate” means the certificate delivered by Purchaser at the Closing pursuant to Section 10.3(e). “Purchaser Group” is defined in Section 13.2. “Purchaser Prepared Returns” is defined in Section 11.3(b). “Purchaser Releasing Group” is defined in Section 13.5(b). “Purchaser’s Representatives” is defined in Section 8.1(a). “Reasonable Documentation” means, with respect to any Defect asserted by Purchaser: (a) A copy of any available title opinion or landman’s title report describing the asserted Title Defect; (b) A copy of the relevant document to the extent the alleged Defect is a document; (c) The assignment preceding a gap in the chain of title or a title opinion describing the gap in reasonable detail, to the extent the basis of the alleged Defect is a gap in any member of the Company Group’s chain of title; (d) A copy of the document creating or evidencing the Lien or encumbrance, to the extent the basis of the alleged Defect is a Lien or encumbrance; (e) A copy of Phase I (or if applicable, Phase II) describing in detail the Defect, to the extent the alleged Defect is an Environmental Defect; or (f) Any other documents reasonably necessary for Sellers and the Defect Referee (as well as any title attorney, examiner, or environmental consultant hired by such Persons) and relied upon by Purchaser to verify and confirm the existence of and Defect Amount with respect to such alleged Defect. “Records” means all books, records, files, data, information, drawings, and maps to the extent (and only to the extent) related to the Subject Securities, any member of the Company Group, or the Assets, including electronic copies of all computer records where available, contract files, easement files, well logs, division order files, title opinions and other title information (including abstracts, evidences of rental payments, maps, surveys, and data sheets), hazard data, and surveys, production records, engineering files, environmental records, and minute books and other corporate records of any member of the Company Group (such as financial and accounting records and data), but excluding, however, in each case, the Excluded Records. “Release” means any discharge, emission, spilling, leaking, pumping, pouring, placing, depositing, injecting, dumping, burying, leaching, migrating, abandoning or disposing into or through the environment of any Hazardous Substance, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

31 “Remediate” means any remedial, removal, response, investigation, monitoring, cure, construction, closure, disposal, testing, integrity testing, evaluation, assessment, study, permitting or other corrective actions required under applicable Environmental Laws to cure, evaluate, assess, study, mitigate, or remove a Release or correct a violation of Environmental Law, in each case taking into account permanent or non-permanent remedies or actions, including but not limited to mechanisms to contain or stabilize Hazardous Substances, monitor site conditions, assess natural attenuation, implement risk-based corrective action, develop institutional controls, or other appropriate restrictions on the Assets, including caps, dikes, encapsulation or leachate collection systems, or installation of air emission control or capture equipment. The term “Remediation” shall have correlative meaning. “REPX” means Riley Exploration Permian, Inc., a Delaware corporation. “Reserve Report” is defined in Section 8.10(b). “Right” means any option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any Security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency. “Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests and other royalty burdens and other interests payable out of production of Hydrocarbons from or allocated to the Oil and Gas Properties or the proceeds thereof to Third Parties, but excluding, for the avoidance of doubt, all Taxes. “SALT Election” means an election under applicable state or local Laws relating to Income Taxes made by a member of the Company Group pursuant to which such member of the Company Group will incur or otherwise be liable for any state or local Income Taxes that would have been borne (in whole or in part) by the direct or indirect equity owners of such member of the Company Group had no such election been made (e.g., any “Specified Income Tax Payment” as defined by IRS Notice 2020-75). “SALT Election Taxes” means any Income Taxes payable by a member of the Company Group pursuant to a SALT Election. “SEC” means the United States Securities Exchange Commission. “SEC Financial Statements” is defined in Section 8.10(b). “Securities” means any equity interests or other equity security of any class, any option, warrant, convertible or exchangeable security (including any membership interest, equity unit, partnership interest, trust interest) or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other equity security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency; provided, however, “Securities” expressly exclude any real property interests or

32 interests in any Hydrocarbon leases, fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, royalties and any other similar interests in minerals, overriding royalties, reversionary interests, net profit interests, production payments, and other royalty burdens and other interests payable out of production of Hydrocarbons, including any Oil and Gas Properties. “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. “Seismic Data” means all geological or geophysical or other seismic or related technical data, information, or records relating to the Oil and Gas Properties, but excluding any and all interpretations, analyses and other derivative works with respect thereto. “Seller” and “Sellers” are defined in the introductory paragraph hereof. “Seller Group” is defined in Section 13.1. “Seller Tax Contest” is defined in Section 11.7. “Seller Taxes” means, without duplication, any and all (a) Pre-Effective Time Company Taxes, (b) Flow-Through Income Taxes with respect to the Company Group (including any such taxes that are imposed on or required to be withheld by the Company Group) for any Tax period (or portion thereof) ending on or before the Closing Date, (c) Taxes (other than Company Taxes) of a Person (other than a member of the Company Group) for which a member of the Company Group is or becomes liable as a transferee or successor or by contract (other than commercial agreements that are not primarily related to Taxes), which Taxes relate to an event, transaction or relationship occurring or existing prior to the Closing Date, (d) Taxes (other than Company Taxes) of Sellers regardless of how or when such liabilities arise, (e) SALT Election Taxes attributable to any Tax period of any member of the Company Group ending on or before the Closing Date, and (f) Taxes (other than Company Taxes) for which any member of the Company Group is held liable under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law) by reason of being included in a Combined Group (other than any Combined Group consisting solely of members of the Company Group) prior to the Closing Date; provided that no such Tax will constitute a Seller Tax to the extent such Tax was economically borne by any Seller after taking into account the combined effect of any adjustments to the Unadjusted Purchase Price made pursuant to Section 2.4 and/or Section 2.7, as applicable, together with any payments made from one Party to another Party with respect to such Tax pursuant to Section 11.1(c). “Sellers’ Representative” is defined in Section 14.16. “Sellers’ Representative Prepared Returns” is defined in Section 11.3(a). “Settlement Price” means, with respect to volumes of Hydrocarbons: (a) if such volumes are actually sold on or prior to the date of determination of the Settlement Price, the actual sale price for such Hydrocarbons; (b) if such volumes have not been sold on or prior to the date of determination, but are subject to Contracts setting forth pricing terms for the sale of such Hydrocarbons, the Contract price for such volumes as of the Effective Time; or (c) if neither

33 clause (a) or (b) applies to such Hydrocarbons, then the Settlement Price shall be (i) in the case of gaseous Hydrocarbons, $1.95/MMBtu, (ii) in the case of crude oil, $70.98/Barrel, and (iii) in the case of condensate, scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline Hydrocarbons, $62.45/Barrel, as applicable. “Specified Liabilities” means with respect to any Seller, any Damages, obligations or liabilities related to or arising out of any of the following: (a) to the extent not covered by any insurance maintained by or on behalf of any member of the Company Group, death or physical injury to any Person related to or arising out of Company Group’s (as defined in Section 8.10), ownership or operation of the Assets prior to the Closing Date; (b) any claims or damages by any Seller’s, any of its Affiliates’ or Company Group’s employees liability or obligation for compensation, benefits or reimbursement to any of Seller’s, any of its Affiliates’ or Company Group’s current or former employees for work performed, including any liabilities or obligations of any Seller, any of its Affiliates’ or any Company Group member related to or arising under any employee benefit plans, or other Plans sponsored, maintained, or contributed to by such Seller, Affiliates or Company Group member, express or implied employment contracts with Seller, Affiliates or Company Group, or wages, bonuses, commissions, or severance benefits paid or payable by Seller, Affiliates or Company Group, in each case, to the extent attributable to the period prior to Closing; (c) offsite transport or disposal, or arrangement for transport or disposal generated by or for the benefit of any Company Group member, of any Hazardous Substances from the Assets that occurred prior to the Closing Date; (d) the failure to pay, underpayment, or incorrect payment of any and all Royalties and any other Working Interest revenue amounts with respect to any of the Oil and Gas Properties in each case to the extent (i) not attributable to Suspense Funds for which there has been an adjustment to the Unadjusted Purchase Price in accordance with the terms of this Agreement, (ii) attributable to the period that Hydrocarbons were produced and marketed from any Oil and Gas Property during any member of the Company Group’s period of ownership of the Assets prior to the Effective Time and (iii) chargeable to any member of the Company Group’s Working Interest in or operation of the Assets; (e) Seller Taxes; (f) the demands, matters, claims or issues that were the subject of the litigation set forth on Schedule 5.8, in each case to the extent attributable to or arising out of any Company Group member’s ownership or operation of the Assets prior to the Closing Date; (g) any civil or administrative fines or penalties or criminal sanctions imposed on any member of the Company Group in connection with any pre-Closing violation of, or failure to comply with, Laws (but expressly excluding such fines, penalties or sanctions arising out of any Environmental Laws or Laws relating to escheat or unclaimed property);

34 (h) any Excluded Assets, to the extent related to or arising out of the ownership or operation thereof prior to the Closing Date; (i) any Damages attributable to Third Party Claims for Damages attributable to the gross negligence or willful misconduct of any member of the Company Group’s or Contract Service Provider in connection with the ownership or operation of the Assets prior to the Closing Date, in each case solely to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment; (j) Transaction Costs; and (k) the Pre-Signing Reorganization. “Straddle Period” means any Tax period beginning before and ending after the Effective Time. “Straddle Period Tax Contest” is defined in Section 11.7. “Subject Formation” means, (a) for each Well listed on Exhibit A-2, all depths from which such Well produces Hydrocarbons (or if it isn’t producing as of the Execution Date, the depths such Well is completed and/or perforated); (b) for each Future Location, the formations and depths identified for such Future Location on Part B of Schedule 2.8; provided, however, subject to any exceptions or exclusions expressly as noted on Exhibit A-2 as to any applicable Well or Part B of Schedule 2.8 as to each Future Location. “Subject Securities” is defined in the recitals. “Subsidiary” means, with respect to a specified Person as of the date the determination is being made, any other Person that (a) is controlled (directly or indirectly) by such Person or (b) the equity entitled to vote to elect the board of directors, board of managers or other governing authority of which is more than fifty percent (50%) owned (directly or indirectly) by the relevant Person. Notwithstanding anything to the contrary in this Agreement, prior to the Closing, each member of the Company Group shall be considered a Subsidiary of Sellers, and after the Closing, each member of the Company Group shall be considered a Subsidiary of Purchaser. “Suspense Funds” means any and all Royalties and other amounts held in suspense by any member of the Company Group as of the Closing, and any interest accrued in escrow accounts for such suspended funds. “Successor Method” is defined in Section 2.10(d). “Target Closing Date” is defined in Section 10.1.

35 “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof. “Taxes” means (a) any U.S. federal, state, local or non-U.S. taxes, assessments, and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, property, transfer, value added, sales, use, New Mexico gross receipts, New Mexico compensating, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, windfall profit, severance, production, escheat or unclaimed property, estimated or other tax, including any interest, penalty or addition thereto, and (b) any liability in respect of the items described in the preceding clause (a) payable by reason of transferee or successor liability or by contract. “Termination Date” is defined in Section 12.1. “Third Party” means any Person other than a Seller, Purchaser, any member of the Company Group or any of their respective Affiliates as of the applicable date of determination. “Third Party Claim” is defined in Section 13.6(c). “Title Benefit” means the aggregate beneficial or record title of the Company Group which, as of the Closing Date: (a) as to the applicable Subject Formation, entitles Company Group to receive a Net Revenue Interest,(i) in the case of any Well, greater than the “Net Revenue Interest” percentage shown in Exhibit A-2 for such Well and (ii) in the case of any Future Location, greater than the “Net Revenue Interest” percentage shown for such Future Location on Part B of Schedule 2.8, except, in each case, as otherwise stated in Exhibit A-2 for any Well or on Part B of Schedule 2.8 for any Future Location; or (b) as to the applicable Subject Formation, obligates Company Group to bear a Working Interest, (i) in the case of any Well, less than the “Net Revenue Interest” percentage shown in Exhibit A-2 for such Well and (ii) in the case of any Future Location, greater than the “Net Revenue Interest” percentage shown for such Future Location on Part B of Schedule 2.8, except, in each case, (A) as otherwise stated in Exhibit A-2 for any Well or on Part B of Schedule 2.8 for any Future Location, and (B) decreases that are accompanied by no or a less than proportionate increase in Company Group’s Net Revenue Interest. “Title Benefit Amount” is defined in Section 3.2(e). “Title Benefit Notice” is defined in Section 3.2(b). “Title Defect” means any individual Lien, obligation, burden or defect, including a discrepancy in Net Revenue Interest or Working Interest that results in the failure of Company Group to have Defensible Title to any individual Well or Future Location; provided, however, in no event shall any of the following be considered or constitute a “Title Defect”: (a) any Lien, obligation, burden or defect arising out of lack of survey or lack of metes and bounds descriptions,

36 unless a survey is expressly required by applicable Law; (b) any Lien, obligation, burden or defect in the chain of the title consisting of the failure to recite marital status in a document or omissions of succession or heirship proceedings, unless affirmative evidence shows that such failure or omission results in another party’s actual and superior claim of title to the Assets; (c) any Lien, obligation, burden or defect arising out of lack of corporate or entity authorization for a document, unless affirmative evidence shows that such corporate or entity action was not authorized and may result in another party’s actual and superior claim of title to the Assets; (d) any Lien, obligation, burden or defect arising by the failure to obtain verification of identity of people in a class, heirship, or intestate succession; (e) any defect that has been cured by possession; (f) any gap in the chain of title, unless affirmative evidence shows that another party has an actual and superior chain of title by an abstract of title (including record title or bona fide purchaser status) reflected in an, title opinion or landman’s title chain or runsheet; (g) any Lien, obligation, burden or defect that is cured, released or waived by any Law of limitation or prescription, including adverse possession and the doctrine of laches; (h) any Lien, obligation, burden or defect arising from prior oil and gas leases that are terminated but are not surrendered or released of record; (i) any Lien, obligation, burden, or defect that affects only which Person has the right to receive Royalty payments (rather than the amount of such Royalty) and that does not affect the validity of the underlying Asset; (j) any Lien, obligation, burden, or defect as a consequence of cessation of production, insufficient production, or failure to conduct operations on any of the Oil and Gas Properties held by production, or lands pooled, communitized, or unitized therewith, except to the extent (i) (A) the cessation of production failure to conduct operations is conclusively shown to exist for more than sixty (60) consecutive days during the five (5) year period immediately prior to the Execution Date or (B) the period insufficient production is conclusively shown to exist for more than six (6) consecutive months during the five (5) year period immediately prior to the Execution Date and (ii) is such that it has given rise to a right of the lessor or other Third Party to terminate the underlying Lease, evidence of which shall be included in a Defect Notice; (k) any Lien, obligation, burden, or defect arising from any Lien created by a mineral owner that has not been subordinated to the lessee’s interest, except to the extent the same is, as of the Execution Date, subject to a proceeding to enforce said Lien; (l) any defects or irregularities in acknowledgements; (m) any defects arising from lack of an affidavit of identity or the need for one if the relevant Person’s name is readily apparent; (n) any defect arising from the failure of any non-participating royalty owners or non-executive mineral interest owners to ratify a unit or Lease; or (o) any defects or irregularities resulting from Liens, mortgages, deeds of trust or other encumbrances that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation, or which, by their own terms, matured more than ten (10) years ago, but which have not been released of record. “Title Referee” is defined in Section 3.2(i). “Transaction-Related Employee Taxes” means the employer portion of any FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any payments included in clause (b) and clause (c) of the definition of Transaction Costs. “Transaction Costs” means (a) all investment banking fees, legal fees, accounting fees and other advisory fees, costs and expenses, in each case, incurred by the Company Group prior to the Closing, in connection with the preparation for, negotiating or consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the general sales

37 process of the Company Group (including any fees, costs or expense incurred in connection with the marketing of the Company Group for sale and any sales process with any Person other than Purchaser and its Affiliates); but excluding in each case any costs and expenses for which Purchaser is expressly responsible for pursuant to the terms hereof; (b) all transaction, change in control, retention or stay bonuses, severance, incentive, phantom equity or deferred compensation payments or other similar payments or obligations to any current or former Business Employee, director, manager or officer, or any other individual service provider payable in connection with the execution, delivery and performance of this Agreement or any other Transaction Document (including in combination with any other event), or the consummation of the transactions contemplated by this Agreement or any other Transaction Document (including in combination with any other event), in each case, together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments (calculated as if all such amounts were paid on the Closing Date) contemplated hereby or thereby, (c) to the extent binding on the Company Group prior to Closing (but excluding any such arrangements entered into by the Purchaser Group (including Company Group after Closing)) any (i) severance, deferred compensation, commission or incentive obligation payable to any current or former Business Employee, director, manager or officer of any other service provider of the Company Group or (ii) assignment or change in control payments or prepayment premiums, penalties, charges or similar fees or expenses that, in each case of the foregoing subparts (i) or (ii), are required to be paid at the time of, or the payment of which would become due and payable as a result of the execution and delivery of this Agreement or any other Transaction Document and the consummation of the transactions contemplated hereby or thereby at the Closing (excluding any amount or payments that are included or taken into account of the calculation of Working Capital Liabilities), and (d) the cost of any D&O Insurance tail policy or similar insurance obtained pursuant to Section 8.11 or otherwise. “Transaction Documents” means (a) this Agreement, (b) the Assignment, (c) the Excluded Asset Assignment, (d) the Confidentiality Agreement, (e) the Escrow Agreement, (f) the Transition Services Agreement and (g) each other agreement, document, certificate, or other instrument that is contemplated to be executed by and between the Parties (or their Affiliates) pursuant to or in connection with any of the foregoing. “Transfer Taxes” is defined in Section 11.2. “Transition Services Agreement” means that certain transition services agreement to be executed by Contract Service Provider and Purchaser as of the Closing Date, in the form attached hereto as Exhibit D. “Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code. “Unadjusted Purchase Price” is defined in Section 2.2. “VDR” means that certain virtual data room maintained by Sellers at the following website: https://silverback.egnyte.com/app/index.do#storage/files/1/Shared/Project%20Panther.

38 “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any similar state or local applicable Law. “Wells” is defined in subsection (b) of the definition of “Assets”. “Working Capital Assets” means the current assets of the Company Group as of the Effective Time (including all Cash and Cash Equivalents), each determined in accordance with Accounting Principles but (a) including oil country tubular goods, spare parts, backup tangible inventory and other inventory that are booked under GAAP as property, plant and equipment, materials and supplies, other assets and current assets associated with discontinued operations set forth on Schedule 1.1(d), and (b) excluding any (i) Tax assets (other than, for the avoidance of doubt, the right to receive reimbursements from Third Party co-owners in respect of Taxes paid by a member of the Company Group on behalf of any such Third Party co-owner), (ii) current assets constituting Excluded Assets, and/or (iii) Company Hedge assets. “Working Capital Liabilities” means the current liabilities of the Company Group as of the Effective Time (including any Indebtedness), each determined in accordance with Accounting Principles but excluding any (a) Tax liabilities, (b) Plugging and Abandoning or asset retirement obligations, (c) Environmental Liabilities, (d) Transaction Costs, (e) any Indebtedness under the Company Credit Agreement (including, for the avoidance of doubt, any accrued fees or interest (in kind or in cash) thereon), (f) any liabilities related to Company Hedges, (g) any unpaid but accrued employee bonus or similar payments, and/or (h) any insurance premiums attributable to the insurance policies held by Company Group for coverage periods after the Closing. “Working Interest” means, with respect to any Oil and Gas Property (including Leases) and Future Location, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance and abandonment on or in connection with such Oil and Gas Property (including Leases) or Future Location required to be borne with respect thereto, but without regard to the effect of any Royalties. Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular form includes the plural form and vice versa; (b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document, or instrument means, unless specifically provided otherwise, such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any Law means, unless specifically provided otherwise, such Law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means, unless specifically provided otherwise, that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision; (f) reference in this Agreement to any Article, Section, Appendix, Schedule, or Exhibit means such Article or Section hereof or Appendix, Schedule or Exhibit hereto; (g) “hereunder”, “hereof”, “hereto”, and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article,

39 Section, or other provision thereof; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is not exclusive; (j) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (k) the Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein; provided that in the event a word or phrase defined in this Agreement is expressly given a different meaning in any Schedule or Exhibit, such different definition shall apply only to such Schedule or Exhibit defining such word or phrase independently, and the meaning given such word or phrase in this Agreement shall control for purposes of this Agreement, and such alternative meaning shall have no bearing or effect on the interpretation of this Agreement; (l) all references to “Dollars” means United States Dollars; (m) references to “days” shall mean calendar days, unless the term “Business Days” is used; and (n) except as otherwise provided herein, all actions which any Person may take and all determinations which any Person may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Person;. ARTICLE 2 PURCHASE AND SALE Section 2.1 Purchase and Sale. Subject to the terms and conditions contained in this Agreement, each Seller agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase, accept and pay for, each Seller’s interest in and to the Subject Securities. Section 2.2 Purchase Price. The consideration payable by Purchaser for the Subject Securities shall be equal to the sum of (a) One Hundred and Forty-Two Million Dollars ($142,000,000) (the “Unadjusted Purchase Price”), adjusted as provided in Section 2.4 (as adjusted, the “Adjusted Purchase Price”) plus (b) the Quarterly Earnout Payments, if due and payment pursuant to the terms of this Agreement. Section 2.3 Deposit. (a) On the later of (a) the Execution Date and (b) one (1) Business Day after the Escrow Agent opens the account, Purchaser shall deposit with the Escrow Agent an amount equal to ten percent (10%) of the Unadjusted Purchase Price (this amount, together with any interest and earnings thereon, the “Deposit”) via wire transfer of immediately available funds to the account or accounts designated in the Escrow Agreement, such Deposit to be held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. (b) In the event that Closing occurs, then at the Closing the entirety of the Deposit shall be retained by the Escrow Agent and from and after Closing the Deposit shall automatically become the Holdback Amount, which shall be distributed in accordance with Section 13.8. (c) If for any reason this Agreement is terminated in accordance with Section 12.1, then the Deposit shall be disbursed as provided in Section 12.2.

40 Section 2.4 Adjustments to the Unadjusted Purchase Price. The Unadjusted Purchase Price shall be adjusted, without duplication, as follows: (a) increased or decreased with respect to the Effective Time Working Capital as follows: (i) increased, by an amount equal to the Effective Time Working Capital in the event the Effective Time Working Capital is a positive amount; (ii) in the event the Effective Time Working Capital is a negative amount, decreased by the amount by which Effective Time Working Capital is less than zero; (b) increased, by an amount equal to the aggregate amount, if any, of all Cash and Cash Equivalent capital contributions made after the Effective Time to the Company Group by Sellers or any Person who, directly or indirectly, owns a Security in the Company Group; (c) increased or decreased with respect to Company Hedges and certain Hedge Losses and/or Hedge Gains as follows (without duplication): (i) decreased, by an amount equal to the aggregate amount of all Hedge Losses attributable to the Company Hedges paid by any member of the Company Group after the Effective Time attributable to the settlement of Company Hedges with respect to hedge volumes thereunder for periods prior to the Effective Time; (ii) increased, by an amount equal to the aggregate amount of all Hedge Gains attributable to the Company Hedges actually received by any member of the Company Group after the Effective Time attributable to the settlement of Company Hedges with respect to hedge volumes thereunder for periods prior to the Effective Time; (iii) increased, by an amount equal to ninety four thousand one hundred seventy eight dollars and ninety one cents ($94,178.91), which amount constitutes the remainder of (a) the aggregate amount of all Hedge Gains actually received by any member of the Company Group after the Effective Time attributable to the settlement of Company Hedges with respect to hedge volumes thereunder for periods after the Effective Time and prior to April 1, 2025 minus (b) the aggregate amount of all Hedge Losses attributable to the Company Hedges paid by any member of the Company Group after the Effective Time attributable to the settlement of Company Hedges with respect to hedge volumes thereunder for periods after the Effective Time and prior to April 1, 2025. (d) increased or decreased with respect to certain Indebtedness under the Company Credit Agreement as follows: (i) decreased by an amount, if any, equal to the principal amount of any Pre-Effective Time Credit Agreement Indebtedness (expressly including any interest payments or any other fees, charges or penalties associated with the retirement of such Indebtedness under the Company Credit Agreement), in each case, to the extent that such amount is paid or satisfied by the Company Group during the period after the Effective Time and prior to

41 the Closing, excluding any payments made at the Closing from the proceeds of the Closing Payment or the Closing Distribution; (ii) increased by an amount, if any, equal to the principal amount of any Post-Effective Time Credit Agreement Indebtedness (expressly including any interest payments or any other fees, charges or penalties associated with the retirement of such Indebtedness under the Company Credit Agreement), but only to the extent that such principal amount is paid or satisfied out of the proceeds of the Closing Payment or Closing Distribution under Section 2.6; (iii) decreased by an amount, if any, equal to the amount of any Indebtedness under the Company Credit Agreement (including any interest accrued thereon or any other fees, charges or penalties associated with the retirement of such Indebtedness under the Company Credit Agreement) that is outstanding immediately prior to the Closing, that is not retired and satisfied in full at the Closing from the proceeds of the Closing Payment or the Closing Distribution; (e) decreased by the amount, if any, of all Leakage occurring on or after the Effective Time and prior to or at the Closing (including, without duplication, the Closing Distribution); (f) decreased with respect to Defects (which shall be reduced by any Title Benefits determined pursuant to Section 3.2(h)) in accordance with Section 3.2(g) and/or any Assets excluded from the transactions contemplated by this Agreement pursuant to Section 3.2(g)(ii); (g) increased or decreased with respect to Excluded Assets as follows: (i) increased, by an amount equal to the aggregate amounts of Cash and Cash Equivalents actually received by the Company Group during any period from and after the Effective Time attributable to or earned from any Excluded Assets; (ii) decreased, by the amount of all Property Costs or other costs and expenses, including all prepaid costs and expenses, incurred or paid by the Company Group after the Effective Time, in each case, that are incurred in connection with the ownership or operation of the Excluded Assets, including any other costs, fees, expense or liability incurred or paid in connection with the disposition, transfer, dividend or distribution of the Excluded Asset after the Effective Time; (h) decreased, by an amount equal to the Transaction Costs (x) paid by the Company Group after the Effective Time and prior to Closing or (y) that are vested, earned or accrued but remain outstanding and the obligation of the Company Group as of the Closing (to the extent not satisfied out of the proceeds of the Closing Payment or Closing Distribution under Section 2.6); (i) increased or decreased with respect to Taxes as follows: (i) increased, by (A) the amount of all Post-Effective Time Company Taxes that are paid or otherwise economically borne by any Seller, its Affiliates (other than the

42 Company Group) or any Seller’s direct or indirect owners, and (B) the amount of all Post-Effective Time Company Taxes that are paid or otherwise economically borne by the Company Group prior to the Effective Time; (ii) decreased, by (A) the amount of all Pre-Effective Time Company Taxes that are paid or otherwise economically borne by Purchaser, and (B) the amount of all Pre- Effective Time Company Taxes that are (I) paid or otherwise economically borne by the Company Group after the Effective Time but prior to the Closing Date or (II) unpaid as of the Closing Date; (j) increased by the amount of an overhead reimbursement fee equal to (i) Four Hundred Thousand Dollars ($400,000.00) per month for each full calendar month between the Effective Time and the Closing Date, plus a pro rata share of such amounts for any partial calendar month(s); and (k) increased, or decreased, as applicable, by any other amounts provided for elsewhere in this Agreement as expressly increasing or decreasing the Unadjusted Purchase Price or otherwise agreed upon in writing by Sellers and Purchaser. Section 2.5 Adjustment Procedures. (a) All adjustments to the Unadjusted Purchase Price shall be made (A) in accordance with the terms of this Agreement and, to the extent not inconsistent with this Agreement and otherwise applicable, in accordance with GAAP and COPAS (provided, however, in the event of any conflict between GAAP and COPAS, GAAP shall control), as consistently applied by the Company Group prior to Closing (the “Accounting Principles”) except that the Accounting Principles shall not apply to any adjustments to the extent inconsistent with the provisions of Section 11.1 and (B) without duplication. For the avoidance of doubt, no item that is included in or taken into account in the determination of the calculation of Effective Time Working Capital shall be subject to any other adjustment to the Unadjusted Purchase Price. When available, actual figures will be used for the adjustments to the Unadjusted Purchase Price at Closing. To the extent actual figures are unavailable at Closing, Sellers’ Representative’s good-faith estimates will be used at Closing subject to final adjustments in accordance with the terms hereof. (b) Notwithstanding anything to the contrary in this Agreement, in determining the adjustments contemplated under Section 2.4(a), the following shall be taken into account to the extent not in express conflict with the definitions of Effective Time Working Capital, Working Capital Assets and Working Capital Liabilities; provided that the following shall in no way be construed as a limitation to the definition of any of Effective Time Working Capital, Working Capital Assets and Working Capital Liabilities: (i) the following shall be deemed to constitute Working Capital Assets (without duplication or limitation): (A) all Cash and Cash Equivalents of the Company Group at the Effective Time, and all unpaid refunds on deposits, prepayments or similar items and all insurance proceeds receivable by the Company Group (to the extent reasonably likely to be received by the Company Group by the fifteenth (15th) day following Sellers’ receipt of Purchaser’s draft statement pursuant to Section 2.7(b)) attributable to periods prior to the Effective Time;

43 (B) the amount of all pre-paid or deposited Property Costs paid by or on behalf of the Company Group prior to the Effective Time to the extent that are attributable to the ownership of the Assets after the Effective Time that are not reimbursed or repaid to any member of the Company Group prior to the Effective Time, including (1) bond and insurance premiums and deductibles paid or borne by or on behalf of the Company Group with respect to any period after the Effective Time (prorated as applicable, and, with respect to any insurance premiums pertaining to insurance policies that will not be retained by the Company Group after Closing, limited only to prepayments for the period between the Effective Time and Closing), (2) Royalties, (3) cash calls to Third Party operators, (4) bonus, lease extensions, rentals and other lease maintenance payments not due or payable until after the Effective Time and (5) annual registration fees and/or well registration fees attributable to periods after the Effective Time not due and payable until after the Effective Time (prorated as applicable), but in any event excluding (y) any Transaction Costs, and (z) any amount attributable to Excluded Assets; (C) the Company Group’s entitlement of any merchantable Hydrocarbons in tanks or storage facilities produced from or credited to the Assets, to the extent above the load line, produced from or attributable to the Assets at the Effective Time based upon the quantities in tanks or storage facilities to be settled based on the Settlement Price (subject to adjustment following verification by Purchaser); (D) all unpaid proceeds, receivables and amounts earned as of the Effective Time from the sale of Hydrocarbons produced from or attributable to the Oil and Gas Properties, together with any other unpaid amounts receivables earned by or owed to the Company Group, in each case during any period before the Effective Time to the extent reasonably likely to be received by the Company Group (or benefitting the Company Group through offset or similar rights) prior to the fifteenth (15th) day following Sellers’ receipt of Purchaser’s draft statement pursuant to Section 2.7(b); (E) if any member of the Company Group is the operator under an operating agreement covering any of the Assets or assets then owned by the Company Group, an amount equal to the Property Costs and other costs and expenses paid before the Effective Time by the Company Group, any Seller or any of its or their Affiliates on behalf of the other joint interest owners without reimbursement prior to the Effective Time (including through netting of revenues paid to such joint interest owners) that are attributable to periods after the Effective Time, in each case, only to the extent that such costs and expenses are (1) validly charged to such joint interest owners under the applicable joint operating agreement, production sharing agreement or similar Contract and (2) reasonably likely to be received by the Company Group prior to the fifteenth (15th) day following Sellers’ receipt of Purchaser’s draft statement pursuant to Section 2.7(b); and (F) with respect to any Imbalances where the Company Group is underproduced as to Hydrocarbons or has overdelivered Hydrocarbons, an amount equal to the aggregate cash amount owed by Third Parties to the Company Group for such Imbalances as of the Effective Time if the applicable Contract governing such Imbalance requires monthly cash balancing or, if monthly cash balancing is not required under such applicable Contract, on the basis of the applicable Settlement Price.

44 (ii) the following shall be deemed to constitute Working Capital Liabilities (without duplication or limitation): (A) the amount of all Property Costs and Suspense Funds payable by the Company Group that are unpaid as of the Effective Time with respect to operations on or relating to the Assets that are attributable to periods prior the Effective Time; and (B) with respect to any Imbalances where the Company Group is overproduced as to Hydrocarbons or has underdelivered Hydrocarbons, an amount equal to the aggregate amount owed by the Company Group to Third Parties for such Imbalances as of the Effective Time if the applicable Contract governing such Imbalance requires monthly cash balancing or, if monthly cash balancing is not required under such applicable Contract, on the basis of the applicable Settlement Price. (c) All adjustments and payments made pursuant to this Article 2 shall be without duplication of any other amounts paid or received under this Agreement. (d) For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto), (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Oil and Gas Properties when they are produced into the tank batteries related to each Well and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Oil and Gas Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. The Parties shall use reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings, gauging or strapping data are not available. (e) Surface use or damage fees and other Property Costs that are paid periodically (including deficiency or shortfall payments to minimum volume commitments or similar requirements that accrue on a periodic basis (e.g., quarterly, semi-annually, or annually)) shall be prorated based on the number of days in the applicable period falling on or before, or after, the Effective Time. (f) In determining the amount of the Working Capital Assets, oil country tubular goods, spare parts, backup tangible inventory and other inventory that are booked under GAAP as property, plant and equipment, materials and supplies, other assets and current assets associated with discontinued operations set forth on Schedule 1.1(d) shall be valued, in each case, based on the applicable fair market value of such assets and property as of the Effective Time. At Purchaser’s option, it may conduct a physical inventory count of oil country tubular goods, spare parts, backup tangible inventory and other inventory, and to the extent that the physical count deviates from Schedule 1.1(d) (excluding any such goods, parts, or inventory that were utilized or consumed after the Effective Time in connection with the ownership or operation of the Assets as reflected in documentation of the Company Group), the physical count shall be used for purposes of determining such Working Capital Assets. (g) “Earned” and “incurred,” as used in Section 2.4 and this Section 2.5, shall be interpreted in accordance with accounting recognition guidance under the Accounting Principles.

45 Section 2.6 Closing Date Flow of Funds. Contemporaneously with Closing: (a) The Closing Payment shall be disbursed at the Closing as follows: (i) First, to the amount of any Indebtedness under the Company Credit Agreement of the Company Group (including any Post-Effective Time Credit Agreement Indebtedness) outstanding as of the Closing Date, to the applicable holders of such Indebtedness under the Company Credit Agreement (including any such amounts required to obtain at Closing the releases, terminations and instruments referenced in Section 10.2(e) that constitute or create any Liens binding on the Assets or the Subject Securities, or that secure any such Indebtedness under the Company Credit Agreement of a Seller or an Affiliate of such Seller), as specified in the Payoff Letters; (ii) Second, to the extent any Transaction Costs are due and payable or outstanding as of Closing, to the Persons owed any such Transaction Costs, as set forth in the Preliminary Settlement Statement; and (iii) Third, the remainder of the Closing Payment to the Person(s) and account(s) designated by Sellers’ Representative as set forth in the Preliminary Settlement Statement. (b) Sellers shall cause the Company Group to make the Closing Distribution to the Person(s) and account(s) designated by Sellers’ Representative in the Preliminary Settlement Statement. Section 2.7 Closing Payment and Post-Closing Adjustments. (a) Between the Execution Date and the Closing Date, Sellers and Purchaser shall reasonably cooperate to exchange information relating to the calculation of the Adjusted Purchase Price, and shall meet at least monthly to discuss matters relating thereto. Not later than five (5) Business Days prior to the Closing Date, Sellers shall prepare and deliver to Purchaser, a draft preliminary settlement statement (“Preliminary Settlement Statement”) setting forth (i) Sellers’ good faith estimate of the Adjusted Purchase Price as of the Closing Date after giving effect to all adjustments set forth in Section 2.4, (ii) the Persons, accounts and amounts of disbursements that Sellers designate and nominate to receive the Closing Payment and (iii) the wiring instructions for all such payments and disbursements. Along with such Preliminary Settlement Statement, Sellers must supply to Purchaser reasonable documentation in the possession of Sellers or any of their Affiliates to support the items for which adjustments are proposed or made in the Preliminary Settlement Statement delivered by Sellers and a brief explanation of any such adjustments and the reasons therefor. Within three (3) Business Days after receipt of Sellers’ draft Preliminary Settlement Statement and all reasonable documentation, Purchaser may deliver to Sellers a written report containing all changes that Purchaser proposes to be made to the Preliminary Settlement Statement, if any, together with reasonable documentation to support such changes, if such support is available, or a request for the information needed to confirm Sellers’ estimates, and a brief explanation of any such changes. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Unadjusted Purchase Price at Closing; provided that if the Parties cannot agree on all adjustments set forth in the

46 Preliminary Settlement Statement prior to the Closing, then any such unagreed adjustments as set forth in the Preliminary Settlement Statement as presented by Sellers will be used to adjust the Unadjusted Purchase Price at Closing. (b) As soon as reasonably practicable after the Closing, but no later than one hundred and twenty (120) days following the Closing Date, Purchaser shall prepare and deliver to Sellers a draft final settlement statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment under Section 2.4, based on the most recent actual figures for each adjustment (which Adjusted Purchase Price and calculation shall exclude the Defect Escrow Amount, which shall be maintained and distributed in accordance with the terms of Section 3.2(i)). Along with such draft final settlement statement, Purchaser shall provide reasonable documentation to support the final figures. As soon as reasonably practicable, but not later than the fifteenth (15th) day following receipt of Purchaser’s statement and sufficient reasonable documentation hereunder, Sellers may deliver to Purchaser a written report containing any changes that Sellers propose be made in such final settlement statement. Any changes not so specified in such written report shall be deemed waived and Purchaser’s determinations with respect to all such elements of the final settlement statement that are not addressed specifically in such report shall prevail. If Sellers fail to timely deliver a written report to Purchaser containing changes Sellers propose to be made to the final settlement statement or notice of the lack of reasonable documentation, the final settlement statement as delivered by Purchaser will be deemed to be correct and mutually agreed upon by the Parties, and will, without limiting the application of Section 11.1(c), be final and binding on the Parties and not subject to further audit or arbitration. Purchaser may deliver a written report to Sellers during the same fifteen (15)-day period reflecting any changes that Purchaser proposes to be made in such statement as a result of additional information received after the statement was prepared. The Parties shall undertake to agree on the final settlement statement of the Adjusted Purchase Price no later than thirty (30) days following Sellers’ receipt of Purchaser’s statement delivered hereunder. In the event that the Parties cannot reach agreement as to the final settlement statement of the Adjusted Purchase Price within such period of time, any Party may refer the items of adjustment which are in dispute or the interpretation or effect of this Section 2.7 (other than disputed adjustments under Section 2.4(f), which shall be resolved exclusively in accordance with Section 3.2(i)) to a nationally recognized independent accounting firm or consulting firm mutually acceptable to Purchaser and Sellers (the “Accounting Referee”), for review and final determination by arbitration. The Accounting Referee shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Section 2.7(b). The Accounting Referee’s determination shall be made within fifteen (15) days after submission of the matters in dispute and shall, without limiting the application of Section 11.1(c), be final and binding on all Parties, without right of appeal. In determining the amount of any adjustment to the Adjusted Purchase Price, the Accounting Referee shall be bound by the terms of Section 2.4 and may not increase the Adjusted Purchase Price more than the increase proposed by Sellers nor decrease the Adjusted Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Referee shall act as an expert for the limited purpose of determining the specific disputed aspects of the Adjusted Purchase Price adjustments submitted by any Party (other than disputed adjustments under Section 2.4(f), which shall be resolved exclusively in accordance with Section 3.2(i)) and may not award damages, interest (except to the extent expressly provided for in this Section 2.7) or penalties to any Party with respect to any matter. Sellers and Purchaser shall each bear their own legal fees and other costs of presenting its case.

47 Sellers, on the one hand, and Purchaser, on the other hand, shall each bear one-half of the fees, costs and expenses of the Accounting Referee. Within five (5) Business Days after the earlier of (i) the expiration of Purchaser’s fifteen (15)-day review period without delivery of any written report and (ii) the date on which the Parties or the Accounting Referee finally determine the Adjusted Purchase Price, (A) in the event (1) the Adjusted Purchase Price exceeds (2) the sum of the Closing Payment plus the Holdback Amount plus the Defect Escrow Amount (if any) (such excess, a “Closing Payment Shortfall”), then Purchaser shall pay to Seller the amount of such Closing Payment Shortfall in cash, or (B) in the event (1) the sum of the Closing Payment plus the Holdback Amount plus the Defect Escrow Amount (if any) exceeds (2) the Adjusted Purchase Price (a “Closing Payment Excess”), Sellers shall pay to Purchaser the amount of the Closing Payment Excess in cash. (c) Purchaser shall assist Sellers in preparation of the final settlement statement of the Adjusted Purchase Price under Section 2.7(b) by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be reasonably requested by Sellers to facilitate such process post-Closing. (d) To the extent any item of the type set forth in Section 2.5(b)(i)(A) (excluding any Cash and Cash Equivalents), Section 2.5(b)(i)(D), or Section 2.5(b)(i)(E) that was considered reasonably likely to be received by the fifteenth (15th) day following Sellers’ receipt of Purchaser’s draft statement pursuant to Section 2.7(b) was not so received by (or credited to) the Company Group by such date, such amount shall not be deemed a Working Capital Asset. (e) All payments made or to be made under this Agreement to Sellers shall be made by electronic transfer of immediately available funds to such bank and account as may be specified by Sellers in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to such bank and account as may be specified by Purchaser in writing. Section 2.8 Tax Treatment; Allocation of Purchase Price (a) The Parties agree that the transactions contemplated by this Agreement will be treated for U.S. federal and applicable state and local Income Tax purposes as (i) a sale of partnership interests of the Company by Sellers, which shall, for the avoidance of doubt, cause the Company’s taxable year as a partnership to close as of the end of the Closing Date for U.S. federal and applicable state and local Income Tax purposes, and (ii) a purchase of the assets of each member of the Company Group by Purchaser, in each case, in accordance with Revenue Ruling 99-6, Situation 2. No Party shall, and shall cause their respective Affiliates not to, take any position inconsistent with the preceding sentence for any purpose unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or corresponding provision of applicable U.S. state or local Law). (b) Each of Sellers’ Representative and Purchaser shall use commercially reasonable efforts to agree upon an allocation of the Adjusted Purchase Price and any other items properly treated as consideration for U.S. federal Income Tax purposes among the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060), in accordance with Sections 751, 755 and 1060 of the Code and the Treasury Regulations

48 promulgated thereunder within thirty (30) days after the final determination of the Adjusted Purchase Price under Section 2.7 (the “Allocation”). If Sellers’ Representative and Purchaser reach an agreement with respect to the Allocation, (a) Sellers’ Representative and Purchaser shall use commercially reasonable efforts to update the Allocation in a manner consistent with Sections 751, 755 and 1060 of the Code, as applicable, following any adjustment to the purchase consideration for Tax purposes pursuant to this Agreement, (b) Sellers and Purchaser shall, and shall cause their Affiliates to, report consistently with the Allocation, as adjusted, on IRS Form 8594 (which Purchaser shall timely file with the Internal Revenue Service, unless otherwise required by a change in applicable Law occurring after the date the Parties agree to the Allocation), any statements required under Treasury Regulations Section 1.751-1(a)(3) and any allocation required under Section 755 of the Code; provided, however, that (i) if Sellers’ Representative and Purchaser cannot mutually agree on the Allocation, each Party shall be entitled to determine its own Allocation and, to the extent applicable, file its IRS Form 8594 consistent therewith, and (ii) no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such Allocation. Section 2.9 Withholding. Purchaser and, to the extent applicable after Closing, any member of the Company Group, shall be entitled to deduct and withhold from the consideration otherwise payable to Sellers pursuant to this Agreement such amounts as are required to be withheld and paid over to the applicable Governmental Authority under the Code, or any other applicable provision of state or local Law relating to Taxes; provided, however, that, except with respect to any withholding required as a result of a Seller’s failure to deliver a duly executed and valid Internal Revenue Service Form W-9 as contemplated by Section 10.2(c), Purchaser shall (and, after Closing, shall cause the Company Group to) (a) use commercially reasonable efforts to notify Sellers’ Representative in writing of its intent to so deduct and withhold reasonably in advance of any such deduction or withholding, along with a description of the legal basis therefor, (b) reasonably cooperate with Sellers’ Representative to minimize the amount of any applicable withholding to the Sellers to the extent permitted by applicable Law, and (c) provide a reasonable opportunity for Sellers’ Representative to provide any Tax forms which might reduce or eliminate any such deduction or withholding. To the extent that amounts are so deducted or withheld and timely paid over to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Seller. Section 2.10 Earnout Payment. The Parties hereby agree, as additional, contingent consideration for the Assets being purchased by Purchaser under this Agreement (independent from the Adjusted Purchase Price), to the cash payments set forth in this Section 2.10 (each, a “Quarterly Earnout Payment”). The Quarterly Earnout Payment shall be calculated pursuant to the following terms: (a) On or before the date which is five (5) Business Days after the end of each Earnout Calculation Quarter (the “Measurement Date”), if the arithmetic average closing price for each NYMEX Trading Day of the front-month futures contract for WTI traded on the NYMEX (as reflected on Bloomberg CLA Cmdty (CL1:COM) (the “NYMEX Front Month Contract”) of all NYMEX Trading Days during the Earnout Calculation Quarter, the “NYMEX Quarterly Average”) is equal to or greater than $70 per Barrel, then:

49 (i) if the NYMEX Quarterly Average for such Earnout Period is greater than or equal to $70 per barrel but less than $75 per barrel, the Quarterly Earnout Payment for such Earnout Period shall be equal to Nine Hundred Thirty-Seven Thousand Five Hundred dollars ($937,500); and (ii) if the NYMEX Quarterly Average for such Earnout Period is greater than or equal to $75 per barrel, the Quarterly Earnout Payment for such Earnout Period shall be equal to One Million Eight Hundred Seventy-Five Thousand dollars ($1,875,000); provided, however, if the NYMEX Quarterly Average for such Earnout Period is less than $70 per barrel, then Sellers shall not be entitled to, and Purchaser shall not be required to make, a Quarterly Earnout Payment for such Earnout Period. (b) Any Quarterly Earnout Payment for any Earnout Period owed to Sellers pursuant to this Section 2.10 shall be earned as of the Measurement Date, but shall be paid by Purchaser to Sellers’ Representative within ten (10) Business Days following the Measurement Date. (c) If any Asset(s) are excluded pursuant to the terms of this Agreement, then each Quarterly Earnout Payment will each be adjusted and reduced by an amount equal to (i) the unadjusted Quarterly Earnout Payment for such Earnout Period multiplied by (ii) a fraction, (A) the numerator of which is the Allocated Value of such excluded Asset(s) and (B) the denominator of which is the amount equal to the Unadjusted Purchase Price. (d) In the event that for any reason the Bloomberg CLA Cmdty (CL1:COM) is not published on any applicable Measurement Date (the “Disrupted Day”), then the Parties will negotiate in good faith to agree to designate a comparable nationally recognized commodities exchange or data provider that will preserve the economic intent of the Parties hereto (a “Successor Method”) to replace Bloomberg CLA Cmdty (CL1:COM) for reference purposes for the Disrupted Day pursuant to this Section 2.10(d), which negotiation will occur for five (5) Business Days from the date either Purchaser or Sellers’ Representative notifies the Other Party (with supporting information) that the Disrupted Day has occurred. If the Parties fail to designate a Successor Method within such five (5) Business Day period, or if there is any other dispute relating to the matters set forth in this Section 2.10(d), such dispute shall be resolved pursuant to Section 2.7, mutatis mutundis. If, following resolution of any such dispute, it is determined that (i) Purchaser owes Sellers a Quarterly Earnout Payment for any applicable Earnout Period, then Purchaser shall promptly (within ten (10) Business Days following the determination of such dispute) pay Sellers the Quarterly Earnout Payment for such Earnout Period or (ii) Purchaser does not owe Sellers the Quarterly Earnout Payment for such Earnout Period, then Purchaser shall not be obligated to pay the Quarterly Earnout Payment for such Earnout Period to Sellers and the Parties will have no further rights or obligations pursuant to this Section 2.10(d) with respect to any Quarterly Earnout Payment for such Earnout Period. (e) For U.S. federal and applicable state and local Income Tax purposes, the Parties agree to treat (and shall cause each of their respective Affiliates to treat) any Quarterly Earnout Payment made under this Section 2.10 as an adjustment to the Adjusted Purchase Price, unless otherwise required by applicable Law.

50 ARTICLE 3 TITLE AND ENVIRONMENTAL MATTERS Section 3.1 Title and Environmental Matters (a) Sole and Exclusive Remedies. Purchaser hereby acknowledges and agrees that except as to the express representations and warranties set forth in Section 5.8, Section 5.10(d), Section 5.12, Section 5.13, Section 5.20, Section 5.21, Section 5.22, Section 5.23 and Section 5.30, and the corresponding representations in the Closing Certificate with respect to the same and any indemnification relating thereto, and Article 3 sets forth Purchaser’s sole and exclusive remedy against any member of the Seller Group with respect to (i) any Title Defect, (ii) the failure of Company Group or any other Person to have title to any of the Assets (whether Defensible Title or otherwise) and (iii) the existence of any Environmental Defect, Environmental Liabilities, Release of Hazardous Substances or any other environmental condition with respect to the Company Group, including any Assets. (b) Special Warranty. (i) The representation and warranty set forth in Section 5.30 (the “Special Warranty”) shall be subject to the further limitations and provisions of this Article 3, mutatis mutandis, excluding the Defect Deadline, the Individual Threshold and the Defect Deductible. (ii) As a condition to asserting a valid claim for breach of Special Warranty, no later than the date that is twenty-four (24) months after the Closing Date, Purchaser may furnish to Sellers a Defect Notice meeting the requirements of Section 3.2(a) setting forth any matters that Purchaser asserts as a breach of the Special Warranty. Sellers shall have a reasonable opportunity, but not the obligation, to cure prior to the date that is twenty-seven (27) months after the Closing Date any Title Defect asserted by Purchaser pursuant to this Section 3.1(b). Purchaser agrees to reasonably cooperate (without the obligation of Purchaser to expend any monies or undertake any material obligations) with any attempt by Sellers to cure any such Title Defect. Purchaser shall be deemed to have waived all breaches of the Special Warranty for which Sellers have not received on or before 5:00 p.m. Houston, Texas time on the date that is twenty-four (24) months after the Closing Date a notice in the form of a valid Defect Notice that satisfies the requirements set forth in Section 3.2(a). (iii) For purposes of the Special Warranty, the value of the Assets set forth in the exhibits thereto, as applicable, shall be deemed to be the Allocated Value thereof, as adjusted herein. Recovery on the special warranties of Defensible Title shall be limited to an amount (without any interest accruing thereon) equal to the reduction to the Unadjusted Purchase Price to which Purchaser would have been entitled had Purchaser asserted the Title Defect giving rise to such breach of the Special Warranty, as applicable, as a Title Defect prior to Closing pursuant to Section 3.2, in each case without taking into account the Individual Threshold and the Defect Deductible. In no event shall the recovery by Purchaser under the Special Warranty exceed the Allocated Value of the affected Asset, and Purchaser shall not be entitled to recover any amount for a breach of the Special Warranty to the extent that the same Title Defect is or has been taken

51 into account for the reduction of the Unadjusted Purchase Price calculated pursuant to the other provisions of this Article 3. Section 3.2 Defects; Adjustments (a) Notice of Defects. As a condition to Purchaser asserting any claim with respect to any alleged Defect, Purchaser must deliver a valid Notice or Notices (each a “Defect Notice”) with respect to such alleged Defect to Sellers’s Representative on or before 5:00 p.m. Central Time on June 16, 2025 (the “Defect Deadline”); provided Purchaser shall use commercially reasonable efforts to provide to Sellers’ Representative weekly written updates (which may be amended or supplemented by a Defect Notice) that describe any alleged Defects identified by or on behalf of Purchaser or Purchaser’s Representatives during the prior calendar week, provided that the failure to deliver any such preliminary notice shall not affect Purchaser’s right to assert any Defects at any time prior to the Defect Deadline. In order to be a valid Defect Notice as to each alleged Defect, each such Notice shall be in writing and must include: (i) a description of the alleged Defect; (ii) the Wells, Future Locations and Subject Formation(s), subject to such alleged Defect; (iii) the Allocated Value of each Well and Future Location, subject to the alleged Defect; (iv) Purchaser’s good faith estimate of the Defect Amount attributable to such alleged Defect and the computations and information upon which Purchaser’s estimate is based; (v) sufficient Reasonable Documentation in Purchaser’s or Purchaser’s Representatives’ possession or reasonable control supporting Purchaser’s assertion and claim of such alleged Defect; and (vi) with respect to any alleged Environmental Defect, reference to the specific section of the applicable Environmental Law(s) that Purchaser alleges have been violated or that Purchaser believes require Remediation with respect to the applicable Assets as of the Effective Time. EXCEPT FOR PURCHASER’S RIGHTS WITH RESPECT TO (I) SELLERS’ EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN, SECTION 5.8, SECTION 5.10(D), SECTION 5.12, SECTION 5.13, SECTION 5.22, AND SECTION 5.30, AND THE CORRESPONDING REPRESENTATIONS IN THE CLOSING CERTIFICATE WITH RESPECT TO THE SAME AND ANY INDEMNIFICATION RELATING THERETO, AND ARTICLE 3 WITH RESPECT TO THE SAME AND (II) THE SPECIFIED LIABILITIES DESCRIBED IN CLAUSE (F) OF THE DEFINITION THEREOF, PURCHASER SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL DEFECTS (AND ANY ADJUSTMENTS TO THE UNADJUSTED PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLERS HAVE NOT RECEIVED ON OR BEFORE THE DEFECT DEADLINE A DEFECT NOTICE

52 THAT SATISFIES ALL OF THE CONDITIONS AND REQUIREMENTS SET FORTH IN THIS SECTION 3.2. (b) Notice of Title Benefits. Should any Party discover any Title Benefit at any time on or prior to the Defect Deadline, such Party shall promptly, but in no event later than the Defect Deadline, deliver to the Other Party a written notice (each a “Title Benefit Notice”) including: (i) a description of the alleged Title Benefit; (ii) the Wells, Future Locations and Subject Formation(s) subject to such alleged Title Benefit; (iii) the Allocated Value of the Wells and Future Locations subject to such alleged Title Benefit; (iv) such discovering Party’s good faith reasonable estimate of the Title Benefit Amount attributable to such alleged Title Benefit and the computations and information upon which such Party’s estimate is based; and (v) Sellers shall provide all supporting documents reasonably necessary for the Purchaser and the Defect Referee (as well as any title attorney or examiner hired by any such Persons) to verify or investigate the existence of the alleged Title Benefit. SELLERS SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE BENEFITS (AND ANY ADJUSTMENTS TO THE UNADJUSTED PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLERS HAVE NOT RECEIVED OR SENT TO PURCHASER ON OR BEFORE THE DEFECT DEADLINE A VALID NOTICE THAT SATISFIES ALL OF THE CONDITIONS AND REQUIREMENTS SET FORTH IN THIS SECTION 3.2(b). (c) Option to Cure Defects. Sellers shall have the right, but not the obligation to attempt, at Sellers’ sole cost, to cure or remove, on or prior to the Cure Deadline, any alleged Defects asserted in a Defect Notice. Sellers shall be deemed to have cured or removed a Defect if the Well, Future Location, Realty Interest or Midstream System affected by such alleged Defect is free of all Defects as of the Cure Deadline. If any validly asserted Defect is not cured or removed as elected by Sellers, or if Sellers and Purchaser cannot agree as to whether such Defect has been cured or removed, and it is determined under Section 3.2(i) by the applicable Defect Referee that such Defect is not cured by the Cure Deadline, the Unadjusted Purchase Price shall be adjusted under Section 3.2(g) by the Defect Amount attributable to such Defect (for the sake of clarity, however, the asserted Defect Amount shall be taken into account at Closing for purposes of the Defect Escrow Amount). Sellers’ attempt to cure or remove a Defect shall not constitute an obligation to cure or attempt to cure such Defect or a waiver of Sellers’ right to dispute the validity, nature, or value of, or cost to cure, such Defect. (d) Defect Amounts. The diminution of value of an Asset attributable to any valid Defect (the “Defect Amount”) as to the applicable Well or Future Location, affected by such Defect shall be determined as follows:

53 (i) if Purchaser and Sellers’ Representative agree on the Defect Amount as to such Asset that amount shall be the Defect Amount; (ii) if a Title Defect is a Lien that is liquidated in amount, then the Defect Amount with respect to the applicable Asset shall be the amount necessary to be paid to remove the Title Defect from Company Group’s interest from the Well or Future Location, and any limitations as to Allocated Value set forth in this Agreement shall not limit the Defect Amount for such Lien; (iii) if a Title Defect as to the Subject Formation affecting any Well or Future Location represents a negative discrepancy between (A) the actual Net Revenue Interest for the Subject Formation as to such Well or Future Location, as applicable, and (B) the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Subject Formation as to such Well or Future Location, as applicable, then the Defect Amount shall be equal to the product of (1) the Allocated Value of such Subject Formation as to such Well or Future Location, as applicable, multiplied by (2) a fraction, the numerator of which is (x) the remainder of a. the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Subject Formation as to such Well or Lease, as applicable, minus (3) the actual Net Revenue Interest as to the Subject Formation as to such Well or Future Location, as applicable, and the denominator of which is (y) the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for the Subject Formation as to such Well or Future Location, as applicable; provided if the Title Defect does not affect the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for the Subject Formation as to such Well or Future Location, as applicable, throughout its entire productive life, the Defect Amount determined under this Section 3.2(d)(iii) shall be reduced to take into account the applicable time period only; (iv) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Subject Formation as to an Asset of a type not described in Section 3.2(d)(i), through Section 3.2(d)(ii), the Defect Amount shall be determined by taking into account the Allocated Value of the Asset so affected, the portion of Company Group’s interest in the Subject Formation as to such Asset affected by the Title Defect, with respect to any Future Location, the portion of the Subject Formation affected by such Title Defect and potential inability to drill and complete a well within the applicable Subject Formation as to such Future Location as a result of any such Title Defect, the legal effect of the Title Defect, the potential present value economic effect of the Title Defect over the life of the Subject Formation as to such Asset, the values placed upon the Title Defect by Purchaser and Sellers, the estimated capital and operational costs and expenses (or reduction or increases thereof) attributable to Company Group’s Working Interest, and such other factors as are necessary to make an evaluation and determination of such value; (v) if a Defect is an Environmental Defect, the Defect Amount shall be equal to the costs and expenses (as of the Closing Date) to Remediate the Asset subject to such Environmental Defect in the lowest-cost manner reasonably available, consistent with applicable Environmental Laws, taking into account that non-permanent remedies (including mechanisms to contain or stabilize Hazardous Substances, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls, or other appropriate restrictions on

54 the industrial use of the property, caps, dikes, encapsulation, leachate collection systems, and the like) may be the lowest-cost manner reasonably available and, where applicable, to the satisfaction of the applicable Governmental Authorities, and Environmental Liabilities associated with such Environmental Defect; provided, however, (1) if Remediation of an Environmental Defect is not reasonably likely to be completed to achieve a no further action letter, or similar confirmation from the Governmental Authority with jurisdiction, that the Environmental Defect has been resolved in accordance with Environmental Laws, subject to the limitations of the no further action letter, including any provisions that would provide the Governmental Authority reopener rights or does not address all relevant environmental conditions, the Defect Amount shall be equal to the estimated present value (discounted at a rate of ten percent (10%) with respect to the applicable cost reasonably likely to be incurred one year after the Closing Date) and (2) such Defect Amount shall expressly exclude (A) the costs, fees and expenses of Purchaser’s and/or its Affiliate’s employees or attorneys, (B) overhead costs of Purchaser or its Affiliates, and (C) any Remediation costs, fees or expenses charged or chargeable to any other Working Interest owner or co-tenant or joint owner of the underlying Assets burdened by such Environmental Defect; provided, further, that, for the avoidance of doubt, Environmental Defects of a similar nature cannot be aggregated for purposes of meeting the Individual Threshold except and to the extent of an Environmental Defect which is solely a regulatory filing or permitting deficiency and not a physical condition that affects multiple Assets (e.g., the failure to obtain the same type of permit required under applicable Environmental Laws or prepare and file the same type of plan (including spill, prevention, control, and countermeasure plans) or report), then the Defect Amounts associated with each such filing or permitting deficiency that is common across multiple Assets may be aggregated for purposes of meeting the Individual Threshold; (vi) the Defect Amount with respect to a Defect shall be determined without duplication of any costs or losses included in another Defect Amount hereunder, or for which Purchaser otherwise receives credit in the calculation of the Adjusted Purchase Price; and (vii) notwithstanding anything to the contrary in this Agreement, the aggregate adjustment to the Unadjusted Purchase Price for all Defect Amounts attributable to Title Defects with respect to each Asset shall not exceed the Allocated Value of such Asset (after giving effect to any applicable adjustments due to prior Defects). (e) Title Benefit Amounts. The “Title Benefit Amount” for any Title Benefit shall be determined as follows: (i) if a Title Benefit applicable to any Subject Formation as to any Well or Future Location represents a positive discrepancy between (A) the actual Net Revenue Interest for such Subject Formation as to such Well or Future Location, as applicable, and (B) the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Subject Formation as to such Well or Future Location, as applicable, then the Title Benefit Amount shall be equal to the product of (1) the Allocated Value of such Subject Formation as to such Well or Future Location, as applicable, multiplied by (2) a fraction, the numerator of which is (x) the remainder of the actual Net Revenue Interest of such Subject Formation as to such Well or Future Location, as applicable, after giving effect to such Title Benefit minus the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Subject Formation as to such Well or Future Location, as applicable, and the denominator of which is (y)

55 the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Subject Formation as to such Well or Future Location, as applicable; provided if the Title Benefit does not affect the “Net Revenue Interest” percentage stated on Exhibit A-2 or Part B of Schedule 2.8, as applicable, for such Subject Formation as to such Well or Future Location, as applicable, throughout its entire productive life, the Title Benefit Amount determined under this Section 3.2(e)(i) shall be reduced to take into account the applicable time period only; (ii) if the Title Benefit represents a benefit of a type not described in Section 3.2(e)(i), the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Well or Future Location so affected, the portion of Company Group’s interest in the Well or Future Location affected by the Title Benefit, the legal effect of the Title Benefit, the potential positive economic effect of the Title Benefit over the life of the affected Well or Future Location, the values placed upon the Title Benefit by Purchaser and Sellers and such other factors as are necessary to make an evaluation and determination of such value. (f) Individual Threshold and Defect Deductibles. Notwithstanding anything to the contrary in this Agreement: (i) There shall be no adjustments to the Unadjusted Purchase Price under Section 3.2(g) for any finally determined or agreed Defect as to any Asset to the extent the finally determined or agreed Defect Amount for such Defect as to such Asset is less than the Individual Threshold (it being agreed that the Individual Threshold represents a threshold and not a deductible); and (ii) With respect to all valid and finally determined or agreed Defects with respect to each applicable Asset where the finally determined or agreed Defect Amount thereof exceeds the Individual Threshold (but excluding in any and all cases any Environmental Defects to the extent identified or described on Schedule 5.22), there shall be no adjustment to the Unadjusted Purchase Price under Section 3.2(g) with respect to any and all such Defects unless and until the aggregate of all finally determined or agreed Defect Amounts with respect thereto exceeds the Defect Deductible and then only to the extent such aggregate amount exceeds the Defect Deductible (it being the intention of the Parties that the Defect Deductible represents a deductible and not a threshold); provided, however, for the avoidance of doubt, with respect to any adjustments to the Unadjusted Purchase Price pursuant to Section 3.2(g) with respect to any Environmental Defects to the extent identified or described on Schedule 5.22 where the finally determined or agreed Defect Amount thereof exceeds the Individual Threshold, such adjustment shall be made without application or reduction as to the Defect Deductible. (g) Sole and Exclusive Remedies for Defects. Subject to Section 3.2(i) and Sellers’ right to cure any Defects and/or dispute the existence of a Defect and the Defect Amount asserted with respect thereto, in the event that any valid Defect is not waived in writing by Purchaser or is not cured or Remediated on or prior to the Closing, then: (i) subject to satisfaction of the Individual Threshold and Defect Deductible pursuant to Section 3.2(f) and Sellers’ rights under Section 3.2(g)(ii), all Assets subject to any Title Defects shall be conveyed to Purchaser at Closing and the Unadjusted Purchase Price shall be decreased by the sum of (x) the aggregate finally determined or agreed Defect Amounts

56 attributable to all such finally determined or agreed Defects hereunder (but only to the extent such aggregate sum with respect to such Defects exceeds the Defect Deductible, it being the intention of the Parties that the Defect Deductible constitutes a deductible and not a threshold) minus (y) the aggregate finally determined or agreed Title Benefit Amounts attributable to all such finally determined or agreed Title Benefits hereunder; and (ii) notwithstanding anything herein to the contrary, in lieu of the remedy for Defects set forth in Section 3.2(g)(i), Sellers’ Representative shall have the right, but not the obligation, to elect (in its sole discretion), to provide written Notice to Purchaser on or prior to the Closing Date, to exclude the entirety of the Asset (including all of Company Group’s right, title and interest therein) subject to any alleged Defect (along with any other Assets reasonably necessary or desirable for the ownership or operation of such Asset) from the transactions contemplated hereunder and, in such event, (A) the Unadjusted Purchase Price shall be decreased by the Allocated Value of such excluded Assets, (B) all such Assets shall be deemed to be excluded from the definition of Assets and from Exhibit A, (C) such Assets shall be deemed to constitute Excluded Assets set forth on Schedule 1.1(a) and (D) Purchaser shall have no rights or obligations hereunder with respect to such Excluded Assets. (h) Remedies for Title Benefits. Subject to Purchaser’s right to dispute the existence of a Title Benefit and the Title Benefit Amount asserted with respect thereto, and notwithstanding anything stated to the contrary in this Agreement, the Unadjusted Purchase Price shall not be increased by any determined or agreed Title Benefit Amounts attributable to all finally determined or agreed Title Benefits (even if such aggregate Title Benefits exceeds the adjustment for any Defects), and any finally determined or agreed Title Benefit Amounts for any finally determined or agreed Title Benefits may be used solely to offset any finally determined or agreed Defect Amounts. (i) Disputed Defects. (i) Sellers’ Representative and Purchaser shall use good faith efforts to agree prior to and after Closing on the interpretation and effect of this Article 3 and the validity and determination of all Title Benefits, Title Benefit Amounts, Defects and Defect Amounts (or the cure thereof). If Sellers’ Representative and Purchaser are unable to agree on the validity and determination of any Title Benefit, Title Benefit Amount, Defect or Defect Amount (or the cure thereof) prior to Closing, Purchaser shall deliver the Defect Escrow Amount to the Escrow Agent at Closing to be held pursuant to the terms hereof and the terms of the Escrow Agreement and the affected Asset(s) subject to such Title Benefits or Defects shall nonetheless be conveyed to Purchaser at Closing, and the Closing Payment shall be reduced by an amount equal to the Defect Escrow Amount. If Sellers’ Representative and Purchaser are unable to agree on the interpretation and effect of this Article 3, the existence, cure, or amount of any Title Benefits, Title Benefit Amounts, Defects, or Defect Amounts, the presence or absence of wells or leases on Exhibit A, the Allocated Value of any Asset, or any other matter related to title to the Assets by the date thirty (30) days after the Closing Date, then, subject to Section 3.2(d), Section 3.2(f) and Section 3.2(g), all such disputed interpretations and effect of this Article 3 and all Title Benefits, Title Benefit Amounts, Defects, and Defect Amounts (or the cure thereof), the presence or absences of wells or leases on Exhibit A, the Allocated Value of any Asset, or any other matter related to title to the Assets in dispute shall be exclusively and finally resolved pursuant to this Section 3.2(i). During

57 the ten (10) Business Day period following the date thirty (30) days after the Closing Date, (A) disputes as to the interpretation and effect of this Article 3 and all Title Benefits, Title Benefit Amounts, Defects, or Defect Amounts (or the cure thereof) in dispute shall be submitted to a neutral title attorney having at least ten (10) years’ experience in oil and gas titles in the State of Texas and mutually acceptable to Seller and Purchaser, or absent such agreement during the ten (10) Business Day period, by the Houston, Texas office of the AAA (the “Title Referee”) and (B) disputes with respect to Environmental Defects (or the cure thereof) shall be submitted to a neutral nationally recognized independent environmental consulting firm mutually acceptable to Sellers’ Representative and Purchaser or, absent such agreement during the ten (10) Business Day period, by the Houston, Texas office of the AAA (the “Environmental Referee” and collectively with the Title Referees, each a “Defect Referee”). No Defect Referee shall have worked as an employee or outside counsel for any Party or any Affiliate of any Party during the ten (10)-year period preceding the arbitration or have any financial interest in the dispute. (ii) Within ten (10) Business Days after the selection of the applicable Defect Referee, the Parties shall provide to such Defect Referee only the documents and materials described in this Section 3.2(i)(ii), as applicable (it being the intention of the Parties that any Party submitting a Defect Notice or Title Benefit Notice shall only be able to submit to the applicable Defect Referee the information, reports, opinions and materials included with or provided as part of such Defect Notice or Title Benefit Notice): (A) each Defect Notice and all documentation provided therewith with respect to each disputed Defect; (B) each Title Benefit Notice and all documentation provided therewith with respect to each disputed Title Benefit; (C) such evidence as the disputing Party deems appropriate to explain and dispute the existence, waiver and cure of each disputed Defect or the Defect Amount assigned thereto by Purchaser in any Defect Notice, together with such Party’s good faith estimate of the Defect Amount, if any, with respect to each such disputed Defect; (D) such evidence as the disputing Party deems appropriate to dispute the existence of any disputed Title Benefit or the Title Benefit Amount assigned thereto in any Title Benefit Notice with respect any such disputed Title Benefit, together with such Party’s good faith estimate of the disputed Title Benefit Amount, if any, with respect to each such disputed Title Benefit; and (E) this Article 3, Exhibit A (including Exhibits A-1, A-2, A-3, and A-4, as applicable) and Schedule 2.8, together with any definitions of terms used in this Article 3 and such Exhibits and Schedule, but no other provisions of this Agreement. (iii) The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with, but not under the auspices or jurisdiction of, the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Section 3.2(i). The applicable Defect Referee’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding upon the Parties, without a right

58 of appeal. In making a determination, the applicable Defect Referee shall be bound by the rules set forth in this Article 3 and may consider such other matters as in the opinion of the applicable Defect Referee are necessary or helpful to make a determination. Additionally, the applicable Defect Referee may consult with and engage any disinterested Third Party to advise such Defect Referee, including title attorneys, petroleum engineers and environmental consultants. (iv) In rendering his or her award, the applicable Defect Referee shall be limited to selecting either Sellers’ position or Purchaser’s position on each of the disputed Title Benefits, Title Benefit Amounts, Defects, or Defect Amounts. Notwithstanding anything herein to the contrary, the Defect Referee shall have exclusive, final and binding authority with respect to the scope of such Defect Referee’s authority with respect to any dispute arising under or related to this Article 3 or any disputed Title Benefits, Title Benefit Amounts, Defect or Defect Amount and in no event shall any dispute as to the authority of the Defect Referee to determine any such disputes be subject to resolution or the provisions of Section 14.3. The applicable Defect Referee shall act as an expert for the limited purpose of determining the interpretation and effect of this Article 3 and any and all specific disputed Title Benefit Amounts, Defects or Defect Amount submitted by any Party and may not award any damages, interest, or penalties to any Party with respect to any matter. The non-prevailing Party shall pay all costs and expenses (including reasonable attorneys’ fees, the costs associated with each Party presenting its case and the costs and fees of the applicable Defect Referee). (v) From time to time after the Closing Date, to the extent the Parties have mutually agreed on any disputed Title Benefit and Title Benefit Amount with respect thereto and/or any Defect and Defect Amount with respect thereto (or the cure thereof), or such disputed Title Benefit and Title Benefit Amount with respect thereto and/or any Defect and Defect Amount with respect thereto (or the cure thereof) has been finally determined by the applicable Defect Referee, then no later than three (3) Business Days after the date of such agreement or determination, the Parties shall deliver joint written instructions directing the Escrow Agent to disburse form the Defect Escrow Amount the Title Benefit Amount or Defect Amount with respect thereto to the Party entitled to such amount pursuant to the terms of this Agreement, together with any interest accrued on such amount under the terms of the Escrow Agreement. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS Subject to the provisions of this Article 4, the other terms and conditions of this Agreement and the exceptions and matters set forth on the Disclosure Schedules, each Seller represents and warrants to Purchaser on the Execution Date and the Closing Date the matters set out in this Article 4. Section 4.1 Organization, Existence and Qualification. Such Seller is duly formed or organized, validly existing and in good standing under the Laws of the state where it is formed (as set forth in the introductory paragraph) and, except where the failure to do so does not result in a Material Adverse Effect, is duly qualified to carry on its business in the states where it is required to do so.

59 Section 4.2 Power. Such Seller has the limited liability company power to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Section 4.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller (and all Transaction Documents required to be executed and delivered by such Seller at Closing shall be duly executed and delivered by such Seller) and this Agreement constitutes, and at the Closing such Transaction Documents shall constitute, the valid and binding obligations of such Seller, enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 4.4 No Conflicts. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement and the other Transaction Documents by such Seller, and the consummation of the transactions contemplated hereby and thereby shall not (a) violate any provision of any Governing Documents of such Seller, (b) result in the creation of any material Lien on the Assets of such Seller, (c) result in material default (with due notice or lapse of time or both) or the creation of any Lien or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which such Seller is a party or by which such Seller or the Assets owned or held by such Seller are bound (which shall not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated hereunder), (d) violate any judgment, order, ruling, or decree applicable to such Seller as a party in interest, or (e) violate any Laws applicable to such Seller, except in each case of the foregoing clauses (a) through (e) for any matters that do not result in a Material Adverse Effect. Section 4.5 Litigation. Except as set forth on Schedule 4.5, there are no proceedings currently pending before any Governmental Authority or, to such Seller’s Knowledge, threatened by any Third Party or Governmental Authority against such Seller or its Affiliates (other than any member of the Company Group) (a) with respect to the Subject Securities owned by such Seller; (b) that challenges the validity or enforceability of the obligations of such Seller under this Agreement or the obligations of such Seller under the other Transaction Documents to which it is or will be a party; or (c) that seeks to prevent, delay or otherwise would reasonably be expected to adversely affect, prevent or delay the consummation by such Seller of the transactions contemplated hereby or thereby or the performance by such Seller of its obligations hereunder or thereunder. Section 4.6 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or, to the Knowledge of such Seller, threatened in writing against such Seller or any Affiliate thereof (whether by any Seller or any Third Party).

60 Section 4.7 Ownership of Subject Securities. Such Seller is the direct record and beneficial owner of all of the Subject Securities described on Schedule 5.5 as being owned by such Seller, free and clear of all Liens (other than Permitted Securities Liens). At the Closing, the delivery by such Seller to Purchaser of the Assignment will vest Purchaser with good title to all of the Subject Securities held by such Seller (as set forth on Schedule 5.5), free and clear of all Liens (other than Permitted Securities Liens). Such Seller is not a party to (i) any option, warrant, purchase right or other Contract or commitment (other than this Agreement) that could require such Seller to sell, transfer or otherwise dispose of any of the Subject Securities or (ii) any voting trust, proxy, or other Contract or understanding with respect to the voting of the Subject Securities. Section 4.8 Broker’s Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission (contingent or otherwise) in connection with the transactions contemplated by this Agreement or any related agreement based upon arrangements made by or on behalf of any Seller or Company Group (or their respective Affiliates) for which Purchaser or any of its Affiliates (including, following the Closing, Company Group) shall have any responsibility, liability or incurred expense. ARTICLE 5 REPRESENTATIONS AND WARRANTIES REGARDING COMPANY GROUP Subject to the provisions of this Article 5, the other terms and conditions of this Agreement and the exceptions and matters set forth on the Disclosure Schedules, Company represents and warrants to Purchaser on the Execution Date and the Closing Date the matters set out in this Article 5. Section 5.1 Existence and Qualification. Each member of the Company Group is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect is duly qualified to carry on its business in the states where the Assets owned or held by the Company Group are located and those other states where it is required to be so qualified. Section 5.2 Power. Each member of the Company Group has the limited liability company power and authority to own, lease and operate its properties, rights or assets and carry on its business to enter into, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Section 5.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of Company. This Agreement has been duly executed and delivered by Company (and all Transaction Documents required to be executed and delivered by Company at Closing shall be duly executed and delivered by Company) and this Agreement constitutes, and at the Closing such Transaction Documents shall constitute, the valid and binding obligations of Company, enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the

61 rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 5.4 No Conflicts. Except as set forth on Schedule 5.4 and any Consents and Permitted Encumbrances, the execution, delivery and performance of this Agreement and the other Transaction Documents by Company, and the consummation of the transactions contemplated hereby and thereby shall not (a) violate any provision of any Governing Documents of Company, (b) result in the creation of any material Lien on the Assets of Company, (c) result in material default (with due notice or lapse of time or both) or the creation of any Lien or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Company is a party or by which Company or the Assets owned or held by Company are bound (which shall not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated hereunder), (d) violate any judgment, order, ruling, or decree applicable to Company as a party in interest, or (e) violate any Laws applicable to Company, except in each case of the foregoing clauses (a) through (e) for any matters that do not result in a Material Adverse Effect. Section 5.5 Capitalization. (a) Schedule 5.5 sets forth the ownership structure of each member of the Company Group, including all of the issued and outstanding Securities of such member of the Company Group and the record and beneficial ownership thereof. The Subject Securities constitute all of the issued and outstanding Securities in Company. The Subject Securities have been duly authorized and validly issued, and are fully paid and nonassessable (except as otherwise provided under applicable Law). Except as disclosed in Schedule 5.5, no member of the Company Group has Subsidiaries or owns Securities in any Person. Company has, either directly or indirectly through a member of the Company Group, good and valid title to the Securities of its Subsidiaries, free and clear of any and all Liens, other than Permitted Securities Liens and there are no other record or beneficial holders of Securities of such Subsidiaries other than members of Company Group. (b) Except as expressly set forth in the Governing Documents of any member of the Company Group, there will not be as of Closing, and except as expressly set forth in the Governing Documents of such member of the Company Group, there are no (i) outstanding preemptive or other outstanding Rights with respect to the Securities of any member of the Company Group, (ii) appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights or commitments or other rights or Contracts of any kind or character relating to or entitling any Person to purchase or otherwise acquire any Securities of any member of the Company Group or requiring any member of the Company Group to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Securities of any member of the Company Group, (iii) member agreements, irrevocable proxies, voting trusts, voting agreements, member or partnership rights, or other rights or Contracts relating to the voting of any Securities of any member of the Company Group and (iv) agreements or Rights granted by such member of the Company Group to any Person, or any right or privilege capable of becoming an agreement or Right, for the purchase, subscription, allotment or issue of any unissued Securities (including convertible Securities, warrants or convertible obligations of any nature) of such member of the

62 Company Group. There are no bonds, debentures, notes or other indebtedness of Company having the right to vote or consent (or, convertible into, or exchangeable for, Securities having the right to vote or consent) on any matters on which holders of Securities of Company or any member of the Company Group may vote. (c) Other than any Subsidiaries which are set forth on Part A of Schedule 5.5 (if any), no member of the Company Group owns, of record or beneficially, any direct or indirect (through a Subsidiary or otherwise) Securities or interests in, or have any investments in, any Person. There will be as of the Closing, no outstanding or authorized equity appreciation, phantom equity, profit participation, equity equivalent or based award or similar rights affecting any member of the Company Group. (d) No Securities of the Company or its Subsidiaries have been offered, issued, sold or transferred in violation of (i) any applicable Law or (ii) any preemptive, purchase or call options, subscription rights, rights of first refusal, Rights or other similar rights. Prior to the Execution Date, the Company has made available to Purchaser (or its representatives) true and complete copies of each Governing Document of the Company and its Subsidiaries and all amendments, waivers, or modifications thereto. None of the Securities of the Company or its Subsidiaries (if any) have been certificated. Section 5.6 Financial Statements. (a) Prior to the Execution Date, the Company has delivered to Purchaser true and complete copies of the audited consolidated financial statements of the Company Group, which comprise the consolidated statements of financial position as of December 31, 2024 (the “Balance Sheet Date”), and related consolidated statements of operations, member’s equity and cash flows, together with all related notes thereto and accompanied by reports thereon of the Company’s independent auditor (the “Financial Statements”), which is set forth on Schedule 5.6. Except as set forth in this Section 5.6, the Financial Statements have been prepared from the books and records of the Company Group and presents in all material respects, the financial position, results of operations, equity and cash flows or the revenues and operating expenses, as applicable, of the business represented thereby as of the date and for the period indicated therein, in each case, in accordance with GAAP (but excluding, for the avoidance of doubt, any supplemental oil and gas disclosures pursuant to ASC 932-235-50 et seq.) and without modification of the accounting principles used in the preparation thereof throughout the periods presented, except that the unaudited Financial Statements do not contain footnote disclosures and other presentation items required by Accounting Principles (which, if presented, would not differ materially from those presented in the corresponding audited Financial Statements). (b) Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company Group, taken as a whole, the Company Group maintains a system of internal accounting controls over financial reporting, that has been designed by, or under the supervision of, its principal executive and principal financial officers, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP.

63 (c) To the Knowledge of the Company, there is not, and since January 1, 2023 there has not been, (A) any material weakness in the system of internal accounting controls used by the Company Group, (B) any fraud, corporate misappropriation or similar wrongdoing that involves any of the management of the Company Group or other employees who have a role in the preparation of financial statements or in the internal accounting controls used by the Company Group or (C) any written notice of any claim received by the Company or its Subsidiaries regarding any of the foregoing. Section 5.7 No Undisclosed Liabilities. There are no liabilities or obligations, or any claim or judgment, of or with respect to the Company Group that would be required by GAAP to be reserved, reflected or otherwise disclosed on a balance sheet of the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) as set forth on Schedule 5.7, (b) liabilities reserved, reflected or otherwise expressly disclosed in the balance sheet of the Company Group as of the Balance Sheet Date included in the Financial Statements, (c) liabilities incurred in the ordinary course of business since the Balance Sheet Date none of which results from or arises in connection with any breach, violation or default under any Law, Contracts, Permit or any tort, fraud or infringement, (d) Transaction Costs, (e) liabilities included in Effective Time Working Capital, (f) Excluded Assets, (g) Plugging and Abandonment or asset retirement obligations, (h) Environmental Liabilities, (i) any Indebtedness under the Company Credit Agreement or (j) liabilities that would not have, individually or in the aggregate, a Material Adverse Effect. Section 5.8 Litigation. Except (a) as set forth on Schedule 5.8, (b) with respect to Environmental Laws and Environmental Liabilities, which are addressed in Article 3 and Section 5.22, or (c) with respect to Tax matters, which are addressed in Section 5.10, there are no actions, suits, or proceedings (including condemnation, expropriation, or forfeiture proceedings) (a) pending before any Governmental Authority or arbitrator against any member of the Company Group (or to Sellers’ Knowledge, any Third Party operator) or to the Knowledge of Company, any investigations conducted by any Governmental Authority, in each case (i) relating to any Asset owned or held by the Company Group or any Company Group’s ownership or operation thereof or (ii) seeking to prevent the consummation of the transactions contemplated hereby or (b) to Company’s Knowledge, threatened by any Third Party or Governmental Authority against any Seller (i) relating to any Asset owned or held by Company Group or the ownership or operation thereof or (ii) seeking to prevent the consummation of the transactions contemplated hereby. To Sellers’ Knowledge, there are no proceedings pending before a Governmental Authority against any officer, director, equityholder, manager or member of any member of the Company Group, in each case, in their capacities as such and relating to their roles or responsibilities with or to the Company Group. Section 5.9 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or, to the Knowledge of Company, threatened in writing against any member of the Company Group (whether by Sellers or any Third Party). Section 5.10 Taxes. Except, in each case, as set forth on Schedule 5.10:

64 (a) All income and other material Tax Returns required to be filed by or with respect to each member of the Company Group have been duly and timely filed (taking into account any extension of the due date for filing), and each such Tax Return is true, correct and complete in all material respects; (b) all income and other material Taxes owed by each member of the Company Group that have become due and payable (whether or not shown on any Tax Return) have been timely paid in full; (c) all material Taxes that the Company Group is required by Law to withhold, deduct or collect have been duly withheld, deducted or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, owner, equityholder, member or other third party. To the extent required by applicable Law, all such amounts have been timely paid over to the proper Governmental Authority. The Company Group has timely complied with all reporting and record keeping requirements related thereto, including filing of IRS Forms W-2 and 1099s (or other applicable forms), and each such filing is true, correct, and complete in all material respects; (d) there are no Liens (other than Permitted Encumbrances) on any of the assets of the Company Group that arose in connection with any failure (or alleged failure) to pay any Taxes; (e) no federal, state, local or foreign audits or other actions with respect to any Taxes or Tax Returns of any member of the Company Group are currently pending or being conducted, nor has any member of the Company Group received any (i) written notice from any Governmental Authority that any such audit or other action is pending, threatened or contemplated or (ii) written notice of deficiency or proposed adjustment with respect to any Taxes due from or with respect to the Company Group or any Tax Return filed by or with respect to the Company Group The Company has delivered to Purchaser accurate and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company Group during the three-year period prior to the date hereof; (f) there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax of any member of the Company Group or any Tax imposed on the Assets, and no power of attorney, that is currently in force, has been granted with respect to any matter relating to Taxes of the Company Group; (g) no member of the Company Group has participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2); (h) other than pursuant to the limited liability company agreement of Company or any of its Affiliates, none of the Assets are subject to any tax partnership agreement or are otherwise treated as held in an arrangement requiring a partnership Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code; (i) each member of the Company Group is classified for U.S. federal and applicable state and local Income Tax purposes either as a disregarded entity or as a partnership;

65 (j) no member of the Company Group is a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements (excluding any commercial agreements or contracts that are not primarily related to Taxes); (k) no written claim has been made by any Governmental Authority in a jurisdiction where any member of the Company Group does not file Tax Returns that such member is or may be subject to taxation in that jurisdiction; (l) no member of the Company Group has any liability for the Taxes of any other Person (1) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law) or (2) as a transferee or successor or by contract, in each case, other than (a) any Combined Group all of the members of which are members of the applicable Company Group, and (b) with respect to any commercial agreements or contracts that are not primarily related to Taxes; (m) no member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion of any Straddle Period) beginning at or after the Effective Time as a result of: (i) an adjustment under Section 481(a) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) by reason of a change in method of accounting occurring on or prior to the Closing Date for a taxable period ending on or prior to the Closing Date, (ii) a “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made prior to the Effective Time, (iv) the cash method of accounting or long-term contract method of accounting utilized prior to the Effective Time, or (v) any prepaid amount received or deferred revenue accrued prior to the Effective Time; and (n) no member of the Company Group has made any SALT Election; Notwithstanding any other provision in this Agreement to the contrary, the representations and warranties in this Section 5.10 and Section 5.26(g) are the only representations and warranties of the Company in this Agreement with respect to Tax matters. Section 5.11 Compliance with Laws. Except (a) as set forth on Schedule 5.11, (b) with respect to Environmental Laws and Environmental Liabilities, which are addressed in Article 3 and Section 5.22, and (c) with respect to Tax matters, which are addressed in Section 5.10, as of the Execution Date, Company Group is, and Company Group’s ownership of and, as applicable, operation (and to Company’s Knowledge, each Third Party operator in any Asset’s operation), of the Business and the Assets is, not in material violation of any applicable Laws. Section 5.12 Material Contracts. (a) Except for any Material Contracts (and amendments thereto) executed after the Execution Date in accordance with Section 8.2, Schedule 5.12(a) sets forth a complete and accurate list of all Material Contracts.

66 (b) Except as set forth on Schedule 5.12(b), no member of the Company Group has received from any Other Party to a Material Contract any written notice of any material default or material breach thereof or termination or intention to terminate any Material Contract that remains unresolved and/or uncured as of the Execution Date. (c) No member of the Company Group is, and to the Company’s Knowledge, no Third Party counterparty to any Material Contract is, in material breach of a Material Contract currently or, based on facts that exist as of the Execution Date, with the passage of time or notice. (d) Except as set forth on Schedule 5.12(d), complete and accurate copies of all Material Contracts have been made available to Purchaser prior to the Execution Date. (e) Except as set forth on Schedule 1.1(c), there are no Company Hedges. Section 5.13 Consents and Preferential Rights. Except (i) for Consents from Governmental Authorities typically obtained after Closing and/or (ii) as set forth on Schedule 5.13, (a) there are no Consents required to be obtained, made, or complied with for or in connection with the sale, assignment, or transfer of the Subject Securities contemplated by this Agreement, (b) there are no Preferential Rights applicable to any Assets with respect to the sale of the Subject Securities contemplated by this Agreement and (c) there are no drag-alongs, tag-alongs or similar provisions requiring or giving Seller or any member of the Company Group the option to acquire any co-tenant interests in the Assets that are triggered or vested as a result of to the sale of the Subject Securities contemplated by this Agreement. Section 5.14 Outstanding Capital Commitments. Except as set forth on Schedule 5.14, as of the Execution Date, as of the Execution Date, there are no outstanding authorizations for capital expenditure or similar requests or invoices for capital funding or capital participation under any Contract that are binding on Company Group and that Company reasonably anticipates will individually require expenditures by the Company Group with respect to the Assets attributable to periods on or after the Effective Time in excess of One Hundred Thousand Dollars ($100,000.00) (net to the aggregate of all Company Group’s Working Interests in such Oil and Gas Properties). Section 5.15 Royalties; Suspense Funds. (a) Except as set forth on Part A of Schedule 5.15, all material Royalties that are payable by Company Group or, to the Knowledge of the Company, the applicable Third Party operator have been properly and timely paid in accordance with the terms of the applicable Lease and Laws except for Royalties (i) as are being currently paid prior to delinquency in the ordinary course of business or (ii) which constitute Suspense Funds. (b) Part B of Schedule 5.15 lists, to the Knowledge of Company as of the Execution Date, all Suspense Funds held by Company Group as of the date indicated in Schedule 5.15. All Suspense Funds held by any member of the Company Group are so held pursuant to a valid legal reason for suspense, or pursuant to minimum payment suspense rights. To the Knowledge of the Company as of the Execution Date, no material share of Hydrocarbon proceeds attributable to Company Group’s interests in the Assets to which Company Group is entitled is currently being held in suspense by the applicable Third Party operator or payor thereof.

67 Section 5.16 Imbalances. Except as set forth on Schedule 5.16 or for which the Unadjusted Purchase Price shall be adjusted for and taken into account in the determination of the Effective Time Working Capital, to the Company’s Knowledge as of the Execution Date (a) there are no material Imbalances as to Company Group’s interests in the Wells and Leases; (b) to the Knowledge of the Company, Company Group has not received any deficiency payments under disposal contracts for which any Person has the right to take deficiency gas from the Assets, nor has Company Group received any payments for production which are subject to refund or recoupment out of future production, and (c) there are no prepayments, or other commitments by Company Group (or to which the Midstream Systems are otherwise subject) which would allow the disposal of any volumes in or through the disposal Wells or Midstream System without an immediate payment obligation therefor by the party disposing same. Section 5.17 Wells. Except as set forth on Schedule 5.17: (a) with respect to Oil and Gas Properties operated by any member of the Company Group and, to Company’s Knowledge, Oil and Gas Properties operated by any Third Party, and other than Wells that have been Plugged and Abandoned in accordance with all applicable Laws, there are no dry holes, or shut in or otherwise inactive wells that are located on the Leases or the units that (i) Company Group is currently obligated by applicable Law to Plug and Abandon or (ii) have been Plugged and Abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Assets, (b) that are classified as inactive with the State of New Mexico Oil Conservation Division (“NMOCD”) or subject to an Inactive Well Agreed Compliance Order therewith. Section 5.18 Credit Support. Schedule 5.18 is a complete and accurate list of all Credit Support provided by or on behalf of Company Group in support of the obligations of Company Group to any Governmental Authority or Third Party related to the ownership or operation of the Assets. Section 5.19 Permits. Except as set forth on Schedule 5.19 and except with respect to Environmental Laws and Environmental Liabilities, which are solely addressed in Article 3 and Section 5.22, (a) Company Group possess all permits, licenses, and authorizations required to be obtained from any Governmental Authority that are material for the ownership of the Assets and the operation of the Assets operated by Company Group, (b) there exists no material default under any permit, license or authorization by Company Group or to the Knowledge of Company, by any other Person. Section 5.20 Leases. Except as set forth on Schedule 5.20, there are no actions, suits, or proceedings with respect to any Lease pending against any Company Group member before any Governmental Authority and in which the lessor thereunder is seeking to terminate, cancel, or rescind any such Lease, in whole or in part, and to the Knowledge of Company, no unresolved written claims have been made by a lessor asserting termination. Section 5.21 Midstream System. The Midstream System and any related equipment or Wells, including salt water disposal Wells, are in an operable state of repair adequate to maintain ongoing operations at the level and as currently conducted by the Company Group during the twelve (12) month period prior to the Execution Date, in all material respects, ordinary wear and tear excepted. The Assets, taken as a whole, include in all material respects, all of the physical

68 Assets sufficient to own and operate the Midstream System, in all material respects, as currently conducted by the Company Group during the twelve (12) month period prior to the Execution Date. Except as set forth on Schedule 5.21, the Company Group has, subject to Permitted Encumbrances, sufficient record and beneficial title and other customary rights of use and access to the Midstream System, necessary to access, own and operate the Midstream System and any related equipment or Wells, including salt water disposal Wells, as accessed, owned and operated by the Company Group during the twelve (12) month period prior to the Execution Date. The Midstream System, and any related equipment or Wells and are not burdened by any obligation to provide services or capacity without charge or at materially reduced rate. Section 5.22 Environmental Matters. Except as set forth on Schedule 5.22: (a) as of the Execution Date, no member of the Company Group have received any notice or report from any Governmental Authority relating to a material violation of, or material liability under, Environmental Laws, including any of the foregoing asserting that any of the Assets operated, or previously owned or leased, by Company Group is the subject of any material Remediation, removal, clean-up, response action, enforcement action or order regarding any material actual or alleged presence or Release of Hazardous Substances that, in each case, has not been finally resolved. (b) as of the Execution Date, there are no actions or proceedings pending, or to the Knowledge of Company, threatened before any Governmental Authority against any Company Group member relating to any violation or breach of or liability under any Environmental Laws with respect to Company Group’s ownership or operation of any Asset or property previously owned or leased by the Company Group; (c) no Company Group member has entered into any agreements, consents, orders, decrees or judgments with any Governmental Authorities based on any violations of or liability under Environmental Laws by any member of the Company Group that relate to the future use of the Assets, or property previously owned or leased by the Company Group, and that require any material future Remediation; (d) to the Knowledge of the Company Group as of the Execution Date, and except as would not reasonably be expected to be material and adverse to the Business of the Company Group, taken as a whole: (i) there is not a condition, fact, or circumstance and there has been no Release, treatment, storage, disposal, arrangement for or permitting of the disposal, transportation or handling of, exposure to, or contamination by, any Hazardous Substances with respect to the Company Group’s ownership or operation of the Assets or conduct of the Business that has given or would give rise to material liability to or in favor of any other Person under Environmental Laws relating to such Hazardous Substances (except in each case as has been otherwise resolved or Remediated); (ii) no violation of Environmental Laws at the Assets, or with respect to any property previously owned or leased by the Company Group, that may result in Environmental Liabilities; and

69 (iii) the Company Group holds all permits and licenses required under any Environmental Law with respect to the Company Group’s ownership or operation of the Assets operated by any member of the Company Group. Notwithstanding any other provision in this Agreement, the representations and warranties set forth in this Section 5.22 are the sole and exclusive representations and warranties regarding environmental matters and/or Environmental Liabilities, provided, however, that if Seller updates Schedule 5.22 pursuant to Section 8.5 on or after June 1, 2025, then Purchaser shall have an addition fifteen (15) days from the receipt of such update to assert a timely and valid Defect Notice relating to the issues so disclosed and the exceptions for such Schedule 5.22 matters set forth in Section 3.2.(f)(ii) shall apply to such additional Defect Notice. Section 5.23 Casualty Loss and Condemnation. As of the Execution Date, there are no pending or, to Company’s Knowledge, threatened Casualty Loss with respect to any Assets of the Company Group with damages estimated to exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate for all such Casualty Loss, net to the interest of the applicable member of the Company Group. As of the Execution Date, to Company’s Knowledge, there has been no material property damage to any material assets or properties of Company that are not covered by insurance. Section 5.24 Insurance. Schedule 5.24 sets forth a list of all insurance policies carried by or for the benefit of Company Group or the Assets (other than title insurance policies, if any with respect to any real property) as of the Execution Date. As of the Execution Date, all of such policies are in full force and effect and there is no material claim pending under any such policies as to which coverage has been denied by the insurer other than customary indications as to reservation of rights by insurers listed on Schedule 5.24. Section 5.25 Operatorship. As of the Execution Date, neither Sellers nor any member of the Company Group have received written notice of any pending vote to have any member of the Company Group removed as the “operator” under the applicable joint operating agreement, unit agreement or pipeline agreement or operator of record (as registered with the applicable regulatory agency) of any of the Oil and Gas Properties. Section 5.26 Labor and Employee Benefits. (a) Schedule 5.26(a) sets forth a list of (i) all Business Employees, as of, which such list includes the following for each Business Employee: (A) name or employee identification number, (B) base annual salary or hourly wage rate, as applicable; (C) exempt or non-exempt classification, (D) employing entity, (E) accrued but unused paid time off, and (F) current year target incentive compensation, as applicable; and (ii) all individuals engaged by a Seller or its Affiliate (whether in their personal capacity or through a limited liability company of which they are the sole member) as independent contractors who provide material services to the Business or Assets, including for each, (1) a description of the Contract applicable to such services, (2) a description of the services provided, and (3) primary work location. (b) No member of the Company Group is a party to or bound by any Labor Agreement. No Business Employee is represented by any labor union, works council, or other

70 labor organization, and no Labor Agreement is being negotiated by or on behalf of any Business Employee, in each case, with respect to their employment with the Employer Entity or services to the Company Group. There are no pending nor, to Company’s Knowledge, threatened in writing unfair labor practice charges, material grievances, arbitrations, material labor disputes, strikes or concerted work stoppages against or affecting any member of the Company Group and to Company’s Knowledge there are no union organizing activities, demands or proposals for representation with respect to any member of the Company Group or Business Employee with respect to their employment with the Employer Entity or services to the Company Group. (c) Each member of the Company Group is in material compliance with all applicable Laws regarding labor and employment practices. (d) To Company’s Knowledge, except as would not result in liability for the Company Group in any material respect: (i) each Business Employee and other individual who is providing services with respect to any member of the Company Group has been fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable under applicable Laws or Contract; and (ii) to Company’s Knowledge, each individual who is providing services to any member of the Company Group is classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider for all applicable purposes. (e) To Company’s Knowledge, there are no unresolved complaints or allegations as to any member of the Company Group or its Representatives in writing that could reasonably be expected to result in any material liability with respect to any sexual harassment or other discrimination allegations relating to any Business Employee or any other individual providing services to the Company Group, that, if known to the public, would bring the Company Group into material disrepute. (f) Schedule 5.26(f) sets forth each material Plan for the Company Group. With respect to each such Plan, Company and its Subsidiaries have provided correct and complete copies of: (i) the Plan documents and all amendments thereto; (ii) the most recent summary plan description and all summaries of material modifications; (iii) all certificates of insurance for related insurance contracts or other funding arrangements; (iv) the most recent determination, advisory or opinion letter received from the IRS; and (v) all non-routine correspondence with any Governmental Authority. (g) Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Plan. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no material breach of fiduciary duty (as determined under ERISA) with respect to any Plan. Each Plan is and has been established, maintained, funded, operated, and administered in all material respects in accordance with its terms and in compliance in all material respects with all applicable Laws. All contributions, distributions, reimbursements, and premium payments with respect to each Plan have been made in all material respects or properly accrued within the time periods prescribed by the terms of each Plan, ERISA, and the Code. Neither the Companies nor any of its Subsidiaries

71 have incurred (whether or not assessed) any material Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist that could result in the imposition of any such material Tax or penalty. (h) No Plan is, and neither the Companies nor any of its Subsidiaries sponsor, maintain, contribute to, have any obligation to contribute to, or have any current or contingent liability or obligation under or with respect to: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or was subject to Section 412 or 430 of the Code or subject to Title IV of ERISA; (ii) a “multiemployer plan”, as that term is defined in Section 3(37) of ERISA; (iii) a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; or (v) a plan or arrangement that provides post-employment, post-ownership, or post-service health or other welfare benefits except as required by Section 4980B of the Code (and for which the beneficiary pays the full premium cost of coverage). (i) Notwithstanding any other provision in this Agreement, (i) the representations and warranties in this Section 5.26, together with the representations and warranties in Section 5.8, Section 5.10, and Section 5.11 are the only representations and warranties of any Seller or Company in this Agreement with respect to employee benefit matters and (ii) the representations and warranties in this Section 5.26, together with the representations and warranties in Section 5.8 and Section 5.12 are the only representations and warranties of any Seller or Company in this Agreement with respect to labor and employment practices. Section 5.27 Indebtedness. Except as set forth on Schedule 5.27 and any Indebtedness under the Company Credit Agreement, as of the Execution Date, no member of the Company Group has outstanding Indebtedness. Section 5.28 Bank Accounts; Officers; Powers of Attorney. Schedule 5.28 sets forth a complete and accurate list of all deposit, demand, time, savings, passbook, security or similar accounts maintained by the Company and its Subsidiaries (if any) with any bank or financial institution, the names and addresses of the banks or financial institutions maintaining each such account and the authorized signatories on each such account, and an accurate and complete list of all officers, directors and managers of the Company and its Subsidiaries and a complete list of all Persons holding powers of attorney issued by such subject Company and its Subsidiaries that will remain in effect immediately prior to the Closing Date. Section 5.29 Books and Records. Each member of the Company Group maintains all books of account and other business records (including the Records) required by (and in accordance with) applicable Law or necessary to conduct the business of such member of the Company Group in accordance with its past practices, consistently applied, and in compliance with all applicable Laws. Section 5.30 Special Warranty. The Company Group individually and/or collectively holds Defensible Title to all of the Assets, in each case, free and clear of any claims against any Person whatsoever lawfully claims or purports to claim title to the same or any part thereof, solely to the extent arising, by, through or under Company Group, but not otherwise, subject however, to the Permitted Encumbrances.

72 Section 5.31 No Other Business or Assets. Except as set forth on Schedule 5.31 and the Excluded Assets, no member of the Company Group is engaged in or has engaged in any material respect, in any business other than the oil and gas business conducted with respect to the Assets (consistent with past practices). Section 5.32 Affiliate Arrangements. Except as set forth on Schedule 5.32, there are no Affiliate Arrangements with respect to the Company or its Subsidiaries. Section 5.33 Absence of Certain Changes. Except as set forth on Schedule 5.33, since the Effective Time through the Execution Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects. ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to each Seller and Company as of the Execution Date and the Closing Date the following: Section 6.1 Existence and Qualification. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the state of its formation (as set forth in the introductory paragraph) and is duly qualified and in good standing to carry on its business in states where the Assets are located and those other states where it is required to be so qualified. Section 6.2 Power. Purchaser has the limited liability company power to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Section 6.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all Transaction Documents required to be executed and delivered by Purchaser at Closing shall be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such Transaction Documents shall constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 6.4 No Conflicts. The execution, delivery, and performance of this Agreement and the other Transaction Documents by Purchaser, and the consummation of the transactions contemplated hereby and thereby, shall not (a) violate any provision of any Governing Documents of Purchaser or any agreement or instrument to which it is a party or by which it is bound, (b) result in a material default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or

73 other financing instrument to which Purchaser is a party or by which it is bound, (c) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, or (d) violate any Law applicable to Purchaser. Section 6.5 Consents, Approvals or Waivers. Except for any consent or approval of Governmental Authorities customarily obtained after Closing and assuming that Sellers obtain all relevant consents to assignment or approvals it is required to obtain in connection with the transactions contemplated hereby, the execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser shall not be subject to any consent, approval, notice or waiver from any Governmental Authority or other Third Party. Section 6.6 Defense Production Act. Purchaser is not a foreign person and the transactions contemplated by this Agreement are not a covered transaction as those terms are defined in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. App. 2170, and the regulations promulgated thereunder, 31 C.F.R. Part 800. Section 6.7 Litigation. There are no actions, suits, or proceedings (including condemnation, expropriation, or forfeiture proceedings) (a) pending before any Governmental Authority or arbitrator against Purchaser or its Affiliates seeking to prevent the consummation of the transactions contemplated hereby or (b) to Purchaser’s Knowledge, threatened in writing by any Third Party or Governmental Authority against Purchaser or its Affiliates seeking to prevent the consummation of the transactions contemplated hereby. Section 6.8 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by or, to Purchaser’s Knowledge, threatened against Purchaser or any Affiliate thereof (whether by Purchaser or any Third Party). Section 6.9 Financing. Purchaser will have sufficient cash on hand (in United States Dollars) as of the Closing Date to enable Purchaser to pay the Closing Payment on the Closing Date to or on behalf of Sellers and fund the Defect Escrow Amount, if any, at Closing. Section 6.10 Investment Intent. Purchaser is acquiring the Subject Securities for its own account and not with a view to their sale or distribution in violation of the Securities Act, any applicable state blue sky Laws or any other applicable securities Laws. Purchaser has made, independently and without reliance on Seller or any member of the Company Group (except to the extent that Purchaser has relied on the representations and warranties in this Agreement), its own analysis of the Subject Securities, each member of the Company Group and the Assets for the purpose of acquiring the Subject Securities, and Purchaser has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Purchaser acknowledges that the Subject Securities are not registered pursuant to the Securities Act and that none of the Subject Securities may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Purchaser is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act. Section 6.11 Independent Evaluation.

74 (a) Purchaser is a sophisticated, experienced and knowledgeable investor in the oil and gas business. In entering into this Agreement, Purchaser has relied solely upon Purchaser’s own expertise in legal, tax, reservoir engineering and other professional counsel concerning the transactions contemplated by this Agreement, the Subject Securities, the Business, the Assets and the value thereof. Purchaser acknowledges and affirms that as of Closing, Purchaser shall have completed, or caused to be completed, its independent investigation, verification, analysis, and evaluation of the Assets and made all such reviews and inspections of the Subject Securities, the Business, the Assets as Purchaser has deemed necessary or appropriate to consummate the transaction. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Subject Securities, the Business, the Assets or the accuracy or adequacy of the disclosures made to Purchaser. (b) Purchaser understands and acknowledges that neither the SEC nor any federal, state, or foreign agency has passed upon the Subject Securities, any member of the Company Group and the Assets or made any finding or determination as to the fairness of an investment in the Subject Securities, any member of the Company Group and the Assets or the accuracy or adequacy of the disclosures made to Purchaser. (c) Purchaser is an “Accredited Investor” as such term is defined in the regulations promulgated under the Securities Act, as amended by Section 413(a) of the Dodd- Frank Wall Street Reform and Consumer Protection Act. ARTICLE 7 DISCLAIMERS AND ACKNOWLEDGEMENTS Section 7.1 General Disclaimers. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 4, ARTICLE 5 AND THE CERTIFICATE OF SELLERS TO BE DELIVERED AT THE CLOSING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (a) NO MEMBER OF THE SELLER GROUP OR COMPANY GROUP MAKES, EACH SELLER EXPRESSLY DISCLAIMS, AND PURCHASER WAIVES AND REPRESENTS AND WARRANTS THAT PURCHASER HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN THIS AGREEMENT OR ANY OTHER INSTRUMENT, AGREEMENT, OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, INCLUDING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AS TO (i) ANY MEMBER OF THE SELLER GROUP OR COMPANY GROUP, (ii) ANY TITLE TO ANY OF THE ASSETS, SUBJECT SECURITIES OR THE EXISTENCE OR NON-EXISTENCE OF ANY TITLE DEFECTS OR OTHER ENCUMBRANCES OR BURDENS ON THE ASSETS, SUBJECT SECURITIES, (iii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OR ANY GEOLOGICAL, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS, OR RESERVE INFORMATION (ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO THE ASSETS, SUBJECT SECURITIES OR BUSINESS, (iv) THE QUANTITY, QUALITY, OR RECOVERABILITY

75 OF HYDROCARBONS IN OR FROM THE ASSETS, (v) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, OR STEP-OUT DRILLING OPPORTUNITIES, (vi) ANY ESTIMATES OF THE VALUE OF THE ASSETS, SUBJECT SECURITIES OR BUSINESS OR FUTURE REVENUES GENERATED BY THE ASSETS, SUBJECT SECURITIES OR BUSINESS, (vii) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (viii) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (ix) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (x) ANY BULK SALES LAWS OR SIMILAR LAWS, (xi) THE TRANSFERABILITY OR ASSIGNABILITY OF OPERATORSHIP OF ANY OF THE ASSETS OR THE ABILITY OF PURCHASER TO BE DESIGNATED OR QUALIFIED AS OPERATOR OF ANY ASSETS, AND/OR (xii) ANY OTHER RECORD, FILES, MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS, OR CONTENTS OF THE RECORDS) THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER GROUP OR THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (b) EACH SELLER AND COMPANY FURTHER DISCLAIMS, AND PURCHASER WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT EXCEPT AS SET FORTH ABOVE, THE ASSETS, SUBJECT SECURITIES AND BUSINESS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, INCLUDING CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ASSETS. PURCHASER SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY SELLERS, COMPANY GROUP OR ANY MEMBER OF THE SELLER GROUP TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, AND PURCHASER EXPRESSLY ACKNOWLEDGES AND COVENANTS THAT PURCHASER DOES NOT HAVE AND WILL NOT HAVE AND WILL NOT ASSERT ANY CLAIMS, DAMAGES, OR EQUITABLE REMEDIES WHATSOEVER AGAINST ANY MEMBER OF THE SELLER GROUP OR COMPANY GROUP EXCEPT FOR CLAIMS, DAMAGES, AND EQUITABLE REMEDIES AGAINST ANY SELLER OR COMPANY FOR BREACH OF AN EXPRESS REPRESENTATION OR WARRANTY OF SELLERS OR COMPANY SET FORTH IN ARTICLE 4 AND ARTICLE 5, AN EXPRESS COVENANT OF SELLERS AND COMPANY UNDER THIS AGREEMENT AND TO THE EXTENT PROVIDED HEREIN OR THEREIN. LIKEWISE, SELLERS AND

76 COMPANY SPECIFICALLY DISCLAIM ANY OBLIGATION OR DUTY BY PURCHASER OR ANY MEMBER OF THE PURCHASER GROUP TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN BY PURCHASER, SELLERS AND COMPANY EXPRESSLY ACKNOWLEDGE AND COVENANT THAT SELLERS DO NOT HAVE AND WILL NOT HAVE AND WILL NOT ASSERT ANY CLAIMS, DAMAGES, OR EQUITABLE REMEDIES WHATSOEVER AGAINST ANY MEMBER OF THE PURCHASER GROUP EXCEPT FOR CLAIMS, DAMAGES, AND EQUITABLE REMEDIES AGAINST PURCHASER PERMITTED UNDER THIS AGREEMENT FOR BREACH OF AN EXPRESS REPRESENTATION, WARRANTY, OR COVENANT OF PURCHASER UNDER THIS AGREEMENT AND TO THE EXTENT PROVIDED HEREIN. Section 7.2 Environmental Disclaimers. Purchaser acknowledges that (a) the Assets have been used for exploration, development, production, gathering, and transportation of oil and gas and other Hydrocarbons and there may be petroleum, produced water, wastes, scale, NORM, Hazardous Substances, or other substances or materials located in, on or under the Assets or associated with the Assets; (b) Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances; (c) NORM may affix or attach itself to the inside of wells, pipelines, materials, and equipment as scale, or in other forms; (d) the wells, materials, and equipment located on the Assets or included in the Assets may contain NORM and other wastes or Hazardous Substances; (e) NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including water, soils, or sediment; and (f) special procedures may be required for the assessment, Remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, NORM, and other Hazardous Substances from the Assets. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, NO SELLER OR MEMBER OF THE COMPANY GROUP MAKES, EACH SELLER AND MEMBER OF THE COMPANY GROUP EXPRESSLY DISCLAIMS, AND PURCHASER WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ENVIRONMENTAL DEFECT, ENVIRONMENTAL LIABILITIES, RELEASE OF HAZARDOUS SUBSTANCES OR ANY OTHER ENVIRONMENTAL CONDITION, INCLUDING THE PRESENCE OR ABSENCE OF ASBESTOS OR NORM IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED. AS OF CLOSING, PURCHASER SHALL HAVE INSPECTED AND WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES, AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ASSETS. AS OF CLOSING, PURCHASER HAS MADE ALL SUCH REVIEWS AND INSPECTIONS OF THE ASSETS AND THE RECORDS AS PURCHASER HAS DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTION.

77 Section 7.3 Calculations, Reporting and Payments. PURCHASER ACKNOWLEDGES AND AGREES THAT CLAIMS OR PROCEEDINGS AGAINST SELLERS OR ANY COMPANY GROUP MEMBER OR TO WHICH ANY SELLER OR ANY COMPANY GROUP MEMBER IS OR MAY BECOME A PARTY BEFORE, ON, OR AFTER THE CLOSING MAY HAVE AN EFFECT ON THE CALCULATION OF, AND LIABILITY WITH RESPECT TO, TAXES, ROYALTIES, RENTALS, AND OTHER PAYMENT OBLIGATIONS OF PURCHASER ARISING AFTER THE EFFECTIVE TIME RELATING TO THE ASSETS AND THE OBLIGATIONS OF THE COMPANY GROUP AND THE NET REVENUE INTEREST OR WORKING INTEREST WITH RESPECT TO THE ASSETS. NOTWITHSTANDING THAT SELLERS HAVE RETAINED CERTAIN LIABILITIES OR RESPONSIBILITY UNDER THIS AGREEMENT FOR THE PAYMENT OF ANY DAMAGES, LOSSES OR CLAIMS WITH RESPECT TO ANY OF THE FOREGOING, THE SPECIFIED LIABILITIES AND OTHER LIABILITIES OF SELLERS HEREUNDER SHALL NOT INCLUDE, AND PURCHASER HEREBY EXPRESSLY RELEASES THE MEMBERS OF THE SELLER GROUP FROM, ANY LIABILITY OR RESPONSIBILITY ARISING OUT OF OR RELATING TO ANY EFFECT THAT THE OUTCOME OR SETTLEMENT OF ANY SUCH CLAIMS OR PROCEEDINGS MAY HAVE ON THE CALCULATION OF TAXES, ROYALTIES, RENTALS, AND OTHER PAYMENT OBLIGATIONS OF PURCHASER ARISING AFTER THE EFFECTIVE TIME OR THE NET REVENUE INTEREST OR WORKING INTEREST WITH RESPECT TO THE ASSETS (OTHER THAN CLAIMS AGAINST THE SELLERS FOR SPECIFIED LIABILITIES RELATING THERETO ATTRIBUTABLE TO PRE-EFFECTIVE TIME PERIODS). FOR THE AVOIDANCE OF DOUBT, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER CANNOT RELY ON OR FORM ANY CONCLUSIONS FROM SELLERS’S METHODOLOGIES OR PRIOR PRACTICES FOR (a) THE CALCULATION AND REPORTING OF PRODUCTION AND ROYALTIES ATTRIBUTABLE TO PRODUCTION PRIOR TO THE EFFECTIVE TIME, OR (b) THE DETERMINATION AND REPORTING OF ANY COMPANY TAXES FOR PURPOSES OF CALCULATING AND REPORTING COMPANY TAXES THAT ARE (X) ATTRIBUTABLE TO ANY TAX PERIOD ENDING AFTER THE EFFECTIVE TIME AND (Y) NOT DUE PRIOR TO THE CLOSING DATE, IT BEING UNDERSTOOD THAT PURCHASER MUST MAKE ITS OWN DETERMINATION AS TO THE PROPER METHODOLOGIES AND PRACTICES THAT CAN OR SHOULD BE USED FOR PURPOSES OF CALCULATING AND REPORTING SUCH COMPANY TAXES. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 7.3 SHALL ALTER THE APPLICATION OF SECTION 11.1 OR CAUSE ANY COMPANY TAXES THAT ARE ALLOCATED TO ANY SELLER PURSUANT TO SECTION 11.1 TO BE ECONOMICALLY BORNE BY PURCHASER. Section 7.4 Changes in Prices; Well Events. PURCHASER ACKNOWLEDGES THAT IT SHALL ASSUME ALL RISK OF LOSS WITH RESPECT TO: (a) CHANGES IN COMMODITY OR PRODUCT PRICES AND ANY OTHER MARKET FACTORS OR CONDITIONS FROM AND AFTER THE EFFECTIVE TIME; (b) PRODUCTION DECLINES OR ANY ADVERSE CHANGE IN THE PRODUCTION CHARACTERISTICS OR DOWNHOLE CONDITION OF ANY WELL, INCLUDING ANY WELL WATERING OUT, OR EXPERIENCING A COLLAPSE IN THE CASING OR SAND INFILTRATION, FROM AND AFTER THE EXECUTION DATE; AND (c)

78 DEPRECIATION OF ANY ASSETS THAT CONSTITUTE PERSONAL PROPERTY THROUGH ORDINARY WEAR AND TEAR. Section 7.5 Limited Duties. ANY AND ALL DUTIES AND OBLIGATIONS WHICH ANY PARTY MAY HAVE TO THE OTHER PARTY WITH RESPECT TO OR IN CONNECTION WITH THE ASSETS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE IN THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. Section 7.6 Conspicuousness. EACH SELLER, COMPANY AND PURCHASER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 7 AND THE REST OF THIS AGREEMENT ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW. ARTICLE 8 COVENANTS OF THE PARTIES Section 8.1 Access. (a) Upon execution of this Agreement until the Closing, Sellers’ Representative shall give Purchaser, its Affiliates, and each of their respective officers, agents, accountants, attorneys, investment bankers, environmental consultants and other authorized representatives (“Purchaser’s Representatives”) reasonable access to the Records including personnel records (to the extent permitted by Law) and environmental Records (which shall be made available by Sellers to Purchaser no later than five (5) days after the Execution Date) in Sellers’ possession and any Assets operated by the Company Group or any Affiliate (if any), and Sellers shall cause its Affiliates to grant such access as to those Assets operated by such Affiliates, in each case during Sellers’ normal business hours, for the purpose of conducting a confirmatory review of the Assets and Sellers’ and Company’s representations herein, in each case to the extent that Sellers and/or Company Group and/or its Affiliate and/or Contract Service Provider may provide such access without (i) violating applicable Laws or breaching any Contracts, (ii) waiving any legal privilege of Sellers, Company Group, any of their Affiliates, or its or their respective counselors, attorneys, accountants, or consultants (excluding, however, with regard to any title opinions and title curative work), or (iii) violating any obligations to any Third Party. Such access shall be granted to Purchaser (A) in the offices of Sellers located in Oklahoma City, Oklahoma, as applicable, (B) on the premises of the Oil and Gas Properties (if any) that are operated by such Seller, Company Group or its Affiliates, and (C) with respect to the Records, electronically through the VDR or other electronic means; provided, however, in no event shall any Seller or Company Group member be obligated to provide, and Purchaser and Purchaser’s Representatives shall have no right to receive or review (any valuations of the Assets and any pricing assumptions, forward pricing estimates, price decks or pricing studies related thereto). To the extent that any Third Parties operate the Assets, Sellers shall use commercially reasonable efforts (at Purchaser’s sole cost and expense and without the obligation of Seller to expend any monies or undertake any material obligations) to obtain the consent of the applicable Third Party operator and provide

79 Purchaser’s Representatives with access to such Assets. All investigations and due diligence conducted by Purchaser or any of Purchaser’s Representatives with respect to the Assets shall be conducted at Purchaser’s sole cost, risk, and expense and any conclusions made from any examination done by Purchaser or any of Purchaser’s Representatives shall result from Purchaser’s own independent review and judgment. Sellers or their designee shall have the right to accompany Purchaser and Purchaser’s Representatives whenever they are on site on the Assets and are permitted to collect split test samples if any are collected pursuant to approved invasive activities under this Section 8.1(a). Purchaser’s investigation and review shall be conducted in a manner that minimizes interference with the ownership or operation of the Assets or the business of Sellers or co-owners thereof and Purchaser’s inspection right with respect to the environmental condition of the Assets shall be limited to confirming compliance with all applicable Environmental Laws and, in addition, conducting a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-24) or a similar visual assessment that does not include sampling or testing of any environmental media (“Phase I”); provided, however that Purchaser shall not be entitled to conduct any Phase II Environmental Site Assessments similar to A.S.T.M. Standard Practice Environmental Site Assessments: Phase II Environmental Site Assessment Process (Publication Designation: E1903-11), ground- penetrating devices, FLIR cameras, chloride or other Hazardous Substances measuring devices or any other invasive or intrusive testing, or sampling on, or relating to the Assets (“Phase II”), without the prior written consent of Sellers, which may be withheld, conditioned or delayed in the sole discretion of Seller, provided however, in the event that after conducting a Phase I (x) Purchaser’s Phase I has identified any “Recognized Environmental Conditions” (as such conditions are defined or described under the current American Society for Testing and Material Standard Practice Designation E1527-24) with respect to the Assets that could reasonably be estimated to result in a Defect Amount in excess of one million dollars ($1,000,000) and Purchaser’s consultant recommends in good faith a Phase II assessment in order to further delineate, quantify and evaluate such “Recognized Environmental Condition” as to the Assets described in the applicable Phase I, (y) Purchaser has delivered a written notice to Seller, setting forth Purchaser’s plans for conducting such Phase II (including the identity of the applicable Assets and the consultant who will conduct such Phase II) and requesting Seller’s consent to conduct such a Phase II (including the corresponding portions of the Phase I identifying the Recognized Environmental Condition and Assets subject thereto), then Purchaser shall be permitted to conduct such Phase II as to the limited Assets and scope expressly set forth in such consultant’s recommendations and the plan. Notwithstanding any limitation of Purchaser’s ability to conduct a Phase II or any other testing or sampling as described above on or with respect to the Assets, in whole or in part, including any failure to obtain consent or waiver from an applicable Third Party, Purchaser may still deliver an Environmental Defect Notice with respect to such Assets pursuant to Section 3.2(a). Purchaser shall furnish to Sellers’ Representative, free of costs, a copy of all final reports and test results prepared by or for Purchaser related to Purchaser’s diligence and investigation of the Assets, including any and all Phase I, Phase II, or further environmental assessments, intrusive testing or sampling (invasive or otherwise) on or relating to any of the Assets. Purchaser shall obtain from any applicable Governmental Authorities and Third Parties all permits necessary or required to conduct any approved invasive activities permitted by Sellers; provided, upon request, Sellers shall provide Purchaser with assistance (at no cost or liability to Sellers) as reasonably requested by Purchaser that may be necessary to secure such permits. Sellers

80 shall have the right, at its option and own cost, to split with Purchaser any samples collected pursuant to approved invasive activities under this Section 8.1(a). If the Closing does not occur, Purchaser (1) shall promptly return to Sellers’ Representative or destroy all copies of the Records, reports, summaries, evaluations, due diligence memos, and derivative materials related thereto in the possession or control of Purchaser or any of Purchaser’s Representatives and (2) shall keep and shall cause each of Purchaser’s Representatives to keep, any and all information obtained by or on behalf of Purchaser confidential in accordance with the terms of the Confidentiality Agreement. (b) Purchaser agrees to indemnify, defend, and hold harmless each member of the Seller Group, the other owners of interests in the Oil and Gas Properties, and all such Persons’ stockholders, members, managers, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys, and consultants from and against any and all Damages (including court costs and reasonable attorneys’ fees), including Damages caused by Purchaser’s or Purchaser’s Representatives’ access to the Records, any offices of Sellers, Company Group or the Assets prior to the Closing by Purchaser or any of Purchaser’s Representatives, EVEN IF SUCH CLAIMS, DAMAGES, LIABILITIES, OBLIGATIONS, LOSSES, COSTS, AND EXPENSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER JOINT OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY MEMBER OF THE SELLER GROUP (BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SELLER GROUP). For the sake of clarity, the mere discovery of a pre-existing environmental condition by Purchaser or Purchaser’s representative shall not be Damages for which Purchaser is liable under the prior sentence to the extent Purchaser’s or its representative’s access did not worsen the pre-existing environmental condition. (c) Upon completion of Purchaser’s due diligence, Purchaser shall, at its sole cost and expense and without any cost or expense to any member of the Seller Group, (i) repair all damage done to the Assets in connection with Purchaser’s or Purchaser’s Representatives’ due diligence, (ii) restore the Assets to the approximate same or better condition than they were prior to commencement of Purchaser’s or Purchaser’s Representatives’ due diligence, and (iii) remove all equipment, tools, or other property brought onto the Assets in connection with Purchaser’s or Purchaser’s Representatives’ due diligence. Any disturbance to the Assets (including the leasehold associated therewith) resulting from Purchaser’s or Purchaser’s Representatives’ due diligence shall be promptly corrected by Purchaser. (d) During all periods that Purchaser or any of Purchaser’s Representatives are on the Assets or Sellers’ premises, Purchaser shall maintain, at its sole expense, policies of insurance of the types and in the amounts reasonably customary for such activities and in accordance with Purchaser’s ordinary course of business. Upon request by Sellers, Purchaser shall provide evidence of such insurance to Sellers’ Representative prior to entering the Assets or premises of Sellers or their Affiliates. Section 8.2 Operation of Business of the Company Group. (a) From the Execution Date until the Closing, except as expressly consented to in writing and in advance by Purchaser, no Seller shall (i) transfer, issue, pledge, grant, dispose

81 of, encumber, deliver, redeem or sell any Subject Securities held by such Seller; (ii) amend or adopt any change to, or affirmatively waive any rights under, any Governing Documents of any member of the Company Group; or (iii) form a Subsidiary of any member of the Company Group. (b) From the Execution Date until the Closing, except (x) as described on Schedule 5.14 or Schedule 8.2, (y) as permitted by this Agreement and the other Transaction Documents or (z) with the prior written approval of Purchaser, Company shall (and Sellers shall cause Company), and Company shall cause (and Sellers shall cause Company to cause) the Company Group to: (i) conduct the ownership and operation of the Assets in the ordinary course of business in substantially the same manner as conducted by any Company Group member in the twelve (12)-month period prior to the Execution Date; (ii) maintain the books of account and Records relating to the Company Group and the Assets in the usual and ordinary manner, in accordance with its usual accounting practices; (iii) with respect to emergency operations, notify Purchaser of such emergency and the related emergency operations of which any Seller has Knowledge as soon as reasonably practicable; (iv) not transfer, sell, hypothecate, encumber (other than Permitted Encumbrances), novate or otherwise dispose of any of the Assets, except for (A) sales and dispositions of Hydrocarbons in the ordinary course of business, (B) the Plugging and Abandonment of any Assets to the extent required under any applicable Laws or Contracts, or (C) sales and dispositions of equipment and materials included in the Assets that are surplus, obsolete, or replaced; (v) not enter into, execute, terminate (other than terminations based on the expiration without any affirmative action by any Seller), novate, materially amend, or extend any Material Contracts or contracts that would then be considered to be Material Contracts; (vi) not propose any operation reasonably expected to cost any Company Group members (net to Company Group members’ interests) in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); (vii) consent to any operation with respect to the Assets proposed by a Third Party that is reasonably expected to cost Company Group member (net to Company Group members’ interests) in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); (viii) except to the extent that Purchaser has denied consent to participate in an operation for which Purchaser’s consent is required pursuant to this Section 8.2, not elect to non-consent any proposed operation on the Assets without Purchaser’s express written consent; (ix) relinquish voluntarily any Company Group member’s position as operator with respect to any of the Assets;

82 (x) use commercially reasonable efforts to furnish Purchaser with copies of all material drilling, completion and workover AFEs that any Seller obtains Knowledge of after the Execution Date, in each case after receipt from any Third Parties or upon issuance by any Seller or any Affiliate of any Seller; (xi) use commercially reasonable efforts to maintain in force all of Company Group’s insurance policies pertaining to their interests in the Assets in the amounts and with the coverages maintained by Company Group as of the Effective Time; (xii) not affirmatively waive, affirmatively release, assign, settle or compromise any proceeding, material right or claim relating to the Company Group or the Assets, other than as to the Specified Liabilities or any waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages; (xiii) not issue any Securities or split, combine or reclassify any of its outstanding Securities; (xiv) not make any investment in the Securities of any other Person (other than its existing Subsidiaries, if any); (xv) not acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or otherwise acquire any business of, or acquire any Securities in any Person or acquire any assets or properties in excess of $250,000; (xvi) not change the accounting principles, practices or methods of any member of the Company Group, except as required by the Accounting Principles or statutory accounting requirements; (xvii) not adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution or wind-up of any member of the Company Group; (xviii) not adopt any Plan (or any plan or arrangement that would constitute a Plan if it were in existence on the date hereof) or otherwise adopt, contribute to, amend, or terminate any compensation or benefit plan or arrangement where such action results or could result in any current or contingent liability or obligation of any member of the Company Group; (xix) not, and shall not permit its Subsidiaries (if any) to, hire or engage (in each case other than in the ordinary course of business to fill an open position or replace a departed worker or with respect to employees of the Company or any its Subsidiaries with annual compensation less than One Hundred Fifty Thousand Dollars ($150,000)), terminate (other than for cause), furlough or temporarily lay off any employee of Company or any its Subsidiaries (if any); (xx) not enter into any Labor Agreement with or for the benefit of any Business Employees or other individuals who provide services with respect to any member of the Company Group or recognize any labor union or group of employees as the bargaining

83 representative for any Business Employees or other individuals who provide services to any member of the Company Group; (xxi) not (A) incur any Indebtedness, other than Post-Effective Time Credit Agreement Indebtedness as necessary in order to conduct the Business in the ordinary course of business or operations permitted or consented to pursuant to this Section 8.2; (B) make any loans, advances, or capital contributions to, or investments in, any other Person (provided that any capital contribution between members of the Company Group shall be permitted); or (C) mortgage or pledge any of the Assets or create any Lien thereupon (other than Permitted Encumbrances and prior to Closing, Liens arising under the terms of the Company Credit Agreement); (xxii) not (A) make or change any material Tax election in a manner that is inconsistent with past practice; (B) change (or make a request to any Governmental Authority to change) any method of accounting for Tax purposes; or (C) settle or otherwise compromise any material Tax liability of the Company Group (other than the payment of Taxes or collection of refunds in the ordinary course of business); provided, however, that this Section 8.2(b)(xxii) shall not limit or otherwise restrict the Company Group or Sellers from making Tax elections (other than any entity classification election under Treasury Regulation Section 301.7701-3) in connection with any Tax Return of any member of the Company Group with respect to Flow- Through Income Taxes for any Tax period ending on or before the Closing Date; (xxiii) upon reasonable request of Purchaser, will use commercially reasonable efforts to assist Purchaser or its Affiliates in interviewing any Business Employee of the Company Group or other person identified on Schedule 5.26(a); (xxiv) in the event any Business Employee of the Company Group whose employment or engagement is terminated after the Execution Date and before Closing, if the Company or its Subsidiary offers any consideration to any such Employee or contractor in exchange for a release of claims or similar Contract in connection with any such termination, the Company will (and will cause its Subsidiaries to) use commercially reasonable efforts to include Purchaser, its Affiliates and the Company Group as beneficiaries of such release of claims or similar Contract; and (xxv) not agree or commit to take (or not to take, as applicable) any of the actions described above. (c) Upon reasonable written request of Purchaser no less than five (5) Business Days prior to the Closing (email being sufficient), the Company shall cause each applicable member of the Company Group on the Closing Date to provide notice to Insperity that such applicable members of the Company Group withdraw as a participating employer in the PEO Plans, including but not limited to, the Insperity 401(k) plan and the Insperity health and welfare plans, effective as of the day that is thirty (30) days from the Closing Date. Further, upon the reasonable written request of Purchaser no less than five (5) Business Days prior to the Closing (email being sufficient), the Company shall cause each applicable member of the Company Group on the Closing Date to provide notice to Insperity PEO Services, L.P. to terminate the Company Group’s engagement of Insperity PEO Services, L.P. as its professional employer organization,

84 effective as of the day that is thirty (30) days from the Closing Date. On the Closing Date, the Company shall cause each applicable member of the Company Group to adopt any resolutions and benefit plan amendments required to effect the foregoing withdrawals and terminations contemplated under this Section 8.2(c), and provide to Purchaser satisfactory evidence of such executed documents required at Closing under this Section 8.2(c). (d) Purchaser’s approval of any action restricted by this Section 8.2 shall not be unreasonably withheld, conditioned or delayed and shall be considered granted within five (5) Business Days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Sellers’ Notice) of Sellers’ Notice to Purchaser requesting such consent unless Purchaser notifies Sellers to the contrary during that period. Notwithstanding the foregoing provisions of this Section 8.2, neither Sellers nor Company shall be in breach of this Section 8.2 in the event of an emergency or risk of loss, damage, or injury to any person, property or the environment, and Sellers may take such action as reasonably necessary and shall notify Purchaser of such action promptly thereafter. Requests for approval of any action restricted by this Section 8.2 shall be delivered to the following individual, who shall have full authority to grant or deny such requests for approval on behalf of Purchaser: Riley Exploration – Permian, LLC 29 E. Reno Ave., Suite 500 Oklahoma City, Oklahoma 73104 Attn: John Suter E-mail: johnsuter@rileypermian.com (e) Notwithstanding anything herein to the contrary or otherwise expanding any obligations which Sellers may have to Purchaser, Sellers nor Company shall not have any liability, obligation, or responsibility to Purchaser or any other Person for any claims, damages, obligations, liabilities, losses, costs, and expenses, including claims, damages, obligations, liabilities, losses, costs, and expenses attributable to personal injury, death, or property damage, relating to, attributable to or resulting from any breach of any covenant of any Seller or Company set forth in Section 8.2(b)(i) or Section 8.2(b)(iii), except to the extent any such claims, damages, obligations, liabilities, losses, costs, and expenses, including claims, liabilities, losses, costs, and expenses attributable to personal injury, death, or property damage, are the direct result of the gross negligence or willful misconduct of any Seller or Company Group or Contract Service Provider. With respect to Assets for which any member of Company Group is not designated as the operator under applicable Laws or Contracts, Sellers’ and Company’s obligations under this Section 8.2 with respect to the operation of such Assets shall be limited to voting Company Group’s Working Interests or other voting interests in a manner consistent with the requirements set forth in Section 8.2(a). Section 8.3 Casualty and Condemnation. Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Purchaser shall assume all risk of loss with respect to the depreciation of the Assets due to ordinary wear and tear, in each case, with respect to the Assets. If, after the Execution Date but prior to or on the Closing Date, any portion of the Assets are destroyed or damaged by any act of God, fire, explosion, wild well, hurricane, storm, weather event, earthquake, landslide, act of nature, civil unrest or similar disorder, terrorist acts, war or any other hostilities or any other casualty or is expropriated or taken in condemnation

85 or under right of eminent domain (each a “Casualty Loss”), (a) Purchaser and Sellers shall, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Section 9.1 and Section 9.2, nevertheless be required to proceed with Closing and (b) Company shall be entitled to retain and/or receive (or be subrogated to all of Sellers’ (and their Affiliates’, but excluding the Company Group’s) right, title, and interest in) any and all insurance proceeds and proceeds and rights as to any Third Party claims arising out of any and all such Casualty Loss. Section 8.4 Closing Efforts and Further Assurances. (a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby, including by using commercially reasonable efforts to (i) cause the conditions precedent of Sellers and Company (in the case of Purchaser) and of Purchaser (in the case of Sellers and Company) set forth in Article 9 to be satisfied, (ii) obtain all necessary Consents, from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities and take all steps as may be necessary to avoid, or to have terminated, if begun, any action, suit or proceeding by any Governmental Authority by the Target Closing Date, (iii) defend any investigations, actions, suits or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining order or other injunctive relief or order entered by any Governmental Authority that could prevent or delay the consummation of the transactions contemplated hereby and (iv) execute and deliver additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of, this Agreement. Section 8.5 Amendment of Disclosure Schedules. Purchaser agrees that, with respect to the representations and warranties of Sellers contained in this Agreement, Sellers shall have the continuing right, until the date three (3) Business Days before Closing, to add, supplement, or amend the Disclosure Schedules to the representations and warranties of Sellers with respect to any matter hereafter arising after the Execution Date which, if existing at the Execution Date or thereafter, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 9.2 have been fulfilled, the Disclosure Schedules attached to this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement, or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such addition, supplement, or amendment at or prior to the Closing shall be waived and Purchaser shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise. Section 8.6 Liability for Brokers’ Fees. Each Party hereby agrees to indemnify, defend, release and hold harmless each Other Party, any Affiliate of such Other Party, and all such Other Party’s stockholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants from and against any and all claims, obligations, Damages, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising as a result of undertakings or agreements of any such indemnifying Party

86 (or any of its Affiliates) prior to Closing, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or document contemplated hereunder; and for the sake of clarity, to the extent that any Company Group member has any obligation or liability for any such brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary, even if the same may not accrue until on or after Closing, the liability and responsibility for the same shall be (and shall remain) solely on Sellers. Section 8.7 Press Releases. From and after the Execution Date, neither Sellers nor Purchaser shall make, and shall cause each of its respective Affiliates not to make, any press release or public disclosure regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, or the identities of any Parties hereto without the prior written consent of Purchaser (in the case of announcements by Sellers or their Affiliates) or Sellers’ Representative (in the case of announcements by Purchaser or its Affiliates), (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, the foregoing shall not restrict disclosures by Seller, Purchaser, REPX or any of their respective Affiliates (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over Purchaser, REPX or any of their Affiliates (provided that the Purchaser shall, to the extent permitted by applicable Law, provide Sellers’ Representative with a copy of such disclosure at least twenty-four (24) hours prior to such public disclosure and an opportunity to provide comment thereon (which comments shall be considered in good faith by, as applicable, Purchaser and its respective Affiliates)) or (b) to Governmental Authorities or any Third Party holding Preferential Rights to purchase, rights of consent, or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments, or terminations of such rights, or seek such consents, (c) to Purchaser’s current or prospective financing sources, or (d) any Non-Recourse Persons. Purchaser shall be liable for the compliance of each Affiliate of Purchaser with the terms of this Section 8.7 at all times and for the compliance of the Company Group with the terms of this Section 8.7 from and after Closing. Sellers shall be liable for their compliance and the compliance of their Affiliates at all times, and the compliance of the Company Group with the terms of this Section 8.7 prior to Closing. Section 8.8 Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred by Sellers in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisers employed by Sellers and their Affiliates (including, prior to Closing, any member of the Company Group) shall be borne solely and entirely by Sellers, and all such expenses incurred by Purchaser (excluding, however, any Transaction Costs) shall be borne solely and entirely by Purchaser. Section 8.9 Records. (a) Except for Records to be delivered on the Closing Date pursuant to Section 8.10(a) or upon request pursuant to Section 8.10(b) or Section 8.10(c), no later than ten (10) days after the Closing Date, Sellers shall deliver the electronic Records to Purchaser, and no later than forty-five (45) days after the Closing Date, Sellers shall make available the physical Records that

87 are in the possession and control of Sellers for pickup or copying, as applicable, during normal business hours, subject to this Section 8.9. (b) Sellers may retain, at Sellers’ sole cost and expense, copies of any and all Records. Sellers may retain the originals of any Records relating to Tax and accounting matters and provide Purchaser, at its request, with copies of such Records that pertain to Tax matters solely related to the Assets. (c) Purchaser shall preserve and keep a copy of all Records in Purchaser’s possession for a period of at least seven (7) years after the Closing Date. From and after Closing, Purchaser shall, with no less than five (5) Business Days’ prior written request and during normal business hours, provide to Sellers, at no cost or expense to Sellers, reasonable access to such books and records as remain in Purchaser’s possession and reasonable access to the Assets and other properties and employees of Purchaser in connection with matters relating to the ownership or operations of the Assets on or before the Closing Date, any Specified Liabilities or any claims or disputes relating to this Agreement or with any Third Parties. Section 8.10 Financial Statement Cooperation (a) From and after the Execution Date but no later than the Closing Date, Sellers shall use commercially reasonable efforts to obtain and deliver to Purchaser and REPX (i) audited financial statements of the Assets for the year ended December 31, 2024 prepared in accordance with GAAP consistently applied by the Sellers (collectively, the “Company Group Financial Statements”), (ii) unaudited financial statements of the Company Group for the period from January 1, 2025 through the end of the most recent fiscal quarter preceding the Closing Date for which REPX will be required to disclose financial statements of the Company Group in accordance with the Securities Act and/or the Exchange Act and the rules and regulations promulgated thereunder (including the rules and regulations set forth in Regulation S-X) and (iii) a reserve report of the Assets as of December 31, 2024, audited by the Company’s petroleum engineering firm (the “Reserve Report”). (b) Sellers acknowledge that Purchaser, REPX, or their Affiliates may be required to prepare additional audited and interim financial statements, including pro forma financial statements relating to the Company Group, including audited financial statements for the Assets for the year ended December 31, 2024 (including the Supplemental Oil and Natural Gas Information contemplated by Accounting Standards Codification Topic 932), unaudited financial statements for the period from January 1, 2025 through the end of the most recent fiscal quarter ended prior to the Closing Date, and pro forma financial statements for such periods, pursuant to and in the manner required by the Securities Act and/or the Exchange Act and the rules and regulations promulgated thereunder (including the rules and regulations set forth in Regulation S- X) (the “SEC Financial Statements”). During the Cooperation Period (as defined herein), Sellers shall use commercially reasonable efforts to assist Purchaser, REPX or their Affiliates in preparing the SEC Financial Statements and obtaining the consent of the auditor(s) and petroleum engineering firm who prepare the SEC Financial Statements to the use of the SEC Financial Statements and Reserve Report, as applicable, including in documents filed with the SEC under the Securities Act and/or the Exchange Act, in accordance with normal custom and practice. Purchaser shall bear and reimburse Seller Group for any and all Third Party costs and expenses in

88 connection with the preparation of the SEC Financial Statements and Reserve Report in compliance with this Section 8.10(b). (c) From and after the Execution Date and ending on the date that the audit of REPX’s financial statements for the year ended December 31, 2025 is complete (the “Cooperation Period”), Sellers shall use commercially reasonable efforts to (i) furnish any additional non- confidential financial, business, accounting, workpapers, reserve reports and data, and any other information (excluding any Excluded Assets or Excluded Records) in the possession or control of any Seller or Contract Service Provider relating to the Sellers’ ownership and operation of the Company Group, reasonably requested by Purchaser, REPX, or their Affiliates to comply with applicable Laws (including Regulation S-X and Subpart 1200 to Regulation S-K) or stock exchange requirements of Purchaser, REPX or their Affiliates, (ii) cooperate with Purchaser and REPX with regard to any audit of internal control over financial reporting of Purchaser, REPX and Affiliate with regard to the Company Group, (iii) furnish non-confidential information (excluding any Excluded Assets or Excluded Records) in the possession or control of any Seller or Contract Service Provider to the extent reasonably requested or provide other assistance reasonably requested by Purchaser, REPX, or their Affiliates in the preparation of one or more confidential information memoranda, registration statements, prospectuses, offering memoranda and other marketing and syndication materials (“Offering Documents”), and (iv) cause the auditor(s) and/or petroleum engineering firm(s) discussed in sections (a) and (b) above to provide customary comfort letters to Purchaser, REPX and their Affiliates (and/or their designees) as needed from time to time and to consent to be named as an expert in any Offering Document (including, without limitation, by delivering to such auditor(s) and/or petroleum engineering firm(s) such customary representation letters as they may reasonably request), and make available senior management, employees and Representatives, including auditors, of the Sellers and Contract Service Provider at reasonable times and upon reasonable advance notice, to provide reasonable assistance to Purchaser, REPX, or their Affiliates in the preparation of any documents, filings or statements needed to comply with applicable Laws or stock exchange requirements or to aid in financing transactions undertaken by Purchaser, REPX or their Affiliates. (d) Purchaser shall indemnify, defend and hold harmless the Seller Group from and against any and all Damages, liabilities or losses suffered or incurred by them in connection with Sellers’ obligations under this Section 8.10 and any information utilized in connection therewith other than with respect to any actions of a Seller that constitute actual and intentional fraud, gross negligence, willful misconduct, or bad faith in the performance of their obligations under this Section 8.10 for which any of the individuals identified in Part A of Schedule 1.1(b) had Knowledge and as determined by a court of competent jurisdiction in a final and non-appealable judgment and, in the event of such determination with respect to a Person, such Person being obligated to reimburse Purchaser for amounts expended by Purchaser in connection with the defense of such Person. Purchaser shall promptly (within fifteen (15) days) reimburse Sellers for all reasonable Third Party costs and expenses incurred by Sellers in compliance with this Section 8.10(d). (e) Notwithstanding anything in this Agreement to the contrary, except to the extent that any such failure is caused by a willful and intentional breach of this Agreement by Sellers or the Company under this Section 8.10, in no event will any failure by Sellers or the Company to comply with this Section 8.10 be used by Purchaser as a basis to (A) terminate this

89 Agreement, (B) assert the failure of any of Purchaser’s conditions to Closing to be satisfied, (C) assert that Sellers are not entitled to terminate this Agreement under the circumstances set forth in Section 12.2(c) or (D) assert any claim for Damages under this Agreement. Section 8.11 Indemnification of Directors and Officers. (a) For a period of six (6) years after the Closing, Purchaser and Company shall, and shall cause each member of the Company Group to, indemnify and hold harmless (and advance funds in respect of each), in the same manner (and no broader than) required by the Governing Documents of each member of the Company Group immediately prior to the Execution Date, each present and former director, manager, officer and employee of each member of the Company Group (in all of their capacities) (collectively, the “Company Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, Damages or liabilities incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such Company Indemnified Party is or was a director, manager, officer or employee of any member of the Company Group, whether asserted or claimed prior to, at or after the Closing (including with respect to acts or omissions by directors or officers of each member of the Company Group in their capacities as such arising in connection with the transactions contemplated hereby), and shall, to the fullest extent permitted by Law, provide advancement of expenses to Company Indemnified Parties, in all such cases to the same extent that such Persons are indemnified or have the right to advancement of expenses as of the Execution Date by the Company Group pursuant to the Governing Documents of any member of the Company Group and indemnification agreements, if any, in existence on the Execution Date (each of which have been made available to Purchaser prior to the Execution Date). (b) Purchaser and Company agree that, until the six (6) year anniversary date of the Closing Date, Purchaser shall not (and shall not cause any member of the Company Group not to) amend, repeal or otherwise modify the Governing Documents of any member of the Company Group in existence on the Execution Date in any manner that would adversely affect the rights to indemnification and advancement of expenses thereunder of such individuals who at any time prior to the Closing were entitled to indemnification under the Governing Documents of any member of the Company Group in existence on the Execution Date; provided that nothing herein shall preclude Purchaser from dissolving any member of the Company Group. (c) At or prior to Closing, Sellers shall cause (at Sellers’ sole expense, or if obtained by any member of the Company Group, treated as a Transaction Cost) each member of the Company Group to obtain (and shall fully prepay) a “tail” policy from an insurer with substantially the same or better credit rating as the current carrier for the existing D&O Insurance of such member of the Company Group (to the extent reasonably available at the applicable time), which (i) has a claims period of at least six (6) years from the Closing Date, and (ii) covers each Person covered by the D&O Insurance of such member of the Company Group on terms with respect to coverage and in amounts no less favorable in the aggregate than the D&O Insurance of such member of the Company Group, in each case, in effect on the Execution Date. After Closing, Purchaser shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by such member of the Company Group, including the payment of any and all deductibles and other amounts due thereunder.

90 (d) The provisions of this Section 8.11 are (i) intended to be for the benefit of, and will be enforceable by, each Company Indemnified Party and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. (e) For a period of six (6) years after the Closing Date, if Purchaser, Company or any member of the Company Group, or any of its or their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation, limited liability company, partnership or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, to the extent not assumed by operation of law, Purchaser shall require that the successors and assigns of such Person assume the indemnification obligations set forth in this Section 8.11. Section 8.12 Company Hedges. (a) No later than at Closing, Purchaser shall, solely to the extent necessary for Purchaser and/or its Affiliates (including one or more members of the Company Group after the Closing) to maintain the Company Hedges after Closing, execute and deliver, or cause its applicable Affiliates (including one or more members of the Company Group after the Closing) to execute and deliver, to each Company Hedge counterparty either (i) such agreements, security instruments or pledges and all other agreement required for a member of the Company Group to hold and maintain the Company Hedges at and after Closing or (ii) a Novation Agreement for purposes of novating the Company Hedges from the relevant member of the Company Group to Purchaser or an Affiliate of Purchaser. (b) The Company agrees to use, and shall cause the members of the Company Group to use, commercially reasonable efforts to cooperate in a timely and reasonable manner with the execution, delivery and performance of any such agreement or documentation described in Section 8.12(a)(i) and (ii); such actions shall include, upon the Company’s receipt of Purchaser’s prior written request and consent, (i) executing and delivering an amendment to any Company Hedges (which shall be effective and conditioned on the occurrence of Closing) and (ii) taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Purchaser (provided that no such action shall be required by the board or governing body of any Company Group member to be effective prior to the Closing). For the avoidance of doubt, any failure of the Company to fulfill its obligations under this Section 8.12(b) shall not be deemed a breach of this Agreement or excuse performance of the Purchaser to consummate the transactions contemplated hereunder, so long as the Company is acting reasonably and diligently in good faith to fulfill such obligations. (c) If by the date that is three (3) Business Days prior to the Target Closing Date, Purchaser has not executed and/or delivered a Novation Agreement or the other documents and instruments required under Section 8.12(a)(i) and/or (ii); and/or the proposed counterparty thereto has not indicated it has finalized and is prepared to execute and deliver a Novation Agreement or such other documents and instruments by the Closing Date, then (A) the Company shall, and shall cause the members of the Company Group to, use commercially reasonable efforts to terminate and liquidate any such Company Hedge at Closing, (B) at the Closing, Purchaser shall fund and pay each applicable counterparty to each existing Hedge any and all Hedge Losses, fees,

91 penalties, payments and expenses owed to each such counterparty in connection with the termination and liquidation of each such Company Hedges (net of any and all Hedge Gains payable to the Company Group in connection with the termination and liquidation of each such Company Hedges), including any and all amounts required to obtain at the Closing the releases, terminations and instruments referenced in Section 10.2(e) that constitute or create any Liens binding on the Assets or the Subject Securities that secure any obligations with respect to any Company Hedges (or to cause such Liens to no longer secure or evidence obligations with respect to any Company Hedges), (C) the Unadjusted Purchase Price shall not be adjusted for any such Hedge Gains, Hedge Losses, fees, penalties, payments and expenses owed to each such counterparty in connection with the termination and liquidation of any Company Hedges and (D) Purchaser (and not Sellers) shall economically bear and be entitled to all actual Hedge Gains received by or payable to the Company Group and economically bear and be responsible for any Hedge Losses or any other fees, penalties, payments and expenses paid or incurred by the Company Group in connection with or upon termination or liquidation of such Company Hedge. For the avoidance of doubt, any failure of the Company to fulfill its obligations under this Section 8.12(c) shall not be deemed a breach of this Agreement or excuse performance of the Purchaser to consummate the transactions contemplated hereunder, so long as the Company is acting reasonably and diligently in good faith to fulfill such obligations. (d) As of the Closing Date, the Purchaser shall assume full responsibility for any and all Hedge Losses and related expenses incurred in connection with the termination or liquidation of any Company Hedges, whether terminated or liquidated as of the Closing Date or after the Closing Date and any Company Hedges that remain outstanding following the Closing Date. For the avoidance of doubt, nothing in this Section 8.12 shall require Purchaser to maintain the Company Hedges after Closing. Section 8.13 Confidentiality. (a) The terms of the Confidentiality Agreement are hereby incorporated by reference, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Closing, at which time the Confidentiality Agreement shall terminate. In the event a provision contained in the Confidentiality Agreement conflicts with a provision contained in this Agreement, the provision contained in this Agreement shall control. (b) Sellers, for themselves and on behalf of their Affiliates, acknowledge that, after the Closing, Purchaser and its Affiliates would be irreparably damaged if any confidential information regarding Purchaser, its Affiliates, the Company Group, the business of the Company Group, the Assets and the operation thereof (including information regarding the activities, finances, properties and other assets, marketing, pricing, suppliers, customers, licensors and licensees, and any information or reports provided by or on behalf of Purchaser in connection with its due diligence investigation of the Assets prior to Closing) were disclosed to or utilized on behalf of any other Person. Sellers, for themselves and on behalf of their Affiliates, covenant and agree that, for a period of two (2) years following the Closing, they will not, without the prior written consent of Purchaser, disclose or permit to be disclosed or use or permit to be used in any way any such confidential information unless (i) it receives a request or is compelled to disclose such confidential information by judicial or administrative process or by other order issued by a Governmental Authority, (ii) such disclosure is required by applicable Law; (iii) such disclosure

92 is to its accountants, attorneys, advisors and other professional consultants or Non-Recourse Persons (in each case, to the extent that each is subject to similar confidentiality obligations with such Seller); (iv) such disclosure is necessary in connection with the filing of Tax Returns or claims for refund or in defending, prosecuting or otherwise conducting any examination, audit or administrative or judicial action regarding any Tax Return or Taxes; (v) such disclosure is made in connection with the enforcement, exercise, defense or settlement of such Seller’s rights and obligations under this Agreement, the Transaction Documents or as may be reasonably necessary to effect the transactions under this Agreement or the Transaction Documents; (vi) such information is lawfully in the possession of the Third Party recipient other than as a result of a breach of this Section 8.13 or (vii) such information is generally available to Third Parties other than as a result of a breach of this Section 8.13. Sellers, for themselves and on behalf of their Affiliates, as applicable, and to the extent permitted or advisable, shall give Purchaser prior written notice of any disclosure pursuant to clause (i) above and cooperate with Purchaser, at Purchaser’s expense, to limit or obtain confidential treatment of the information so required to be disclosed. ARTICLE 9 CONDITIONS TO CLOSING Section 9.1 Conditions of Sellers to Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement (except for the obligations of Sellers to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of Sellers to consummate the Closing, are subject, at the option of Sellers, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 9.1, unless waived in writing by Sellers’ Representative: (a) Representations. Each representation and warranty of Purchaser set forth in Article 6 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date); (b) Performance. Purchaser shall have performed and observed, in all material respects, all material covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date; (c) No Injunction. On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force; (d) Certain Adjustments. Subject to the limitations set forth in Section 3.2(f), the aggregate amount of the sum of the aggregate downward adjustments to the Unadjusted Purchase Price under Section 2.4(g) with respect to Defects (after taking into account any offset for Title Benefit Amounts, if any, under Section 3.2(h)), as determined or may be determined under Article 3 (including Section 3.2(i)) does not exceed an amount equal to ten percent (10%) of the Unadjusted Purchase Price; and

93 (e) Closing Deliverables. Purchaser shall (i) have delivered to Sellers the Purchaser Certificate and (ii) be ready, willing and able to deliver to Sellers at the Closing the other documents and items required to be delivered by Purchaser under Section 10.3. Section 9.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement (except for the obligations of Purchaser to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of Purchaser to consummate the Closing, are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 9.2, unless waived in writing by Purchaser: (a) Representations. (i) Each of the Fundamental Representations in this Agreement shall be true and correct as of the Closing, as though made on and as of the Closing (except, in each case, for such representations and warranties that are made as of a specific date, which shall be true and correct as of such specific date), in each case, except to the extent the failure of such representations and warranties to be so true and correct would not, in the aggregate, be reasonably expected to result in more than de minimis Damages to the Purchaser, and (ii) each of the Non-Fundamental Representations in this Agreement shall be true and correct in all respects as of the Closing, as though made on and as of the Closing (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) (without regard to any Material Adverse Effect or other materiality qualifier set forth therein), except to the extent the failure of any such representations or warranties to be so true and correct would not have, in the aggregate, a Material Adverse Effect; (b) Performance. Each Seller and Company shall have performed and observed, in all material respects, all material covenants and agreements to be performed or observed by such Seller under this Agreement prior to or on the Closing Date; (c) No Injunction. On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force; (d) Certain Adjustments. Subject to the limitations set forth in Section 3.2(f), the aggregate amount of the sum of the aggregate downward adjustments to the Unadjusted Purchase Price under Section 2.4(g) with respect to Defects (after taking into account any offset for Title Benefit Amounts, if any, under Section 3.2(h)), as determined or may be determined under Article 3 (including Section 3.2(i)) does not exceed an amount equal to ten percent (10%) of the Unadjusted Purchase Price; and (e) Closing Deliverables. Each Seller and/or applicable member of the Company Group shall (i) have delivered to Purchaser the Closing Certificate and (ii) be ready, willing and able to deliver to Purchaser at the Closing the other documents and items required to be delivered by such Seller and/or applicable member of the Company Group under Section 10.2.

94 ARTICLE 10 CLOSING Section 10.1 Time and Place of Closing. The consummation of the purchase and sale of the Assets contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Sellers’ Representative, take place at the offices of Vinson & Elkins LLP located at 845 Texas Avenue, Suite 4700, Houston, Texas, 77002, at 10:00 a.m. Central Time, or at such other time and place as the Purchaser and Sellers’ Representative may mutually agree, on July 1, 2025 (the “Target Closing Date”), or if all conditions in Article 9 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 12. The date on which Closing occurs is referred to herein as the “Closing Date”. All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered. Section 10.2 Obligations of Sellers and Company at Closing. At Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 10.3, Sellers and/or Company shall deliver or cause to be delivered to Purchaser, among other things, the following: (a) the Preliminary Settlement Statement, duly and validly executed by Sellers’ Representative; (b) assignment of the Subject Securities in the form attached hereto as Exhibit B (the “Assignment”), duly and validly executed by each Seller; (c) a duly and validly completed and executed Internal Revenue Service Form W-9 of each Seller (or, if a Seller is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income tax purposes, the Person that is treated as its regarded tax owner for such purposes); (d) A certificate from each Seller substantially in the form of Exhibit F-1, duly executed by an authorized officer of such Seller, certifying on behalf of such Seller that the conditions set forth in Section 9.2(a) and Section 9.2(b) as it relates to each Seller have been fulfilled; (e) (i) Releases of any and all Liens securing any obligations under the Company Credit Agreement (other than with respect to the Company Hedges) that burden the Assets, and (ii) authorizations to file UCC-3 termination statement releases in all applicable jurisdictions to evidence the release of all such Liens securing any obligations that burden the Assets under the Company Credit Agreement (other than with respect to the Company Hedges); (f) The Transition Services Agreement, duly and validly executed by Contract Service Provider;

95 (g) the resignations (effective as of Closing) of managers, officers and directors, as applicable, of the Company Group, in the form attached hereto as Exhibit E; (h) an Excluded Assets Assignment from the applicable members of the Company Group to a Seller or one or more of its designees, duly and validly executed by each of such member of the Company Group and Seller (or its designee); (i) signatory change cards for each of the accounts of the Company Group listed on Schedule 5.28, duly and validly executed by each authorized signatory for the applicable account, and all such other documentation reasonably necessary to transfer or replace the signatories of such accounts; and (j) all other documents and instruments which are required by the other terms of this Agreement to be executed and/or delivered at Closing by any Seller, the Company or any of their respective Affiliates. Section 10.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers and Company of its obligations pursuant to Section 10.2, Purchaser shall deliver or cause to be delivered to Sellers, among other things, the following: (a) the Preliminary Settlement Statement, duly and validly executed by Purchaser; (b) a wire transfer of the Closing Payment in same-day funds to the account(s) designated in the Preliminary Settlement Statement; (c) If the Defect Escrow Amount is a positive number at Closing, Purchaser shall deliver the Defect Escrow Amount to the Escrow Agent via wire transfer of immediately available funds to the account or accounts designated in the Escrow Agreement; (d) the Assignment, duly and validly executed by Purchaser; (e) A certificate from Purchaser substantially in the form of Exhibit F-2, duly executed by an authorized officer of Purchaser, certifying on behalf of Purchaser that the conditions set forth in Section 9.1(a) and Section 9.1(b) have been fulfilled; (f) The Transition Services Agreement, duly and validly executed by Purchaser; and (g) all other documents and instruments which are required by the other terms of this Agreement to be executed and/or delivered at the Closing by Purchaser.

96 ARTICLE 11 TAX MATTERS Section 11.1 Company Taxes. (a) Sellers shall be allocated and bear all Pre-Effective Time Company Taxes, and Purchaser shall be allocated and bear all Post-Effective Time Company Taxes. (b) Subject to Section 11.1(d), for purposes of determining the amounts of any Pre-Effective Time Company Taxes and any Post-Effective Time Company Taxes: (i) Company Taxes that are attributable to the severance or production of Hydrocarbons (other than such Company Taxes that are Income Taxes or that are ad valorem, property or similar Company Taxes imposed on a periodic basis) shall be allocated to the Tax period (or portion of any Straddle Period) in which the severance or production giving rise to such Company Taxes occurred; (ii) Company Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Company Taxes that are Income Taxes, ad valorem, property or similar Company Taxes imposed on a periodic basis, or described in clause (i)), shall be allocated to the Tax period (or portion of any Straddle Period) in which the transaction giving rise to such Company Taxes occurred; (iii) Company Taxes that are ad valorem, property or other similar Company Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Company Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand; and (iv) Company Taxes that are Income Taxes payable with respect to any Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by determining (x) the amount of such Company Taxes that would be payable if the Straddle Period ended on the date immediately preceding the date on which the Effective Time occurs, which amount shall be a Pre-Effective Time Company Tax, and (y) the amount of such Company Taxes that would be payable if the Straddle Period began on the date on which the Effective Time occurs, which amount shall be a Post-Effective Time Company Tax. (c) To the extent the actual amount of a Company Tax is not known at the time an adjustment is to be made with respect to such Company Tax pursuant to Section 2.4 or Section 2.7, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Company Tax for purposes of such adjustment. To the extent the actual amount of a Company Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the final settlement statement as finally determined pursuant to Section 2.7, timely payments will be made from one Party to the Other Party to the extent necessary to cause each Party to bear the amount of such Company Tax that is allocable to such Party under this Section 11.1. (d) Notwithstanding anything in this Agreement to the contrary, if any amounts described in Section 2.5(b)(i)(D) earned from or with respect to the production or sale of

97 Hydrocarbons produced prior to the Effective Time are not included in the computation of Working Capital Assets as a result of the application of Section 2.7(d), and Purchaser subsequently receives any such amounts, Purchaser shall be allocated and bear all Company Taxes attributable to the production of such Hydrocarbons or the receipt of proceeds therefrom to the extent such Company Taxes have not previously been paid or economically borne by the Sellers, notwithstanding that such Hydrocarbons were produced prior to the Effective Time. Section 11.2 Transfer Taxes and Recording Fees. Purchaser shall bear and pay any sales, use, transfer, stamp, documentary, registration, excise or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (“Transfer Taxes”). Purchaser shall bear and pay any required filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey the Subject Securities to Purchaser. Each Seller and Purchaser shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. Section 11.3 Tax Returns. (a) Sellers’ Representative shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns of any member of the Company Group with respect to Flow- Through Income Taxes for any Tax period ending on or before the Closing Date (the “Sellers’ Representative-Prepared Returns”). (b) Subject to the provisions of the Transition Services Agreement, Purchaser shall prepare and file (or cause to be prepared and filed) all Tax Returns of any member of the Company Group with respect to Company Taxes for all Pre-Effective Time Periods and Straddle Periods, in each case, that are required to be filed after the Closing Date, other than the Sellers’ Representative-Prepared Returns (collectively, “Purchaser-Prepared Returns”). Each Purchaser- Prepared Return shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Laws. Purchaser shall, not later than thirty (30) days prior to the earlier of (A) filing each such Purchaser-Prepared Return or (B) the due date of each such Purchaser-Prepared Return (taking into account any applicable extensions), deliver a draft of such Purchaser-Prepared Return, together with all supporting documentation and workpapers, to Sellers’ Representative for its review and comment, and Purchaser will cause such Purchaser- Prepared Return (as revised to incorporate Sellers’ Representative’s reasonable comments) to be timely filed and provide a copy thereof to Sellers’ Representative. (c) The Parties acknowledge and agree that this Section 11.3 is intended to solely address the timing and manner in which certain Tax Returns and Company Taxes shown thereon are paid to the applicable Governmental Authority, and nothing in this Section 11.3 shall be interpreted as altering the manner in which Company Taxes are allocated to and economically borne by the Parties. Section 11.4 Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the Other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of any member of the Company Group. Such cooperation shall include the retention and (upon the Other Party’s request) the provision of records and information that are

98 reasonably relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Section 11.5 Post-Closing Company Tax Matters. With respect to Company Taxes of any member of the Company Group for any Tax period (or portion thereof) beginning prior to the Effective Time, Purchaser shall not (and shall cause its Affiliates (including, after the Closing, the Company Group) not to), (i) file any amended or superseding Tax Return, (ii) make (in a manner that is inconsistent with past practice), change or revoke any Tax election, (iii) change any method of accounting with respect to Taxes, (iv) initiate any discussion with any Governmental Authority regarding any voluntary disclosure involving Taxes, or (v) surrender any right to claim a refund for Taxes, in each case, without the prior written consent of Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), except, in each case, to the extent that any action described in clauses (i) through (v) would not reasonably be expected to result in an obligation of any Seller to indemnify or make payment to any member of the Purchaser Group pursuant to Section 13.2(c) or Section 11.1(c). In the event that Purchaser takes any action described in the preceding clauses (i) through (v) of this Section 11.5 without the prior written consent of Sellers’ Representative (unless Sellers’ Representative receives prior notification of such action and unreasonably withholds such consent) and additional Taxes are incurred as a result of such action, the Purchaser Group shall not be entitled to any indemnification pursuant to Section 13.2(c) or any payment under Section 11.1(c), in each case, with respect to such additional Taxes. Section 11.6 Tax Refunds. Sellers shall be entitled to any and all refunds and credits attributable to Company Taxes allocated to Sellers pursuant to Section 11.1, and Purchaser shall be entitled to any and all refunds and credits attributable to Company Taxes allocated to Purchaser pursuant to Section 11.1. If a Party or its Affiliate (i) receives a refund of Company Taxes or (ii) realizes a reduction of cash Taxes otherwise payable attributable to any credit, in each case, to which another Party is entitled pursuant to this Section 11.6, such recipient Party shall forward to the entitled Party the amount of such refund or Tax benefit within thirty (30) days after such refund is received or such Tax benefit is received or realized, as applicable, net of any reasonable costs or expenses incurred by such recipient Party in procuring such refund or Tax benefit. To the extent any Tax refund or benefit that has been paid pursuant to this Section 11.6 is subsequently disallowed by a Governmental Authority, then the Party that previously received such payment under this Section 11.6 shall promptly return, pay or cause to be paid to the Other Party the amount previously received by such Party from the Other Party, together with any reasonable costs, expenses and Taxes incurred by such Other Party in connection with procuring such Tax refund or benefit. Section 11.7 Company Tax Proceedings. If, after the Closing Date, Purchaser receives notice of an audit or administrative or judicial proceeding with respect to any Company Tax or Tax Return with respect to Company Taxes related to any taxable period ending prior to the Effective Time (a “Seller Tax Contest”), Purchaser shall notify the Sellers’ Representative within ten (10) days of receipt of such notice; provided that the failure of Purchaser to provide such notice shall not relieve the Sellers of their obligations under this Agreement except to the extent such failure results in insufficient time being available to permit the Sellers’ Representative to effectively defend against such Seller Tax Contest or otherwise prejudices the Sellers’ Representative’s ability to defend against such Seller Tax Contest. Sellers’ Representative shall

99 have the option, at Sellers’ sole cost and expense, to control any such Seller Tax Contest and may exercise such option by providing written notice to Purchaser within ten (10) days of receiving notice of such Seller Tax Contest from Purchaser. Purchaser shall otherwise control, at Sellers’ sole cost and expense, any Seller Tax Contest that Sellers’ Representative does not elect to control pursuant to the preceding sentence; provided, that if Purchaser controls such Seller Tax Contest, Purchaser shall (i) keep Sellers’ Representative reasonably informed of the progress of such Seller Tax Contest, (ii) permit Sellers’ Representative (or Sellers’ Representative’s counsel) to participate, at Sellers’ Representative’s sole cost and expense, in such Seller Tax Contest, including in meetings with the applicable Governmental Authority, and (iii) not settle, compromise and/or concede any portion of such Seller Tax Contest without the prior written consent of Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed. If, after the Closing Date, Purchaser or an Affiliate of Purchaser (including, after the Closing, any member of the Company Group) receives notice of an audit or administrative or judicial proceeding with respect to any Company Tax or Tax Return with respect to Company Taxes related to a Straddle Period (a “Straddle Period Tax Contest”), Purchaser shall notify Sellers’ Representative within ten (10) days of receipt of such notice; provided that the failure of Purchaser to provide such notice shall not relieve Sellers of their obligations under this Agreement except to the extent such failure results in insufficient time being available to permit the Sellers’ Representative to effectively defend against such Straddle Period Tax Contest or otherwise prejudices the Sellers’ Representative’s ability to defend against such Straddle Period Tax Contest. Purchaser shall control any Straddle Period Tax Contest; provided that Purchaser shall (A) keep Sellers’ Representative reasonably informed of the progress of such Straddle Period Tax Contest, (B) permit Sellers’ Representative (or Sellers’ Representative counsel) to participate, at Sellers’ sole cost and expense, in such Straddle Period Tax Contest, including in meetings with the applicable Governmental Authority, and (C) not settle, compromise and/or concede any portion of such Straddle Period Tax Contest without the prior written consent of Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed. Section 11.8 Flow-Through Income Tax Matters. (a) Notwithstanding anything in this Agreement to the contrary, if, after the Closing Date, any Party or their respective Affiliates receives notice of an audit or administrative or judicial proceeding (including any request for an extension of the statute of limitations to assess Tax) that relates to Flow-Through Income Taxes attributable to a Company Group member with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date, such Party shall notify the Other Parties within ten (10) days of receipt of such notice. Sellers’ Representative shall be entitled to control, in its sole and absolute discretion, any audit or administrative or judicial proceeding that relates to Flow-Through Income Taxes attributable to any member of the Company Group for any taxable period (or portion thereof) ending on or prior to the Closing Date, including having the ability to appoint and replace the Partnership Representative of the applicable member of the Company Group. If Closing occurs, Sellers shall cause any Partnership Target to make (and shall cause the relevant Partnership Representative to make) a timely “push-out” election under Section 6226 of the Code (or any analogous provision of state, local or non-U.S. Tax law) to the maximum extent such election is available with respect to any “imputed underpayment” (as described in Section 6225(b) of the Code) related to Flow-Through Income Taxes for any Tax period (or portion thereof) ending on or prior to the Closing Date. Purchaser shall reasonably cooperate with Sellers and provide assistance as reasonably requested by Sellers in connection

100 with any such election under Section 6226 of the Code (or any comparable provisions of state, local, or non-U.S. Tax law). For the avoidance of doubt, none of the Purchaser, any of its respective Affiliates or any successor owner of the applicable member of the Company Group shall change or revoke the Partnership Representative for any taxable period (or portion thereof) ending on or prior to the Closing Date. (b) Notwithstanding anything in this Agreement to the contrary, with respect to Flow-Through Income Taxes attributable to a Company Group member, without the prior written consent of Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), neither Purchaser nor any of its Affiliates shall (1) voluntarily initiate discussions or examinations with any Governmental Authority (including any voluntary disclosures) regarding Flow-Through Income Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date, (2) amend, refile or otherwise modify, or cause or permit to be amended, refiled or otherwise modified, any Tax Return filed with respect to Flow-Through Income Taxes attributable to any Company Group member for any taxable period (or portion thereof) ending on or prior to the Closing Date, (3) agree to extend or waive the statute of limitations with respect to Flow-Through Income Taxes attributable to any Company Group member for any taxable period (or portion thereof) ending on or prior to the Closing Date, or (4) make any other election or change any accounting method after the Closing Date (including any entity classification election under Treasury Regulation Section 301.7701-3 but excluding, for the avoidance of doubt, any election under Section 6226 of the Code) with respect to Flow-Through Income Taxes of any Company Group member that would have effect for any taxable period (or portion thereof) ending on or prior to the Closing Date. Without the prior written consent of Sellers’ Representative (not to be unreasonably conditioned, withheld or delayed), no Company Group member shall effect or engage in any transaction or other action occurring on the Closing Date after the Closing that is outside of the ordinary course of business of such Company Group member. ARTICLE 12 TERMINATION Section 12.1 Termination. This Agreement may be terminated at any time prior to the Closing (the date of any permitted termination of this Agreement under this Section 12.1, the “Termination Date”): (a) by the mutual prior written consent of Sellers and Purchaser; (b) by Sellers or Purchaser upon written Notice to the Other Party, if Closing has not occurred on or before 3:00 p.m., Central Time, on the date thirty (30) days after the Target Closing Date (the “Outside Date”); (c) by Purchaser, upon written Notice to Sellers, if there has been a breach by Sellers of any representation, warranty, or covenant contained in this Agreement that would give rise to the failure of any of the conditions specified in Article 9 (or is of such a magnitude or effect that it will not be possible for any such condition to be satisfied) and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Sellers to the reasonable satisfaction of Purchaser on or before the Outside Date;

101 (d) by Sellers, upon notice to Purchaser, if there has been a breach by Purchaser of any representation, warranty, or covenant contained in this Agreement that that would give rise to the failure of any of the conditions specified in Article 9 (or is of such a magnitude or effect that will not be possible for any such condition to be satisfied) and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Purchaser to the reasonable satisfaction of Sellers on or before the Outside Date; or (e) by Sellers, if the Deposit is not delivered to the Escrow Agent and deposited into the Escrow Account by 5:00 Houston, Texas time on date the Deposit is required to be funded under Section 2.3(a); provided, however, that no Party shall be entitled to terminate this Agreement under Section 12.1(b) if the Closing has failed to occur as a result of the material breach or failure of the terminating Party’s representations, warranties, or covenants hereunder, including, if and when required, such Party’s obligations to consummate the transactions contemplated hereunder at Closing. Section 12.2 Effect of Termination. (a) If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become void and of no further force or effect (except for the provisions of Article 1, Section 2.3, Article 7, Section 8.1(c), Section 8.6, Section 8.7, Section 8.8, Section 8.10(d), this Article 12, and Article 14, all of which shall survive and continue in full force and effect indefinitely). The Confidentiality Agreement shall survive any termination of this Agreement, and, upon such termination, the term thereof shall be deemed automatically extended to run until the date that is twelve (12) months from the date of such termination. (b) In the event that (i) all conditions precedent to the obligations of each Seller set forth in Section 9.1 have been satisfied or waived (to the extent waivable) in writing by Sellers (or would have been satisfied except for the breach or failure of Sellers’ representations, warranties or covenants hereunder) and (i) the Closing has not occurred solely as a result of the material breach or material failure of Sellers’ representations, warranties or covenants hereunder, including, if and when required, Sellers’ obligations to consummate the transactions contemplated hereunder at Closing if and when required, then Purchaser shall be entitled to terminate this Agreement and, as the sole and exclusive remedy of the Purchaser Group against any member of the Seller Group for the failure to consummate the transactions contemplated hereunder at Closing and receive the entirety of the Deposit for the sole account and use of Purchaser and receive an additional amount from Sellers equal to all direct, documented out of pocket costs and expenses incurred by Purchaser in connection with the negotiation and performance of this Agreement and the transactions contemplated hereunder; provided, however, in no event shall such costs and expenses for which Sellers are required to reimburse Purchaser hereunder exceed ten percent (10%) of the Unadjusted Purchase Price; (c) In the event that (i) all conditions precedent to the obligations of Purchaser set forth in Section 9.2 have been satisfied or waived in writing by Purchaser (or would have been satisfied except for the breach or failure of any of Purchaser’s representations, warranties or covenants hereunder) and (ii) the Closing has not occurred solely as a result of the breach or failure

102 of any of the Purchaser’s representations, warranties or covenants hereunder, including, if and when required, the Purchaser’s obligations to consummate the transactions contemplated hereunder at the Closing, then Sellers shall be entitled to terminate this Agreement and, as the Sellers’ sole and exclusive remedy, receive the entirety of the Deposit for the sole account and use of Sellers as liquidated damages hereunder. Each Seller and the Purchaser acknowledge and agree that (x) Sellers’ actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Deposit is a fair and reasonable estimate by the Parties of such aggregate actual damages of Sellers and (z) such liquidated damages do not constitute a penalty. (d) In the event that this Agreement is terminated under Section 12.1 and Sellers are not entitled or required to receive the Deposit under Section 12.2(c), Purchaser shall be entitled to receive the entirety of the Deposit for the account of Purchaser. (e) In the event that this Agreement has been terminated under Section 12.1 and there is a Dispute amongst the Parties with respect to the entitlement of any Party to the remedies under Section 12.2(b) or Section 12.2(c) regarding whether the condition to Closing of either Party under Section 9.1(d) or Section 9.2(d) was satisfied, then solely for the purposes of determining the rights and entitlement of the Parties under Section 12.2(b) and Section 12.2(c), such Dispute as to whether the condition to Closing of either Party under Section 9.1(d) or Section 9.2(d) was satisfied shall be determined solely in accordance with the provisions of Section 3.2(i) mutatis mutandis. (f) Promptly, but in no event later than three (3) Business Days after the Termination Date, the Purchaser and Sellers shall execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to disburse via wire transfer of immediately available funds the entirety of the Deposit to the Party entitled to receive the Deposit as provided in this Section 12.2. ARTICLE 13 INDEMNIFICATION; LIMITATIONS Section 13.1 Sellers’ Indemnification Rights. Subject to the terms hereof, from and after the Closing Date, Purchaser and Company shall be responsible for, shall pay, and shall indemnify, defend, release and hold harmless Sellers, each Affiliate of any Seller, and each of such Person’s respective equity holders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants (collectively, the “Seller Group”) from and against all obligations, liabilities, claims, causes of action, and Damages caused by, arising out of, attributable to or resulting from: (a) the failure or breach of (i) Purchaser’s covenants or agreements contained in this Agreement and/or (ii) Company’s covenants or agreements contained in this Agreement to be performed after Closing; (b) any failure or breach of any representation or warranty made by Purchaser contained in Article 6 of this Agreement or in the Purchaser Certificate; and/or

103 (c) the conduct, ownership or operation of the Subject Securities, the Company, the Assets or the Business, in each case, excluding any matter for which Sellers are obligated to indemnify and hold harmless the Purchaser Group pursuant to Section 13.2. EVEN IF ANY SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEES OR THIRD PARTIES, but excepting and excluding in the case of this Section 13.1, any Damages against which Purchaser is entitled to indemnity from Sellers under Section 13.2 at the time the applicable Claim Notice is presented by Purchaser (but such exception and exclusion only applying to the extent and for the periods Sellers are obligated hereunder to provide such indemnity under this Article 13). Section 13.2 Purchaser’s Indemnification Rights. Subject to the terms hereof, from and after the Closing Date, Sellers shall be responsible for, shall pay and shall indemnify, defend, release and hold harmless Purchaser, each Affiliate of Purchaser (including Company Group) and each of their respective equity holders, members, officers, directors, employees, agents, advisors, representatives, accountants, attorneys and consultants (collectively, the “Purchaser Group”), for all Damages for which Claim Notices are validly delivered hereunder by Purchaser that are caused by, arising out of, attributable to, or resulting from: (a) the failure or breach of any (i) Seller’s covenants or agreements contained in this Agreement or (ii) Company’s covenants or agreements contained in this Agreement to be performed on or prior to Closing; (b) any failure or breach of any representation or warranty made by any Seller contained in Article 4, Company in Article 5 or any Seller in the Closing Certificate; and/or (c) any Specified Liabilities; EVEN IF ANY SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEES OR THIRD PARTIES. Section 13.3 Survival; Limitations. (a) Subject to Section 13.3(b) and Section 13.3(c): (i) the Non-Fundamental Representations of Sellers and Company shall survive Closing and terminate on the date twelve (12) months after the Closing Date provided, however, (A) the representations of Company set forth in Section 5.22(d) shall not survive, and shall expire and terminate upon, the Closing, (B) the representations of Company set forth in Section 5.10 shall survive the Closing and terminate on the date thirty (30) days after the expiration of the applicable statute of limitations and (C) the Special Warranty shall survive the Closing and terminate on the date twenty-four (24) months after the Closing Date; (ii) the Fundamental Representations of Sellers and Company shall survive the Closing and terminate upon the expiration of the applicable statute of limitations; (iii) the covenants and agreements of Sellers and Company to be performed prior to Closing shall each survive the Closing and terminate on the date twelve (12) months after the Closing Date; (iv) the

104 covenants and agreements of Sellers to be performed on or after Closing shall survive the Closing and terminate on the date such covenants are fully performed (other than (A) the covenants in Section 13.2, which shall terminate on the date the applicable representations, warranties and covenants that is subject to indemnification thereunder, and (B) the covenants in Article 11); (v) the covenants and agreements of Sellers under Article 11 shall survive the Closing and terminate on the date thirty (30) days after the expiration of the applicable statute of limitations; (vi) the indemnification or reimbursement rights of the Purchaser Group in Section 13.2(a) and Section 13.2(b) shall survive the Closing and terminate on the termination date of each respective representation, warranty, covenant or agreement of Sellers that is subject to indemnification thereunder, (vii) the covenant of Sellers under Section 13.2(c) shall survive the Closing and terminate on the date twenty-four (24) months after the Closing Date; provided, however, the covenant of Sellers under Section 13.2(c) with respect to (x) Seller Taxes shall survive the Closing and terminate on the date thirty (30) days after the expiration of the applicable statute of limitations, and (y) the Specified Liabilities described in subparts (b), (f) and (k) of the definition shall survive the Closing indefinitely; (viii) the representations and warranties of Purchaser in Article 6 shall survive the Closing and terminate upon the expiration of the applicable statute of limitations, (ix) the covenants of (A) Purchaser to be performed prior to or at Closing set forth in this Agreement and (B) the covenants of Purchaser and Company to be performed after Closing set forth in this Agreement shall, in each case of subparts (A) and (B), survive the Closing and terminate on the date such covenants are fully performed; and (x) the representations, warranties, covenants and agreements of Sellers and Purchaser and not covered in subparts (i) though (ix) and set forth in this Agreement and the other Transaction Documents shall be of no further force and effect, and Sellers and Purchaser shall not have any obligations hereunder, after the applicable date of their expiration; provided, however, there shall be no expiration or termination of any bona fide claim validly asserted pursuant to a valid Claim Notice pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to the expiration or termination date of the applicable survival period thereof. (b) As a condition to making any claims for indemnification, defense or to be held harmless under this Article 13, Purchaser must deliver to Sellers a valid Claim Notice pursuant to this Agreement prior to the expiration or termination date of the applicable survival period (if any) thereof. All rights of each member of the Purchaser Group to indemnification and reimbursement under Section 13.2 shall terminate and expire on the termination date of each respective representation, warranty, covenant or agreement of any Seller or Company, as set forth in Section 13.3(a), for which any member of the Purchaser Group is entitled to indemnification or reimbursement hereunder, except in each case as to matters for which a Claim Notice has been delivered to Sellers on or before the earlier of such termination date or the date otherwise required to be delivered hereunder; and for any representation, warranty, covenant or agreement that survives indefinitely, survives until performed or has no termination date, there shall be no termination or expiration of the indemnification and reimbursement obligations under Section 13.2. (c) Subject to Section 14.12 and notwithstanding anything to the contrary contained elsewhere in this Agreement, after Closing, no member of the Purchaser Group shall be entitled to indemnity or reimbursement (i) under Section 13.2(b), with respect to any Non- Fundamental Representation (other than the representations of Company set forth in Section 5.10 and the Special Warranty), for Damages relating to or arising out of any individual event, matter

105 or occurrence for which a Claim Notice is delivered by Purchaser and for which Sellers admit (or it is otherwise finally determined) that the members of the Purchaser Group are entitled to indemnity from Sellers pursuant to Section 13.2(b), unless and until the amount of such Damages for which Sellers would be responsible thereunder exceeds the Individual Threshold (it being agreed that the Individual Threshold represents a threshold and not a deductible), (ii) under Section 13.2(b), with respect to any Non-Fundamental Representation (other than the representations of Company set forth in Section 5.10 and the Special Warranty), for any and all Damages that Purchaser is entitled to indemnity and reimbursement from Sellers pursuant to Section 13.2(b), unless the aggregate amount of all such Damages for which Sellers would be responsible thereunder exceeds one and one-half percent (1.5%) of the Unadjusted Purchase Price (and then only to the extent such Damages exceed one and one-half percent (1.5%) of the Unadjusted Purchase Price), (iii) under Section 13.2(b), with respect to any Non-Fundamental Representation (other than the representations of Company set forth in Section 5.10 and the Special Warranty), for any Damages for which Sellers would be responsible thereunder in excess of the Holdback Amount (such percentage, the “Non-Specified Liabilities Damage Cap”), and (iv) under this Agreement or any other Transaction Document for aggregate Damages for which Sellers would be responsible thereunder in excess of one hundred percent (100%) of the Unadjusted Purchase Price (such percentage, the “Overall Indemnity Cap”). Subject to Article 12 and Section 14.12, the liability of Purchaser under this Agreement shall be without limit. For the sake of clarity, indemnity from Sellers pursuant to Section 13.2(a), Section 13.2(b) for breach of the Fundamental Representations or the representations and warranties set forth in Section 5.10, the Special Warranty, and Section 13.2(c) shall not be subject to or limited by the Individual Threshold, the one and one-half percent (1.5%) of the Unadjusted Purchase Price deductible or the Non-Specified Liabilities Damage Cap; provided, however, that, for the avoidance of doubt, the Parties acknowledge and agree that such indemnity from Sellers pursuant to Section 13.2(a), Section 13.2(b) for breach of the Fundamental Representations or the representations and warranties set forth in Section 5.10, the Special Warranty and Section 13.2(c) shall not exceed, in the aggregate, the Overall Indemnity Cap. (d) No Party or Person is asserting the accuracy, completeness, or truth of any representation and warranty set forth in this Agreement; rather the Parties have agreed that should any representation or warranty of any Party prove inaccurate, incomplete or untrue, the Other Party shall have the specific rights and remedies herein specified as the exclusive remedy therefor including the rights set forth in Sections 9.1 and 9.2, but that no other rights, remedies or causes of action (whether in law or in equity or whether in contract or in tort or otherwise) are permitted to any Party as a result of the failure, breach, inaccuracy, incompleteness or untruth of any such representation and warranty. Company Sellers and Purchaser each acknowledge and agree that except as expressly set forth in Article 12, (i) the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement and (ii) Company, Purchaser and Sellers hereby waive any and all rights to rescind, reform, cancel, terminate, revoke or void this Agreement or any of the transactions contemplated hereby. (e) Notwithstanding anything herein to the contrary, for purposes of determining the amount of Damages recoverable by Purchaser Group or Seller Group resulting from breaches of representations and warranties by the Sellers, Company or Purchaser,

106 respectively (but not for the purposes of determining whether Purchaser Group is entitled to indemnification under this Article 13 for breaches of representations and warranties by the Sellers or Company or whether Seller Group is entitled to indemnification under this Article 13 for breaches of representations and warranties by Purchaser) shall be calculated by excluding and without giving effect to any qualifiers as to materiality, Material Adverse Effect or other similar qualifiers set forth in any representation or warranty. Section 13.4 Exclusive Remedy and Certain Limitations. (a) Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, each Indemnified Person’s sole and exclusive remedy against the Indemnifying Party with respect to the negotiation, performance and consummation of the transactions contemplated hereunder, any breach of the representations, warranties, covenants and agreements of any member of the Indemnifying Party’s contained herein, except for any rights or remedies with respect to Fraud, the affirmations of such representations, warranties, covenants and agreements contained in this Agreement or in any other Transaction Document delivered hereunder by or on behalf of any member of the Seller Group or Purchaser Group, as applicable, are (i) the rights to indemnity from such Party set forth in Section 13.1, Section 13.2 as applicable, as limited by the terms of this Article 13 and (ii) the right to specific performance for the breach or failure of Sellers to perform any covenants required to be performed after Closing, and (iii) the remedies contained in this Article 13 against each Party, and (iv) the rights and remedies set forth in the applicable Transaction Documents; and except with respect to (and excluding all of) the above-referenced rights and remedies, each of Purchaser and Sellers waives, releases, remises and forever discharges, and shall cause each member of the Indemnified Person’s group to waive, release, remise and forever discharge, each member of the Indemnified Person’s group from any and all Damages, suits, legal or administrative proceedings, claims, demands, losses, costs, obligations, liabilities, interest, charges or causes of action whatsoever, in law or in equity, known or unknown, which any member of the Indemnified Person’s group might now or subsequently may have, based on, relating to or arising out of the negotiation, performance and consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereunder or thereunder, or with respect to any member of the Seller Group’s ownership, use or operation of the Subject Securities, the Company Group, the Business, Assets, or the condition, quality, status or nature of the Assets, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY AND IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION, ANY RIGHTS UNDER INSURANCE POLICIES ISSUED OR UNDERWRITTEN BY ANY MEMBER OF THE PURCHASER GROUP OR SELLER GROUP, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, INVITEES OR THIRD PARTIES; PROVIDED, HOWEVER THAT FOR THE SAKE OF CLARITY, EXCEPT AS SET FORTH IN SECTION 13.3(D), NO PARTY WAIVES OR RELEASES ITS RIGHTS AND REMEDIES UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT, NOR WITH RESPECT TO FRAUD BY THE OTHER PARTY.

107 (b) Any claim for indemnity under this Article 13 by any current or former Affiliate, stockholder, member, officer, director, employee, agent, lender, advisor, representative, accountant, attorney and consultant of any Party must be brought and administered by the applicable Party to this Agreement, or their applicable successor or assigns. No Indemnified Person other than a Seller and Purchaser, or their applicable successor or assigns shall have any rights against Sellers, Purchaser or Company under the terms of this Article 13, except as may be exercised on its behalf by Purchaser or Sellers, or their applicable successor or assigns, as applicable, pursuant to this Article 13. Sellers and Purchaser may elect to exercise or not exercise indemnification rights under this Agreement on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section 13.4. (c) The amount of any Damages for which any Indemnified Person is entitled to indemnity under this Article 13 shall be reduced by the amount of insurance or other Third Party proceeds, recoupment, reimbursements or actually received by Purchaser or applicable members of the such Indemnified Person or a member of its Group under the relevant insurance arrangements with respect to such Damages (net of collection costs and excluding any insurance policy issued, underwritten or carried by or on behalf of such Indemnified Person or its Affiliate). If any Damages suffered by an Indemnified Person are covered by an existing policy, then such Indemnified Person shall use commercially reasonable efforts to pursue and prosecute any available claims against such policy. If an Indemnified Person or a member of its Group receives funds or proceeds from any insurance carrier or any Third Party with respect to any Damages previously paid to or received by any member an Indemnified Person or a member of its Group from the other Party or the Holdback Amount, such Indemnified Person shall, promptly pay and reimburse the Other Party such funds or proceeds to the extent of any such funds previously paid to or received by such Indemnified Person or a member of its Group with respect to such Damages. (d) Each Indemnified Person shall make reasonable efforts to mitigate or minimize all Damages upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Damages that are indemnifiable hereunder. (e) The Parties shall treat, for U.S. federal and applicable state and local Income Tax purposes, any amounts paid or received under this Article 13 as an adjustment to the Adjusted Purchase Price, unless otherwise required by applicable Laws. (f) To the extent of the indemnification obligations in this Agreement, Purchaser and Company, on behalf of itself and the Company Group, and each Seller hereby waive for itself and its successors and assigns including any insurers, any rights to subrogation for Damages for which such Party is liable, or against which such Party is actually obligated to indemnify any other Person under this Agreement. If required by applicable insurance policies, each Party shall obtain a waiver of such subrogation from its insurers. Section 13.5 Release. (a) Effective as of immediately prior to the Closing and except to the limited extent set forth in Section 13.1, each Seller, for itself and on behalf of its Affiliates (excluding the Company Group) and each of their respective equityholders, successors and assigns (the “Seller

108 Releasing Group”) hereby fully and unconditionally releases, acquits and forever discharges the Purchaser Group, each member of the Company Group, each of their respective direct and indirect equityholders, all directors, managers, officers and agents of the Company Group holding such position as of the Closing in their capacity as such, and its and their Representatives in their capacity as such, and each of their respective successors and assigns from any and all manner of actions, causes of actions, claims obligations, demands, Damages, costs, expenses, compensation or other relief, whether known or unknown, whether in Law or equity, of any kind, that any member of the Seller Releasing Group now has or has ever had against such Persons, in respect of or arising out the ownership, operation, management, administration or use of the Company Group, the Subject Securities or the Assets on or prior to Closing; provided, however, the foregoing notwithstanding, the release and discharge provided for herein shall not release (i) the members of the Company Group of their respective obligations or liabilities, if any, pursuant to this Agreement or the Transaction Documents, if any, (ii) the members of the Company Group of any indemnification or exculpation obligations of such Person to Sellers as a manager of such Person, in Seller’s capacity as such, in accordance with Section 8.11, and (iii) any Third Party Claim for which Purchaser is obligated to indemnify any member of the Seller Group pursuant to Section 13.1; EVEN IF ANY SUCH RELEASED CLAIMS OR DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OR RESPONSIBILITY OF ANY RELEASED PERSON, INVITEES OR THIRD PARTIES. Each Seller hereby irrevocably covenants to refrain from, directly or indirectly (and shall cause each member of the Seller Releasing Group to refrain from), asserting any claim released pursuant to the foregoing provisions of this Section 13.5(a), or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the released Persons set forth in the first sentence of this Section 13.5(a) in their capacity as such, with respect to any such claim. Each Seller hereby represents to Purchaser that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any such claim. (b) Effective as of immediately prior to the Closing, Company, for itself and on behalf of the Company Group and each of their respective equityholders, successors and assigns (the “Company Releasing Group”) hereby fully and unconditionally releases, acquits and forever discharges (i) Sellers and (ii) all directors, managers, officers and agents of the Company Group holding such position at any time prior to the Closing in their capacity as such from any and all manner of actions, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in Law or equity, of any kind, that any member of the Company Releasing Group now has or has ever had against such Persons, arising out of or relating to (A) in respect of Sellers and their direct and indirect equityholders’ ownership of the Subject Securities, and (B) in respect of such directors, managers, officers and agents, for acts and omissions on behalf of the Company Group or the relationship with the Company Group, in each case, other than with respect to their respective obligations and liabilities, if any, under this Agreement or the Transaction Documents; provided, however, that the foregoing notwithstanding, the release and discharge provided for herein shall not release (i) any Seller of its respective obligations or liabilities pursuant to this Agreement or the Transaction Documents, including, without limitation, any obligations, liabilities, claims, causes of action and Damages directly arising from or relating to the ownership, operation or business of any Excluded Assets, and (ii) any Third Party Claim for which Seller is obligated to indemnify any member of the

109 Purchaser Group pursuant to Section 13.2; EVEN IF ANY SUCH RELEASED CLAIMS OR DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OR RESPONSIBILITY OF ANY RELEASED PERSON, INVITEES OR THIRD PARTIES. Purchaser, for itself and, following the Closing, on behalf of the Company Group hereby irrevocably covenants to refrain from, directly or indirectly (and shall cause each member of the Company Releasing Group to refrain from), asserting any claim released pursuant to the foregoing provisions of this Section 13.5(b), or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the released Persons set forth in the first sentence of this Section 13.5(b), in their capacity as such, with respect to any such claim. Section 13.6 Indemnification Actions. All claims for indemnification under this Article 13 shall be asserted and resolved as follows: (a) For purposes of this Article 13, the term “Indemnifying Party” when used in connection with particular Damages means (i) Sellers in the event any member of the Purchaser Group is entitled to indemnity and defense from Sellers under this Agreement Section 13.2 and (i) Purchaser in the event any member of the Seller Group is entitled to indemnification under this Agreement. For purposes of this Article 13, the term “Indemnified Person” means (i) Purchaser in the event any member of the Purchaser Group is entitled to indemnity and defense from Sellers under this Agreement Section 13.2 and (ii) Sellers in the event any member of the Seller Group is entitled to indemnification under this Agreement. (b) To make a claim for indemnification, defense or reimbursement under this Article 13, an Indemnified Person shall notify the Indemnifying Party of its claim, including the specific details (including supporting documentation in such Indemnified Person’s possession or control of the alleged Damages and such Indemnified Person’s good faith estimate of the applicable claim) of and specific basis under this Agreement for its claim (the “Claim Notice”). (c) In the event that any claim for indemnification set forth in any Claim Notice is based upon a claim by a Third Party against the Indemnified Person (a “Third Party Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim in such Indemnified Person’s possession or control; provided the failure of any Indemnified Person to give Notice of any Third Party Claim as provided in this Section 13.6 shall not relieve the Indemnifying Party of its obligations under this Article 13 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an alleged inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was allegedly inaccurate or breached. (d) Subject to Section 13.6(f), in the case of a claim for indemnification based upon any Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies the Indemnified

110 Person’s right to indemnity from the Indemnifying Party in respect of such Third Party Claim as provided in this Article 13. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Person within such thirty (30)-day period regarding whether the Indemnifying Party admits or denies the Indemnified Person’s right to indemnity in respect of such Third Party Claim as provided in this Article 13, then until such date as the Indemnifying Party admits or it is finally determined by a non-appealable judgment that such right or obligation exists, the Indemnified Person may file any motion, answer or other pleading, settle any Third Party Claim or take any other action that the Indemnified Person deems necessary or appropriate to protect its interest, regardless of whether the Indemnifying Party is prejudiced or adversely impacted by any such actions. (e) If the Indemnifying Party admits the Indemnified Person’s right to indemnity in respect of such Third Party Claim as provided in this Article 13, then the applicable Indemnifying Party shall have (i) the right and obligation to diligently prosecute and control the defense of such Third Party Claim, at its sole cost and expense of, and (ii) have full control of such defense and proceedings, including any compromise or settlement thereof unless the compromise or settlement includes the payment of any amount by, the performance of any obligation by, or the limitation of any right or benefit of, the Indemnified Person, in which event such settlement or compromise shall not be effective without the consent of the Indemnified Person, which shall not be unreasonably withheld or delayed. If requested by the Indemnifying Party, the Indemnified Person agrees at the cost and expense of the Indemnifying Party to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person. The Indemnified Person may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.6(e), provided the Indemnified Person may file initial pleadings as described in the last sentence of Section 13.6(d) if required by court or procedural rules to do so within the thirty (30)-day period in Section 13.6(d). An Indemnifying Party shall not, without the written consent of the Indemnified Person, settle any Third Party Claim or consent to the entry of any judgment with respect thereto that (A) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Third Party Claim) or (B) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity). (f) If the Indemnifying Party does not admit the Indemnified Person’s right to indemnity in respect of such Third Party Claim as provided in this Article 13 or admits such right but thereafter fails to diligently defend or settle the Third Party Claim, then the Indemnified Person shall have the right, but not the obligation, to defend and control the defense against the Third Party Claim (at the sole cost and expense of the Indemnifying Party), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Party to admit the Indemnified Person’s right to indemnity in respect of such Third Party Claim as provided in this Article 13, at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted the Indemnified Person’s right to indemnity in respect of such Third Party Claim as provided in this Article 13, the Indemnified Person shall send written notice to the

111 Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to admit the Indemnified Person’s right to indemnity from the Indemnifying Party in respect of such Third Party Claim as provided in this Article 13, and if such right or obligation is so admitted, assume the defense of the Third Party Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Third Party Claim over the objection of the Indemnifying Party after the Indemnifying Party has timely admitted such right or obligation for indemnification in writing and assumed the defense of the Third Party Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Third Party Claim. (g) In the case of a claim for indemnification not based upon a Third Party Claim (a “Direct Claim”), such Direct Claim shall be asserted by giving the Indemnifying Party a reasonably prompt Claim Notice thereof, but in any event not later than thirty (30) days after the Indemnified Person becomes aware of the events that gave rise to such Direct Claim. Such Claim Notice by the Indemnified Person shall describe the Direct Claim in reasonable detail, shall include copies of all available material written evidence in such Indemnified Person’s possession or control thereof and shall indicate the estimated amount, if reasonably practicable, of Damages that have been or may be sustained by the Indemnified Person. The Indemnifying Party shall have sixty (60) days from its receipt of the Claim Notice to (1) cure the Damages complained of and admit the Indemnified Person’s right to indemnity and defense in respect of such Direct Claim, or (2) dispute the claim for such Damages. If the Indemnifying Party does not notify the Indemnified Person within such sixty (60) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Party shall be deemed to have disputed its obligation to defend the Indemnified Person against such Direct Claim under this Agreement. (h) To the extent the provisions of this Section 13.6 are inconsistent with Section 11.7, Section 11.7 shall control. Section 13.7 Express Negligence/Conspicuous Manner. WITH RESPECT TO THIS AGREEMENT, BOTH PARTIES AGREE THAT THE PROVISIONS SET OUT IN THIS ARTICLE 13 AND ELSEWHERE IN THIS AGREEMENT COMPLY WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING THE INDEMNIFYING PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY, OR OTHER FAULT OF MEMBERS OF THE INDEMNIFIED PARTY’S GROUP. EACH PARTY REPRESENTS TO THE OTHER (a) THAT SUCH PARTY HAS CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF IT HAS NOT CONSULTED AN ATTORNEY, THAT SUCH PARTY WAS PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO AND (b) THAT SUCH PARTY FULLY UNDERSTANDS ITS OBLIGATIONS UNDER THIS AGREEMENT. Section 13.8 Holdback Amount. Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, the terms and provisions set forth in this Section 13.8 shall control as to the Parties.

112 (a) At Closing, the Deposit (and any interest accrued thereon) shall remain deposited with the Escrow Agent and shall then and thereafter constitute the Holdback Amount. The Holdback Amount shall be held by the Escrow Agent in accordance with the Escrow Agreement and paid out in accordance with the provisions of this Section 13.8 and the Escrow Agreement, as security against, and to support the satisfaction of the obligations of Sellers under this Agreement to defend and indemnify or otherwise pay any amounts to any of the Purchaser Group pursuant to Section 13.2. (b) If at any time on or prior to twelve (12) months after the Closing Date (the “Holdback Deadline”), Purchaser delivers to Sellers’ Representative and the Escrow Agent a Claim Notice that any member of Purchaser Group is entitled under Section 13.2 to indemnity, payment and reimbursement from Seller for any alleged Damages, Seller shall, within thirty (30) days after the receipt of any such Claim Notice, deliver to Purchaser and the Escrow Agent (i) written instructions instructing the Escrow Agent to disburse to Purchaser from the Holdback Amount an amount equal to all or a stipulated amount of such alleged damages set forth in such Claim Notice to such account(s) as Purchaser designates in such Claim Notice, (ii) a written notice that Sellers’ Representative disputes that Purchaser Group is entitled to indemnity, payment and reimbursement of all or any portion (which shall be stipulated in Sellers’ notice) of the amount of the alleged Damages in Purchaser’s Claim Notice, or (iii) any combination of the foregoing. Timely delivery of Sellers’ written notice stipulating that Sellers’ dispute any portion of the amount of damages to which Purchaser claims the Purchaser Group is entitled shall constitute notice that such amount in dispute shall not be released by the Escrow Agent to Purchaser and that the Escrow Agent shall continue to hold such amount in accordance with the Escrow Agreement until the dispute has been fully resolved by final non-appealable court order, arbitrator’s decision, settlement or otherwise. The failure of Sellers’ Representative to deliver a written notice that Sellers dispute any portion of the amount of damages to which Purchaser claims the Purchaser Group is entitled shall constitute notice that Sellers do not dispute its indemnity obligations hereunder with respect to such Claim Notice and all such amounts asserted by Purchaser Group in such Claim Notice shall be released by the Escrow Agent to Purchaser. (c) If Sellers’ Representative (i) timely delivers to Purchaser and Escrow Agent a notice that such Seller(s) does not dispute any of the alleged damages specified in Purchaser’s Claim Notice, (ii) fails to timely deliver to Purchaser and Escrow Agent a notice that Seller dispute(s) any of the alleged damages specified in Purchaser’s Claim Notice (in which case, such Seller(s) shall be deemed to have agreed with Purchaser’s Claim Notice), or (iii) timely delivers a notice to Purchaser and the Escrow Agent that it disputes only a portion of the Damages alleged in Purchaser’s Claim Notice, then Purchaser and Sellers’ Representative shall promptly (but in no event later than five (5) Business Days after such occurrence) execute and deliver to the Escrow Agent joint written instructions authorizing the Escrow Agent to disburse to Purchaser (A) in the case of Section 13.8(c)(i) or Section 13.8(c)(ii), the entire amount of the alleged Damages specified in the applicable Claim Notice and (B) in the case of Section 13.8(c)(ii), the amount of the alleged Damages specified in such Seller’s notice that are not in dispute. (d) Promptly on the date that is six (6) months after Closing Date (but in no event more than five (5) Business Days thereafter), Purchaser and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to disburse to Seller from the Holdback Amount an amount equal to the positive remainder (if any) of (i) one-

113 half (1/2) of the original Holdback Amount at Closing (meaning the amount of the Deposit, which was converted to the Holdback Amount at Closing) minus (ii) the aggregate amount of all alleged Damages asserted by Purchaser in any and all applicable Claim Notices delivered to Escrow Agent by Purchaser on or prior to the date that is six (6) months after the Closing Date. (e) Promptly after the Holdback Deadline (but in no event more than five (5) Business Days thereafter), Purchaser and Sellers’ Representative shall execute joint written instructions to the Escrow Agent, directing the Escrow Agent to disburse to the Sellers’ Representative from the Holdback Amount an amount equal to the positive remainder (if any) of (i) the amount attributable to the remaining Holdback Amount, if any, minus (ii) the aggregate amount of all undisbursed or unpaid alleged Damages asserted by Purchaser in any and all applicable unresolved Claim Notices delivered to Escrow Agent by Purchaser on or prior to the Holdback Deadline. (f) From and after the Holdback Deadline, upon resolution of each such dispute of the Purchaser Group’s entitlement to such Damages from the Holdback Amount in accordance with the terms hereof, Purchaser and Sellers’ Representative shall promptly (but in no event more than five (5) Business Days after such resolution) execute and deliver joint written instructions to the Escrow Agent for the release from the Holdback Amount (i) to Purchaser of any amounts to which Purchaser Group is entitled upon resolution of such dispute and (ii) to Sellers’ Representative of any amounts to which any Seller is entitled to upon resolution of such dispute. (g) To the extent necessary to release any portion of the Holdback Amount to any Party (or its designee) entitled to receive any portion of the Holdback Amount hereunder, Purchaser and Sellers’ Representative shall promptly execute and deliver joint written instructions to the Escrow Agent for the release such amount(s) from the Holdback Amount. ARTICLE 14 MISCELLANEOUS Section 14.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to the Other Party (herein collectively called “Notice”) shall be in writing and delivered (a) in person by courier service, (b) U.S. mail requiring acknowledgement of receipt or mailed by certified mail, postage prepaid, and return receipt requested, or (c) by e-mail requesting the recipient to confirm receipt (with the receiving Party affirmatively obligated to promptly confirm receipt), as follows: To any Seller (or Company prior to Closing): 1001 W Wilshire Blvd. Oklahoma City, OK 73116 Attn: John Zimmerman Email: jzimmerman@novoog.com with a copy (that shall not constitute Notice) to: EnCap Investments L.P. 9651 Katy Fwy Sixth Floor

114 Houston, TX 77024 Attn: George Purgason Email: gpurgason@encapinvestments.com Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002 Attn: Bryan Edward Loocke Email: bloocke@velaw.com To Purchaser (or Company after Closing): Riley Exploration – Permian, LLC 29 E. Reno Ave., Suite 500 Oklahoma City, Oklahoma 73104 Attn: Philip Riley Email: philip@rileypermian.com with a copy (that shall not constitute Notice) to: Riley Exploration – Permian, LLC 29 E. Reno Ave., Suite 500 Oklahoma City, Oklahoma 73104 Attn: Beth di Santo Email: bdisanto@disantolaw.com Holland & Knight 1722 Routh Street, Suite 1500 Dallas, Texas 75201 Attn: Jolisa Dobbs Email: jolisa.dobbs@hklaw.com Notice shall be effective upon actual receipt. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. Section 14.2 Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction, provided, however in connection with the determination of the existence of any (A) Title Defect, Title Benefit or Title Benefit Amount or with respect to conveyancing matters as to any Asset, the Laws of the State where such Asset is located shall govern and control such determination, and (B) Environmental Defect and/or Defect Amount attributable to any Environmental Defect, the Laws of United States of America and the state where the applicable Assets are located shall govern and control such determination. Section 14.3 Venue and Waiver of Jury Trial. (a) Except as to any dispute, controversy, matter or claim arising out of or in relation to or in connection with (i) the calculation or determination of the Adjusted Purchase Price pursuant to Section 2.4, Section 2.5 or Section 2.8 (which shall be resolved exclusively in

115 accordance with Section 2.7(b)) or (ii) the determination of the scope, interpretation and effect of Article 3, or the existence, cure or amount of any Title Benefits, Title Benefit Amounts, Defects or Defect Amounts (which shall be resolved exclusively in accordance with Section 3.2(i)), any dispute, controversy, matter or claim between the Parties (each, subject to such exceptions, a “Dispute”), that cannot be resolved among the Parties, will be instituted exclusively in the Business Courts of the State of Texas in and for Harris County (or if the Business Courts of the State of Texas in and for Harris County do not have jurisdiction, the courts of the State of Texas in and for Harris County or the United States District Court located in Houston, Texas) and each Party hereby irrevocably consents to the exclusive jurisdiction in connection with any Dispute, litigation or proceeding arising out of this Agreement or any of the transactions contemplated thereby. All Disputes between or among the Parties to this Agreement and the transactions contemplated hereby shall have exclusive jurisdiction and venue only in the Business Courts of the State of Texas in and for Harris County (or if the Business Courts of the State of Texas in and for Harris County do not have jurisdiction, the courts of the State of Texas in and for Harris County or the United States District Court located in Houston, Texas). Each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any litigation or proceeding in the foregoing courts. Each Party agrees that any and all process directed to it in any such proceeding or litigation may be served upon it outside of the State of Texas in and for the Business Courts of the State of Texas in and for Harris County (or if the Business Courts of the State of Texas in and for Harris County do not have jurisdiction, the courts of the State of Texas in and for Harris County or the United States District Court located in Houston, Texas), with the same force and effect as if such service had been made within the State of Texas in and for the Business Courts of the State of Texas in and for Harris County (or if the Business Courts of the State of Texas in and for Harris County do not have jurisdiction, the courts of the State of Texas in and for Harris County or the United States District Court located in Houston, Texas). (b) To the extent that any Party or any of its Affiliates has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 14.3(a). Further, each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any litigation or proceeding in the foregoing courts. Each Party agrees that any and all process directed to it in any such proceeding or litigation may be served upon it outside of the State of Texas in and for the Business Courts of the State of Texas in and for Harris County (or if the Business Courts of the State of Texas in and for Harris County do not have jurisdiction, the courts of the State of Texas in and for Harris County or the United States District Court located in Houston, Texas), with the same force and effect as if such service had been made within the State of Texas in and for the Business Courts of the State of Texas in and for Harris County (or if the Business Courts of the State of Texas in and for Harris County do not have jurisdiction, the courts of the State of Texas in and for Harris County or the United States District Court located in Houston, Texas). (c) The Parties agree that a dispute under this Agreement may raise issues that are common with one or more of the other Transaction Documents or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and

116 interrelated or connected with issues raised in a related dispute, controversy, or claim between or among the Parties and their Affiliates. Accordingly, any Party to a new Dispute under this Agreement may elect in writing within fifteen (15) days after the initiation of a new Dispute to refer such new Dispute for resolution by the applicable court together with any existing Dispute arising under this Agreement, other Transaction Documents or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected. If the applicable court does not determine to consolidate such new Dispute with the existing Dispute within thirty (30) days of receipt of written request, then the new Dispute shall not be consolidated, and the resolution of the new Dispute shall proceed separately. (d) EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT. Section 14.4 Headings and Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit, or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Agreement. Each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. Section 14.5 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by the application of the express terms hereof by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of any Party or its respective officers, employees, agents or representatives, and no failure by any Party to exercise any of its rights under this Agreement, shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. Except as otherwise expressly provided herein, no waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein. The rights of each Party under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise by such Party of any other right. Section 14.6 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable, and should any terms or provisions, in whole or in part, be held

117 invalid, illegal or incapable of being enforced as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Section 14.7 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of Purchaser, each Seller and Company, and any transfer or delegation made without such consent shall be null and void ab initio. Unless expressly agreed to in writing by Purchaser, each Seller and Company, no permitted assignment of any Party’s rights or duties that is subject to the consent of Purchaser, each Seller and Company shall relieve or release the assigning Party from the performance of such Party’s rights or obligations hereunder, and such assigning Party shall be fully liable for the performance of all such rights and duties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Section 14.8 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 14.8. Section 14.9 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by each Seller, Company and Purchaser and expressly identified as an amendment or modification. Section 14.10 Relationship of Sellers. For the purposes of this Agreement, each of Silverback Exploration and Silverback Operating and any other Sellers are jointly and severally liable for all obligations and liabilities of each of Silverback Exploration, Silverback Operating and Sellers under this Agreement the other Transaction Documents. Section 14.11 No Third-Person Beneficiaries; Non-Recourse Persons Nothing in this Agreement shall entitle any Person other than Purchaser and Sellers to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 8.1, Section 8.10, Section 8.11, Article 13, and this Section 14.11, in each case, only to the extent such rights are exercised or pursued, if at all, by Sellers or Purchaser acting on behalf of such Person (which rights may be exercised in the sole discretion of the applicable Party hereunder), and except that REPX and its Affiliates are intended third party beneficiaries of and

118 may exercise, pursue and enforce the provisions of Section 8.10. Notwithstanding the foregoing: (i) the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person (including any Indemnified Person) and (ii) no Party hereunder shall have any direct liability to any permitted Third Party beneficiary, nor shall any permitted Third Party beneficiary have any right to exercise any rights hereunder for such Third Party beneficiary’s benefit except to the extent such rights are brought, exercised and administered by a Party hereto in accordance with Section 13.4(b). Notwithstanding the foregoing, each Non-Recourse Person shall be deemed a Third Party beneficiary of the provisions set forth in Section 13.1, and this Section 14.11, each of which shall be enforceable by such Non-Recourse Person. (b) Notwithstanding anything in this Agreement to the contrary, this Agreement may only be enforced against Purchaser and Sellers and each of their respective successors and permitted assigns. All disputes, controversies, claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, may be made only against Purchaser and Sellers and each of their respective successors and permitted assigns, and then only with respect to the specific obligations set forth herein or therein with respect to such Party. No past, present or future officer, director, member, partner, manager, equity holder, incorporator, employee, agent, attorney, representative, Affiliate or financing source of any Party hereto (including any Person negotiating or executing this Agreement on behalf of a Party hereto and including EnCap Investments, LP and its Affiliated funds, and the foregoing Persons’ respective past, present or future officers, directors, members, partners, managers, equity holders, incorporators, employees, agents, attorneys, representatives, Affiliates (other than any of the Parties hereto) or financing sources) (each, a “Non-Recourse Person”), in such capacity, will have any liability or obligation with respect to this Agreement or with respect to any Damage, suit, legal or administrative proceeding, claim, demand, loss, cost, obligation, liability, interest, charge, or cause of action (whether in contract, tort or otherwise), and each Party hereby waives, releases, remises and forever discharges any liabilities, suits, legal or administrative proceedings, claims, demands, losses, costs, obligations, liabilities, interests, charges, or causes of action whatsoever, in law or in equity, known or unknown, against each Non-Recourse Person of the Other Party which that arise out of or relate to this Agreement or the transactions contemplated hereby, or the negotiation, execution, or performance of this Agreement (including a representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 14.11. Section 14.12 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PERSON SHALL BE ENTITLED TO LOST PROFITS, DIMINUTION IN VALUE, LOSS OF BUSINESS OPPORTUNITY, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF PURCHASER, COMPANY AND SELLERS, FOR ITSELF AND ON BEHALF OF THEIR RESPECTIVE MEMBERS OF

119 THE PURCHASER GROUP AND SELLER GROUP, RESPECTIVELY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO LOST PROFITS, DIMINUTION IN VALUE, LOSS OF BUSINESS OPPORTUNITY, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN LOST PROFITS, DIMINUTION IN VALUE, LOSS OF BUSINESS OPPORTUNITY, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES SUFFERED BY ANY THIRD PARTY FOR WHICH RESPONSIBILITY IS ALLOCATED AMONG THE PARTIES UNDER THE TERMS HEREOF. Section 14.13 Deceptive Trade Practices Act. Purchaser certifies that it is not a “consumer” within the meaning of the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, (as amended, the “DTPA”). Purchaser covenants, for itself and for and on behalf of any successor or assignee, that if the DTPA is applicable to this Agreement, (a) Purchaser is a “business consumer” as that term is defined in the DTPA, (b) AFTER CONSULTATION WITH ATTORNEYS OF PURCHASER’S OWN SELECTION, PURCHASER HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF PURCHASER’S RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO SELLERS AND SELLERS’ SUCCESSORS AND ASSIGNS AND (c) PURCHASER SHALL DEFEND AND INDEMNIFY THE SELLER GROUP FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY ANY MEMBER OF THE PURCHASER GROUP OR ANY OF THEIR SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. Section 14.14 Time of the Essence; Calculation of Time. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day. Section 14.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. Section 14.16 Sellers’ Representative. Each Seller has and does hereby irrevocably appoint Legacy Seller (the “Sellers’ Representative”) the agent and attorney-in-fact of each Seller for the purposes of acting in the name and stead of such Seller in: (a) giving and receiving all notices permitted or required by this Agreement; (b) acting on each Seller’s behalf (and on Company Group’s behalf prior to Closing) under any other covenant, agreement or provision of this Agreement which refers to or designates the Sellers’ Representative to so act; (c) the making of adjustments to the Unadjusted Purchase Price and, after the Closing, to the Adjusted Purchase Price; (d) the receiving of the Deposit, the Unadjusted Purchase Price and any adjustments to the Unadjusted Purchase Price in favor of the Sellers and any other payments due the Seller under this

120 Agreement; (e) the allocating, and distributing of the Deposit, the Unadjusted Purchase Price, adjustments to the Unadjusted Purchase Price and any other payments due the Sellers; and (f) entering into agreements with Purchaser as to any amendments to this Agreement which the Sellers’ Representative may deem necessary or advisable, including but not limited to the extension of time in which to consummate the transactions contemplated by this Agreement, and the waiver of any closing conditions. Section 14.17 Certain Waivers. Purchaser and Company agree, on their own behalf and on behalf of the other members of Purchaser Group (including the Company Group following Closing), that, following the Closing, Vinson & Elkins LLP may serve as counsel to any Seller and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any dispute arising out of or relating to this Agreement and the transactions contemplated hereby, notwithstanding any representation by Vinson & Elkins LLP of the Company Group prior to the Closing Date. Purchaser, on behalf of itself and the other members of the Purchaser Group (including the Company Group after the Closing) hereby (a) consents to Vinson & Elkins LLP’s representation of any Seller or its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby (the “Subject Representation”), (b) waives any claim it has or may have that Vinson & Elkins LLP has a conflict of interest or is otherwise prohibited from engaging in such Subject Representation based on its representation of the Company Group prior to the Closing and (c) agrees that, in the event that a dispute arises between Purchaser, the Company Group or any of their respective Affiliates, on the one hand, and any Seller and/or its Affiliates, on the other hand, none of Purchaser, the Company Group or any of their respective Affiliates will object to Vinson & Elkins LLP representing any Seller and/or its Affiliates in such dispute due to the interests of any Seller and its Affiliates being directly adverse to Purchaser, the Company Group or any of their respective Affiliates or due to Vinson & Elkins LLP having represented the Company Group in a matter substantially related to such dispute. Purchaser further agrees that, as to all communications among Vinson & Elkins LLP, the Company Group, any Seller or their respective Affiliates and Representatives prior to the Closing that relate in any way to the Subject Representation, the attorney-client privilege belongs, to the extent such privilege exists, to Seller and its Affiliates and may be controlled by any Seller and each of its Affiliates and will not, with respect to such privileged communications, pass to or be claimed by Purchaser, the Company Group or any of their respective Affiliates. To the extent that Purchaser, the Company Group or any of their respective Affiliates has or maintains any ownership of the privilege with respect to these communications, they agree, except as may be required by applicable Law, not to waive or to attempt to waive the privilege without the express written approval of the applicable Seller. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser, any member of the Company Group and a Third Party (other than a Seller and its Affiliates) or any Governmental Authority after the Closing, any member of the Company Group may assert the attorney-client privilege against such Third Party to prevent disclosure of confidential communications by or with Vinson & Elkins LLP. [Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date. SELLERS: Silverback Legacy, LLC By: /s/ John Zimmerman_______________ Name: John Zimmerman Title: Chief Executive Officer Silverback Blocker, LLC By: /s/ John Zimmerman_______________ Name: John Zimmerman Title: Chief Executive Officer COMPANY: Silverback Exploration II, LLC By: /s/ John Zimmerman_______________ Name: John Zimmerman Title: Chief Executive Officer

SCHEDULES PURCHASER: Riley Exploration – Permian, LLC By: /s/ Philip Riley _______________ Name: Philip Riley Title: Chief Financial Officer, EVP of Strategy